UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Newmont Mining Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Newmont Proxy Statement 2016

Annual Meeting of Stockholders

The Annual Meeting of Stockholders of

Newmont Mining Corporation will be held at:

Hotel du Pont

11th and Market Streets

Wilmington, Delaware 19801

On Wednesday, April 20, 2016

At 11:00 a.m., local time

Newmont Mining Corporation 6363 South Fiddler’s Green Circle Greenwood Village, Colorado 80111 USA

Notice of 2016 Annual Meeting of Stockholders

March 3, 2016

The Annual Meeting of Stockholders of Newmont Mining Corporation will be held on Wednesday, April 20, 2016 at 11:00 a.m., local time, at Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, to:

1.	Elect Directors;

2.	Ratify the Audit Committee’s appointment of Ernst & Young LLP as Newmont’s independent registered public accounting firm for 2016;

3.	Approve, on an advisory basis, the compensation of the Named Executive Officers; and

4.	Transact such other business that may properly come before the meeting.

Record	Date: February 23, 2016

Under the Securities and Exchange Commission rules, we have elected to use the Internet for delivery of Annual Meeting materials to our stockholders, enabling us to provide them with the information they need while lowering the costs of delivery and reducing the environmental impact associated with our Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. If you are unable to attend, please promptly vote your shares by telephone or Internet or by signing, dating and returning the enclosed proxy card at your earliest convenience. Voting by the Internet or telephone is fast, convenient, and enables your vote to be immediately confirmed and tabulated, which helps Newmont reduce postage and proxy tabulation costs. Your vote is important so that your shares will be represented and voted at the Annual Meeting even if you cannot attend.

By Order of the Board of Directors,	Scan this QR code to view digital versions of our Proxy Statement and 2015 Annual Report.

STEPHEN P. GOTTESFELD
Executive Vice President and General Counsel

You can vote in one of four ways:

Visit the website listed on your proxy card to vote VIA THE INTERNET

Call the telephone number on your proxy card to vote BY TELEPHONE

Sign, date and return your proxy card in the enclosed envelope to vote BY MAIL

Attend the meeting to vote IN PERSON

Our Notice of Meeting, Proxy Statement and Annual Report are available at www.envisionreports.com/nem

Newmont Mining Corporation 2016 Proxy Statement   •  i

PROXY STATEMENT

General Information

This Proxy Statement is furnished to the stockholders of Newmont Mining Corporation (“Newmont,” the “Company” or “we”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) to be voted at the Company’s 2016 Annual Meeting of Stockholders to be held on Wednesday, April 20, 2016 (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of 2016 Annual Meeting of Stockholders. The Proxy Statement, proxy card and 2015 Annual Report to Stockholders are being made available to stockholders on or about March 3, 2016.

Notice of Internet Availability of Proxy Materials.

On or about March 9, 2016, we will furnish a Notice of Internet Availability of Proxy Materials (“Notice”) to most of our stockholders containing instructions on how to access the proxy materials and to vote online. In addition, instructions on how to request a printed copy of these materials may be found on the Notice. For more information on voting your stock, please see “Voting Your Shares” below. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important no matter the extent of your holdings.

Stockholders Entitled to Vote.

The holders of record of common stock of Newmont, par value $1.60 per share, at the close of business on February 23, 2016 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, there were 529,161,509 shares outstanding.

Voting Your Shares.	Newmont Common Stock. Each share of common stock that you own entitles you to one vote. Your Notice or proxy card shows the number of shares of common stock that you own. You may elect to vote in one of the following methods:

By Mail - If you have received or requested a paper copy of the proxy materials, please date and sign the proxy card and return it promptly in the accompanying envelope.

By Internet - If you received a Notice of Internet Availability of Proxy Materials, you can access our proxy materials and vote online. Instructions to vote online are provided in the Notice.

By Telephone - You may vote your shares by calling the telephone number specified on your proxy card. You will need to follow the instructions on your proxy card and the voice prompts.

In Person - You may attend the Annual Meeting and vote in person. We will give you a ballot when you arrive. If your stock is held in the name of your broker, bank or another nominee (a “Nominee”), then you must present a proxy from that Nominee in order to verify that the Nominee has not already voted your shares on your behalf.

Newmont Mining Corporation 2016 Proxy Statement   •  1

If you hold Newmont Common Stock at your Broker - If your shares are held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice or proxy materials, as applicable, are being forwarded to you by that organization. Your Voting Instruction Form from Broadridge or your Notice provides information on how to vote your shares. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters such as ratification of auditors but cannot vote on “non-routine” matters, which now include matters such as votes for the Election of Directors proposal and the Say-on-Pay proposal. Thus, if the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Quorum, Tabulation and Broker Non-Votes and Abstentions.

Quorum. The holders of a majority of the outstanding shares of capital stock of the Company entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. For purposes of determining the presence of a quorum, “shares of capital stock of the Company” include all shares of common stock entitled to vote at the Annual Meeting.

Tabulating Votes and Voting Results. Votes at the Annual Meeting will be tabulated by one or more inspectors of election who will be appointed by the Chair of the meeting and who will not be candidates for election to the Board of Directors. The inspectors of election will treat shares of capital stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

Broker Non-Votes and Abstentions. Abstentions and “broker non-votes” as to particular matters are counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders (except with respect to the Election of Directors, where abstentions are excluded), whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Except with respect to the Election of Directors, where abstentions are excluded, abstentions have the same effect as votes against proposals presented to stockholders. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

As such, please be reminded that if you hold your shares in “street name” it is critical that you cast your vote if you want it to count in the Election of Directors (Proposal 1). If you hold your shares in “street name” and you do not instruct your bank or broker how to vote in the Election of Directors, no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal 2). They will not have discretion to vote uninstructed shares on the advisory vote to approve named executive officer compensation (Proposal 3).

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Votes Required to Approve the Proposals.	Proposal	Vote Required
	Election of Directors	Majority of votes cast for the Nominees

	Ratification of independent registered public accounting firm for 2016	Majority of stock present in person or by proxy and entitled to vote

	Approve, on an advisory basis, the compensation of the Named Executive Officers	Non-binding advisory vote — majority of stock present in person or by proxy and entitled to vote

Election of Directors. Brokers, banks and other financial institutions can no longer vote your stock on your behalf for the Election of Directors if you have not provided instructions on your voting instruction form, by telephone or by Internet. For your vote to be counted, you must submit your voting instructions to your broker or custodian.

Ratify Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2016. The affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, at the Annual Meeting is required to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal.

Advisory Say-On-Pay Vote. Because the vote on Compensation of the Named Executive Officers is advisory in nature, it will not: (1) affect any compensation already paid or awarded to any Named Executive Officer, (2) be binding on or overrule any decisions by the Board of Directors, (3) create or imply any additional fiduciary duty on the part of the Board of Directors, and (4) restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian.

Other Items. If any other items are presented at the Annual Meeting, they must receive an affirmative vote of a majority of the shares present and entitled to vote, in person or by proxy, in order to be approved.

Revocation of Proxy or Voting Instruction Form.

Revocation of Newmont Common Stock Proxy or Voting Instruction Form. A stockholder who executes a proxy or Voting Instruction Form (“VIF”) may revoke it by delivering to the Secretary of the Company, at any time before the proxies are voted, a written notice of revocation bearing a later date than the proxy or VIF, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). A stockholder also may substitute another person in place of those persons presently named as proxies. Written notice revoking or revising a proxy should be sent to the attention of the Corporate Secretary (attention: Logan Hennessey), Newmont Mining Corporation, at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA.

Solicitation Costs.	The cost of preparing and mailing the Notice, requests for proxy materials, and the cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. The Notice will be furnished to the holders of the Company’s common stock on or about March 9, 2016. In addition, solicitation of proxies and Voting Instruction Forms may be made by certain officers and employees of the Company by mail, telephone or in person. The Company has retained Okapi Partners LLC to aid in the solicitation of brokers, banks, intermediaries and other

Newmont Mining Corporation 2016 Proxy Statement   •  3

institutional holders for a fee of $15,000. The Company also will reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of common stock.

Notes to Participants in Newmont Employee Retirement Savings Plans.

Participants in the Retirement Savings Plan of Newmont and Retirement Savings Plan for Hourly-Rated Employees of Newmont. If you are a participant in the Retirement Savings Plan of Newmont or Retirement Savings Plan for Hourly-Rated Employees of Newmont (the “401(k) Plans”) and hold the Company’s common stock under either of the 401(k) Plans, the shares of Newmont common stock which are held for you under the 401(k) Plans may be voted through the proxy card accompanying this mailing. The 401(k) Plans are administered by Fidelity Investments, as trustee. The trustee, as the stockholder of record of the Company’s common stock held in the plans, will vote the shares held for you in accordance with the directions you provide. If you do not vote your shares by 11:59 p.m. Eastern time on April 15, 2016, the trustee will not vote your common shares in the 401(k) Plans.

Stockholder Proposals for the 2017 Annual Meeting of Stockholders.	For a stockholder proposal to be included in the proxy statement and form of proxy for the 2017 Annual Meeting, the proposal must have been received by us at our principal executive offices no later than November 9, 2016. Proposals should be sent to the attention of the Corporate Secretary of the Company (attention: Logan Hennessey) at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA. Proposals must conform to and include the information required by SEC Rule 14a-8. We are not required to include in our proxy statement and form of proxy a stockholder proposal that was received after that date or that otherwise fails to meet the requirements for stockholder proposals established by Securities and Exchange Commission (“SEC”) regulations.

Our Board recently amended our By-Laws to permit a stockholder (or a group of no more than 20 stockholders) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our By-Laws, to submit Director nominees (up to the greater of 2 Directors or 20% of the Board) for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements set forth in our By-Laws. Notice of Director nominees submitted under these By-law provisions must be received by the Corporate Secretary of the Company (attention: Logan Hennessey) at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA by no earlier than October 10, 2016, and no later than November 9, 2016. Notice must include the information required by our By-Laws, which are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

In addition, under our By-Laws, stockholders not using proxy access in connection with Director nominations must give advance notice of nominations for Directors or other business to be addressed at the 2017 Annual Meeting and such notice must be received at the principal executive offices of the Company no later than the close of business on February 19, 2017, and not earlier than the close of business on January 20, 2017. The advance notice must be delivered to the attention of the Corporate Secretary of the Company (attention: Logan Hennessey) at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA. Notice must include the information required by our By-Laws.

Voting Results.	The results of the voting at the Annual Meeting will be reported on Form 8-K and filed with the Securities and Exchange Commission within four business days after the end of the meeting.

4  •  Newmont Mining Corporation 2016 Proxy Statement

Proposal No. 1 — Election of Directors

Voting for Directors. If you hold your Newmont stock through a broker, bank or other financial institution, your Newmont stock will not be voted on your behalf on the Election of Directors unless you complete and return the Voting Instruction Form or follow the instructions provided to you to vote your stock via telephone or the Internet. If you do not instruct your broker, bank or other financial institution how to vote, your votes will be counted as “broker non-votes” and your shares will not be represented in the Election of Directors vote at the Annual Meeting.

Majority Vote Standard for the Election of Directors. Our By-Laws provide that in an uncontested election each Director will be elected by a vote of the majority of the votes cast, which means the number of votes cast “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election. Votes cast shall include votes to withhold authority, but shall exclude abstentions. Votes will not be deemed cast if no authority or direction is given.

If a nominee for Director does not receive the vote of at least a majority of votes cast at the Annual Meeting, it is the policy of the Board of Directors that the Director must tender his or her resignation to the Board. In such a case, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the tendered resignation, or whether other action should be taken, taking into account all of the facts and circumstances. The Director who has tendered his or her resignation will not take part in the deliberations. For additional information, our Corporate Governance Guidelines are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

Director Skills and Qualifications. In addition to meeting the minimum qualifications set out by the Board of Directors under “Director Nomination Process and Review of Director Nominees,” on page 16, each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas, including board service, corporate governance, compensation, executive management, private equity, finance, mining, operations, manufacturing, marketing, government, international business and health, safety, environmental and social responsibility. The unique background, skills and qualifications that led the Board of Directors and the Corporate Governance and Nominating Committee to the conclusion that each of the nominees should serve as a Director for Newmont are set forth in the “Nominees” section below.

The Board of Directors recommends that the stockholders vote “FOR” all of the following nominees.

Nominees. Each of the ten persons named below is a nominee for election as a Director at the Annual Meeting for a term of one year or until his/her successor is elected and qualified. Unless authority is withheld, the proxies will be voted for the election of such nominees. All such nominees are currently serving as Directors of the Company and were elected to the Board of Directors at the last Annual Meeting except for Gregory H. Boyce and Julio M. Quintana, who were elected to the Board of Directors on October 27, 2015. If any such nominees cannot be a candidate for election at the Annual Meeting, then the proxies will be voted either for a substitute nominee designated by the Board of Directors or for the election of only the remaining nominees.

Newmont Mining Corporation 2016 Proxy Statement   •  5

The following sets forth information as to each nominee for election, including his or her age (as of the Record Date), and background (including his or her principal occupation during the past five years, current directorships and directorships held during at least the past five years, and skills and qualifications):

Director Since: 2015 Independent Board Committees: Safety and Sustainability

GREGORY H. BOYCE

Gregory H. Boyce, 61, Retired Executive Chairman of Peabody Energy Corporation from 2007 to 2015. Mr. Boyce joined Peabody in 2003 as Chief Operating Officer, and served as Chief Executive Officer from 2006 to 2015. Prior to his service with Peabody, Mr. Boyce served in various executive roles with Rio Tinto Group from 1989 to 2003.

Director Qualifications:

•    CEO/Executive Management Skills — Experience as former President and Chief Executive Officer of Peabody Energy Corporation and other executive management positions noted above.

•    Operational and Industry Expertise — Over 38 years of experience in the global energy and mining industries. Past Chair of the Coal Industry Advisory Board, past member of the National Coal Council, and past Chairman of the National Mining Association. Member of the Advisory Council of the University of Arizona’s Department of Mining and Geological Engineering, and the School of Engineering and Applied Science National Council at Washington University. Awarded a Bachelor’s Degree in Mining Engineering from the University of Arizona and completed the Advanced Management Program from the Graduate School of Business at Harvard University.

•   Health, Safety, Environmental and Social Responsibility Experience — Experience managing matters related to regulatory, policy and social responsibility in executive roles, as well as during service on ESR committees of both Marathon Oil and Monsanto Company. Member of the Board of Trustees of Washington University of St. Louis and past member of Civic Progress in St. Louis.

•   International Experience — Extensive senior executive experience working with multinational energy and mining operations, including with Peabody Energy Corporation and Rio Tinto plc (an international natural resource company) as Chief Executive Officer – Energy. Prior to his service with Rio Tinto, Mr. Boyce worked for over 10 years in various operational roles of increasing responsibility with Kennecott, a global natural resources company. Current service on the Board of Monsanto Company, a multinational agrochemical and agricultural biotechnology company.

•   Compensation Expertise — Experience serving as a Chair of Marathon Oil’s Compensation Committee. Participation in compensation, benefits and related decisions in senior executive roles.

Board Experience:

Service on the Company’s Board of Directors since October 2015, as well as on the boards of several other companies, including as Executive Chairman of Peabody Energy Company from 2007 to 2015 and as a director from 2005 to 2015; Marathon Oil Corporation from 2008 to present and Monsanto Company from April 2013 to present.

6  •  Newmont Mining Corporation 2016 Proxy Statement

Director Since: 2011 Independent Board Committees: Audit

BRUCE R. BROOK

Bruce R. Brook, 60, currently serves as Chairman for Programmed Group and as a Director for CSL Limited. He served as a Director of Boart Longyear from 2007 to 2015. In addition, Mr. Brook retired in 2012 after six years of service as a member of the Financial Reporting Council in Australia, an agency of the Australian Commonwealth which oversees the work of the Accounting Standards Board and the Auditing Standards Board, and advises the Australian Government on matters relating to corporate regulation. In 2013 Mr. Brook was appointed to the Director Advisory Panel of the Australian Securities and Investment Commission, the Australian Corporate Regulator.

Director Qualifications:

•   Financial Expertise — Prior service as the Chairman of the Audit Committee of Lihir Gold Limited and as Chief Financial Officer of WMC Resources Limited, Deputy CFO of ANZ Banking Group Limited, Group Chief Accountant of Pacific Dunlop Limited, and General Manager, Group Accounting positions at CRA Limited and Pasminco Limited. Former Chairman of the Audit Committee of Boart Longyear Limited and current Chairman of the Audit and Risk Management Committee of CSL Limited. Former member of the Financial Reporting Council, an agency of the Australian Commonwealth, which oversees the work of the Accounting Standards Board and the Auditing Standards Board, and advises the Australian Government on matters relating to corporate regulation.

•   International Experience — Extensive international experience as a director of multiple international companies, including Boart Longyear Limited, Programmed Group and CSL Limited.

•   Operational and Industry Expertise — Experience as a Director of Lihir Gold Limited, Energy Developments Limited and Consolidated Minerals Limited. Currently serves as a Director of Deep Exploration Technologies Cooperative Research Centre, a collaborative research program researching safer, more advanced and more cost effective geological exploration and drilling methods.

Board Experience:

Service on the Company’s Board of Directors since 2011, as well as on the boards of several companies, including CSL Limited, and as Chairman of Programmed Group. Former Director and Chairman of the Audit Committees of Boart Longyear Limited, Lihir Gold Limited, Consolidated Minerals Limited, Energy Developments Limited and Snowy Hydro Limited and former independent Chairman of Energy Developments Limited.

Newmont Mining Corporation 2016 Proxy Statement   •  7

Director since: 2012 Independent Board Committees: Audit

J. KOFI BUCKNOR

J. Kofi Bucknor, 60, CEO of J. Kofi Bucknor & Associates, a Ghanaian corporate finance advisory and propriety investing firm established in 2000. Former Treasurer of the African Development Bank, former Executive Director, Lehman Brothers, former Managing Director of CAL Merchant Bank, Ghana, former Chairman of Ghana’s Investment Advisory Committee and former Chairman of the Ghana Stock Exchange. Mr. Bucknor’s interests in Ghana include investments in fishing and oil services. Managing Partner of Kingdom Africa Management (and its’ predecessor Kingdom Zephyr Africa Management), a private equity fund manager from 2003 to present.

Director Qualifications:

•   CEO/Executive Management Skills — Experience as CEO of J. Kofi Bucknor & Associates since 2000; Treasurer, African Development Bank 1986 – 1994; Executive Director, Corporate Finance with Lehman Brothers International, London from 1994 – 1997; Managing Director of CAL Merchant Bank, Ghana, from 1997 – 2000; Managing Partner of Kingdom Africa Management from 2003 — present; and other executive management positions.

•   Financial Expertise — Over 30 years of international banking experience including as managing partner of two private equity funds in Africa. Member of the Commonwealth Secretary General’s Special Advisory Panel on the 1996 Asian Financial Crisis, former Chairman of the Ghana Stock Exchange, former Treasurer, African Development Bank, former Executive Director of Lehman Brothers and former Managing Director of CAL Merchant Bank.

•   International Experience — Extensive senior executive experience in global banking and treasury management as noted above, as well as service on the boards of National Investment Bank (Ghana), Saham Assurances Limited (Morocco), Mixta Africa (Spain), ARM (Nigeria), Ecobank Transnational Corporation and Letshego (Botswana). Service on boards in Ghana, Botswana, Morocco, Spain and Nigeria.

•   Operational and Industry Expertise — Experience with multinational mining operations including as a former Director of Ashanti Goldfields Corporation and as a member of the International Advisory Board of Normandy Mining Corporation. Served as a Director of Chirano Gold Mines. Former Chairman of Ghana’s Investment Advisory Committee established to advise on the management of Ghana’s oil reserves.

Board Experience:

Service on the Company’s Board of Directors since 2012, as well as on the boards of several companies, including ARM (Nigeria), Saham Assurances Limited (Morocco) and Consolidated Infrastructure Group (South Africa). Formerly served as a Director of Chirano Gold Mines, Ashanti Goldfields Corporation, National Investment Bank (Ghana), Ecobank Transnational Corporation, and NMCLetshego (Botswana).

8  •  Newmont Mining Corporation 2016 Proxy Statement

Director since: 2000 Independent Chair Board Committees: Corporate Governance and Nominating (Chair) Leadership Development and Compensation

VINCENT A. CALARCO

Vincent A. Calarco, 73, Non-Executive Chairman of Newmont Mining Corporation from 2008 to present. Former Chairman of Crompton Corporation (now known as Chemtura Corporation), a specialty chemical company, having served in that position from 1996 to 2004. President and Chief Executive Officer thereof from 1985 to 2004.

Director Qualifications:

•   CEO/Executive Management Skills — Experience as Chairman, President and Chief Executive Officer of Crompton Corporation and Non-Executive Chairman of Newmont.

•   Financial Expertise — Experience serving on the Company’s Audit Committee and as the Chairman of the Audit Committee of the Board of Directors of Consolidated Edison of New York. Extensive financial oversight experience in senior management roles.

•    International Experience — Extensive senior executive experience working with multinational operations at Crompton Corporation, which has global manufacturing facilities on five continents and conducts business in over 120 countries, as well as experience establishing inter-industry relationships and negotiating product safety regulations as Chairman of several domestic and international chemical industry trade associations.

•    Operational and Industry Expertise — Extensive experience in the chemical industry, a process industry with similar operating characteristics and issues, and prior service on the Board of Directors of a copper mining company, Asarco Corporation.

•   Compensation Expertise — Participation in compensation, benefits and related decisions in senior executive roles and service as a member of the Company’s Leadership Development and Compensation Committee.

Board Experience:

Service on the Company’s Board of Directors since 2000, as well as on the boards of several other companies, including as a current director of Consolidated Edison, Inc., and prior service as a director at Asarco Corporation.

Newmont Mining Corporation 2016 Proxy Statement   •  9

Director since: 2007 Independent Board Committees: Leadership Development and Compensation Safety and Sustainability (Chair)

JOSEPH A. CARRABBA

Joseph A. Carrabba, 63, Retired Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc., formerly Cleveland-Cliffs Inc., from May 2007 to November 2013. Served as Cliffs Natural Resources Inc.’s President and Chief Executive Officer from 2006 to 2007 and as President and Chief Operating Officer from 2005 to 2006. Previously served as President and Chief Operating Officer of Diavik Diamond Mines, Inc. from 2003 to 2005.

Director Qualifications:

•   CEO/Executive Management Skills — Experience as former Chairman, President and Chief Executive Officer of Cliffs Natural Resources Inc. and other executive management positions noted above.

•   Financial Expertise — Extensive financial management experience in senior executive roles.

•   Operational and Industry Expertise — Operational experience in the mining industry, including as former President and Chief Operating Officer of Cliffs Natural Resources Inc., former President and Chief Operating Officer of Diavik Diamond Mines, Inc. and former General Manager of Weipa Bauxite Operation of Comalco Aluminum. Awarded a Bachelor’s Degree in Geology from Capital University and a MBA from Frostburg State University.

•   International Experience — Extensive senior executive experience working with multinational mining operations, including with Cliffs Natural Resources Inc., which has operations in North America, Australia, Latin America and Asia.

•    Health, Safety, Environmental and Social Responsibility Experience — Experience serving on the Company’s Operations and Safety Committee and the Environmental and Social Responsibility Committee and current Chair of the Company’s Safety and Sustainability Committee. Current service on the Safety Committee of Aecon.

•    Compensation Expertise — Experience serving as a member of the Company’s Leadership Development and Compensation Committee. Participation in compensation, benefits and related decisions in senior executive roles. Current Chair of the Compensation Committee of KeyCorp and of NioCorp Developments Ltd.

Board Experience:

Service on the Company’s Board of Directors since 2007, as well as on the boards of several other companies, including as a current director of the following exchange listed companies KeyCorp, Aecon and Timken Steel. He is also a director of NioCorp Developments Ltd., a TSX:V listed company(1). Formerly served as a Director of Cliffs Natural Resources Inc. from 2006 through 2013.

(1)	Secondary exchange listed companies are exempted for purposes of the Company’s corporate governance guidelines related to director service on other boards due to the less onerous listing requirements and less burdensome time commitments. As such, Mr. Carrabba is not considered to serve on more than four boards for purposes of the Company’s guidelines. The Corporate Governance and Nominating Committee has considered his other commitments and determined that no conflict exists and that service on other boards does not negatively impact Mr. Carrabba’s attendance, participation or effectiveness.

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Director since: 2005 Independent Vice Chair Board Committees: Audit (Chair), Corporate Governance and Nominating

NOREEN DOYLE

Noreen Doyle, 66, Retired First Vice President of the European Bank for Reconstruction and Development (“EBRD”), having served in that position from 2001 to 2005, and in other executive positions with the EBRD since 1992. Currently serves as the Company’s independent Vice Chair of the Board of Directors.

Director Qualifications:

•    Financial Expertise — Extensive experience in banking and finance at Bankers Trust Company and at the EBRD, including experience as head of risk management and head of banking at EBRD. Experience serving on the Company’s Audit Committee, including as Chair, and the Audit Committees of QinetiQ Group plc, Rexam PLC, and Credit Suisse Group.

•    International Experience — Extensive senior executive experience working with businesses, global and local, and governments throughout Europe including eastern Europe and the former Soviet Union. Current service as the Chair of the BBA, a leading trade association for the UK banking sector with member banks with operations in 180 jurisdictions worldwide, and as a member of the U.K. Panel on Takeovers and Mergers.

•    Health, Safety, Environmental and Social Responsibility Experience — Experience at EBRD included specific focus on environmental specifications of projects and attention to the social dimensions of investment. Experience serving on the Company’s Environmental and Social Responsibility Committee.

•   Compensation Expertise — Served as Chair of the QinetiQ Remunerations committee; participated in compensation and benefits decisions as an executive at EBRD.

Board Experience:

Service on the Company’s Board of Directors since 2005, as well as on the boards of several other companies, including as the current Vice Chair and Lead Independent Director of the Board of Credit Suisse Group. Previous service as a director of QinetiQ plc and Rexam PLC and as a former member of advisory panels for Macquarie European Infrastructure Fund and Macquarie Russia and CIS Infrastructure Fund.

Newmont Mining Corporation 2016 Proxy Statement   •  11

Director since: 2013 Management— President and CEO

GARY J. GOLDBERG

Gary J. Goldberg, 57, was appointed President and Chief Executive Officer and joined Newmont’s Board of Directors on March 1, 2013. Previously, Mr. Goldberg served as President and Chief Operating Officer of Newmont Mining Corporation from July 2012 until March 1, 2013, and as Executive Vice President and Chief Operating Officer from December 2011 to July 2012.

Director Qualifications:

•   CEO/Executive Management Skills — Served as President and Chief Executive Officer of Rio Tinto Minerals 2006 – 2011; President and Chief Executive Officer of Rio Tinto Borax 2004 – 2006; Managing Director, Coal and Allied Industries Ltd. 2001 – 2004; President and Chief Executive Officer, Kennecott Energy 1999 – 2001; and other leadership roles in Rio Tinto’s coal, copper, industrial minerals and gold businesses.

•   Operational and Industry Expertise — More than 35 years of mining industry experience with senior executive oversight of operations, marketing, mergers and acquisitions, divestments, procurement, labor relations and regulatory issues. Served as Chairman of the United States National Mining Association from 2008 to 2010. Awarded Bachelor of Science degree in Mining Engineering from the University of Wisconsin-Platteville.

•   International Experience — Extensive senior executive experience with responsibility for businesses in Africa, Australia, Asia, Europe, North America and South America; served in senior executive roles based in Australia, the UK and the US.

•    Health, Safety, Environmental and Social Responsibility Experience — Formed and led the United States National Mining Association’s CEO Task Force on Safety; under his leadership Rio Tinto Borax was the first mining company to receive California Governor Schwarzenegger’s Environmental and Economic Leadership Award for sustainable practices; Director of California’s Climate Action Registry; appointed to the Australian Government’s Business Roundtable on Sustainable Development. 2013 recipient of the coveted Daniel C. Jackling Award, for his lifelong commitment to health and safety and his demonstrable progress at both Newmont and Rio Tinto towards achieving zero harm.

•    Financial Expertise — Extensive financial management experience in senior executive roles. Awarded MBA from the University of Utah.

Board Experience:

Former service as a director at Coal & Allied Industries Ltd. and Rio Tinto Zimbabwe.

12  •  Newmont Mining Corporation 2016 Proxy Statement

Director since: 2005 Independent Board Committees: Leadership Development and Compensation (Chair) Corporate Governance and Nominating

VERONICA M. HAGEN

Veronica M. Hagen, 70, Chief Executive Officer of Polymer Group, Inc. from April 2007 through August 2013. President and Chief Executive Officer of Sappi Fine Paper North America from 2004 to 2007. Executive positions with Alcoa, Inc. from 1998 to 2004, including Vice President and Chief Customer Officer from 2003 to 2004 and President, Alcoa Engineered Products from 2001 to 2003.

Director Qualifications:

•   CEO/Executive Management Skills — Experience as former President and Chief Executive Officer of Polymer Group, Inc., and former President and Chief Executive Officer of Sappi Fine Paper North America.

•   Industry and Operational Expertise — Extensive mining industry experience, including in executive positions with Alcoa, Inc., an international aluminum producer, for over 8 years, including as former Vice President and Chief Customer Officer and former President, Alcoa Engineered Products.

•    International Experience — Extensive senior executive experience including former Chief Executive Officer of Polymer Group Inc., a company operating manufacturing facilities in nine countries.

•    Health, Safety, Environmental and Social Responsibility Experience — Experience serving on the Company’s Safety and Sustainability Committee, formerly the Operations and Safety Committee, and prior experience on the Environmental and Social Responsibility Committee.

•   Compensation Expertise — Experience serving as a member of the Company’s Compensation Committee and current Chair of the Leadership Development and Compensation Committee. Past Chair of Southern Company Compensation and Management Succession Committee. Participation in compensation, benefits and related decisions in senior executive roles.

Board Experience:

Service on the Company’s Board of Directors since 2005, as well as on the boards of several other companies, including as current Lead Director of Southern Company and current director of American Water Works Company, Inc. Former director of Jacuzzi Brands, Inc.

Newmont Mining Corporation 2016 Proxy Statement   •  13

Director since: 2011 Independent Board Committees: Safety and Sustainability

JANE NELSON

Jane Nelson, 55, Founding Director of the Corporate Social Responsibility Initiative at Harvard Kennedy School, and a nonresident senior fellow at the Brookings Institution. A former senior associate of the Programme for Sustainability Leadership at Cambridge University and former Director at the International Business Leaders Forum from 1993 to 2009, and a senior advisor until 2013.

Director Qualifications:

•    International Experience — Former director at the International Business Leaders Forum, previously worked in the office of the United Nations Secretary-General, and for the World Business Council for Sustainable Development in Africa, for FUNDES in Latin America, and as a Vice President at Citibank working in Asia, Europe and the Middle East. Service on the Economic Advisory Board of the International Finance Corporation (IFC) and the Leadership Council of the Initiative for Global Development.

•   Health, Safety, Environmental and Social Responsibility Expertise — Director of Harvard Kennedy School’s Corporate Social Responsibility Initiative. One of the five track leaders for the Clinton Global Initiative in 2009, leading the track on Developing Human Capital. Served on advisory committees to over 45 global corporations, non-governmental organizations and government bodies since 1992. Current service on the Company’s Safety and Sustainability Committee.

•    Academic Experience — Director, Corporate Social Responsibility Initiative and adjunct lecturer in Public Policy, Harvard Kennedy School. Former faculty, Corporate Social Responsibility executive education program, Harvard Business School. Nonresident senior fellow at the Brookings Institution and a former senior associate at Cambridge University’s Programme for Sustainability Leadership. Author of five books, including the Academy of Management’s 2015 Best Book Award in Social Issues in Management division, and over 80 publications on the topics of corporate responsibility, sustainability and international development.

•    Industry Expertise — Service on ExxonMobil’s External Citizenship Advisory Panel; GE’s Sustainability Advisory Council; Independent Advisory Panel, International Council on Mining and Metals Resource Endowment initiative; former external adviser to World Bank Group on social impacts in mining, oil and gas sector.

Board Experience:

Service on the Company’s Board of Directors since 2011. Currently serves on the Boards of Directors of the following non-public entities: the Abraaj Group, FSG, and Chevron’s Niger Delta Partnership Initiative Foundation. Prior service on the Boards of Directors of SITA (now SUEZ Environment) and the World Environment Center.

14  •  Newmont Mining Corporation 2016 Proxy Statement

Director Since: 2015 Independent Board Committees: Audit

JULIO M. QUINTANA

Julio M. Quintana, 56, Retired President and Chief Executive Officer of Tesco Corporation from September 2005 to December 2014 and as a Director from September 2004 to May 2015. Served as Tesco’s Executive Vice President and Chief Operating Officer from 2004 to 2005. Served in various executive roles for Schlumberger Technology Corporation from 1999 to 2004. Prior to Schlumberger, Mr. Quintana spent nearly 20 years in the oil and gas exploration and production business in various operational roles for Unocal Corporation.

Director Qualifications:

•    CEO/Executive Management Skills — Experience as former President and Chief Executive Officer of Tesco Corporation, a public company listed on NASDAQ, and other executive management positions noted above.

•    Operational and Industry Expertise — Over 35 years of experience in various aspects of the oil and gas exploration and production industry, including strong experience in upstream operations, a deep understanding of drilling and asset management technologies as former President and Chief Executive Officer and as Executive Vice President and Chief Operating Officer of Tesco Corporation, former Vice President of Exploitation of Schlumberger and as a current director of SM Energy since 2006. Awarded a Bachelor’s Degree in Mechanical Engineering from University of Southern California, Los Angeles.

•    International Experience — Extensive senior executive experience working with multinational drilling and exploration operations, including with Tesco Corporation. Drove the Latin America business for Schlumberger. Prior to Schlumberger, worked for almost 20 years in various operational roles for Unocal Corporation, a global petroleum exploration company.

•    Financial Experience— Extensive financial management experience in senior executive roles and as a member of the Audit Committee for SM Energy.

•    Compensation Expertise — Experience serving as a member of SM Energy’s Compensation Committee. Participation in compensation, benefits and related decisions in senior executive, public company roles.

Board Experience:

Service on the Company’s Board of Directors since October 2015, as well as on the boards of several other companies, including as a current director of SM Energy Company since 2006. Formerly served as a Director of Tesco Corporation from 2004 through 2015.

The Board of Directors recommends a vote FOR election of each of the above-named nominees.

Newmont Mining Corporation 2016 Proxy Statement   •  15

Director Nomination Process and Review of Director Nominees. We have established a process for identifying and nominating Director candidates that has resulted in the election of a highly-qualified and dedicated Board of Directors. The following is an outline of the process for nomination of candidates for election to the Board: (a) the Chief Executive Officer, the Corporate Governance and Nominating Committee or other members of the Board of Directors identify the need to add new Board members, with careful consideration of the mix of qualifications, skills and experience represented on the Board of Directors; (b) the Chair of the Corporate Governance and Nominating Committee coordinates the search for qualified candidates with input from management and other Board members; (c) the Corporate Governance and Nominating Committee engages a candidate search firm to assist in identifying potential nominees, if it deems such engagement necessary and appropriate; (d) selected members of management and the Board of Directors interview prospective candidates; and (e) the Corporate Governance and Nominating Committee recommends a nominee and seeks full Board endorsement of the selected candidate, based on its judgment as to which candidate will best serve the interests of Newmont’s stockholders.

The Board of Directors has determined that Directors should possess the following minimum qualifications: (a) the highest personal and professional ethics, integrity and values; (b) commitment to representing the long-term interest of the stockholders; (c) broad experience at the policy-making level in business, government, education, technology or public interest; and (d) sufficient time to effectively fulfill duties as a Board member. The Board will endeavor to recommend qualified individuals who provide the mix of Director characteristics and diverse experiences, perspectives and skills appropriate for the Company. The Corporate Governance and Nominating Committee would consider any candidates submitted by stockholders on the same basis as any other candidate. Any stockholder proposing a nomination should submit such candidate’s name, along with curriculum vitae or other summary of qualifications, experience and skills to the Corporate Secretary, Newmont Mining Corporation, 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA (attention: Logan Hennessey).

Newmont considers skills, diversity and age in deciding on nominees. The Corporate Governance and Nominating Committee considers a broad range of diversity, including diversity in terms of professional experience, skills and background, as well as diversity of domicile, nationality, race and gender, when evaluating candidates. We consider this through discussions at the Corporate Governance and Nominating Committee meetings. In evaluating a Director candidate, the Corporate Governance and Nominating Committee considers factors that are in the best interests of the Company and its stockholders.

Independence of Directors. The Board affirmatively determines the independence of each Director and each nominee for election as Director. For each individual deemed to be independent, the Board has determined (a) that there is no relationship with the Company, or (b) the relationship is immaterial. The Board has considered the independence standards of the New York Stock Exchange and adopted the categorical independence standards described below.

The Board has determined that the relationships that fall within the standards described in its independence standards are categorically immaterial. As such, provided that no law, rule or regulation precludes a determination of independence, the following relationships are not considered to be material relationships with the Company for purposes of assessing independence: service as an officer, executive director, employee or trustee or greater than five percent beneficial ownership in: (i) a supplier of goods or services to the Company if the annual sales to the Company are less than $1 million or two percent of the gross revenues or sales of the supplier, whichever is greater; (ii) a lender to the Company if the total amount of the Company’s indebtedness is less than one percent of the total consolidated assets of the lender; (iii) a charitable organization if the total amount of the Company’s total annual charitable contributions to the organization is less than $1 million or two percent of that organization’s total annual gross receipts (excluding any amounts received through the Company’s employee matching program for charitable contributions), whichever is greater; or (iv) any relationship arising out of a transaction, or series of transactions, in which the amount involved is less than $120,000 in aggregate during the last three years. For the avoidance of doubt, the foregoing is intended to identify certain (but not all) relationships which are not considered material relationships for purposes of assessing independence. Any relationships falling outside of those categories are not necessarily deemed material, rather they will be specifically considered by the Corporate Governance and Nominating Committee and the Board in connection with individual independence determinations.

In making its independence determinations, the Board considered the circumstances described below.

Mr. Brook is a director of Programmed Group, which provides certain staffing to the Company. The relationship with Programmed Group was carefully considered by the Corporate Governance and Nominating Committee and

16  •  Newmont Mining Corporation 2016 Proxy Statement

the Board. Given that the relationship arises only as a result of Mr. Brooks’ position as an independent outside director and that no other financial, personal or other relationship exists that might influence a reasonable person’s objectivity, the Corporate Governance and Nominating Committee and the Board determined that the relationship is not material for independence purposes.

Mr. Boyce serves on the advisory board for the University of Arizona’s Lowell Institute for Mineral Resources. Mr. Boyce is not an employee of the Lowell Institute and the advisory board is not compensated for such service. His appointment was in no way related to Newmont’s donations or involvement. The Company donated approximately $280,000 to the Lowell Mineral Institute in its 2015 fiscal year. The Company’s donation reflects its strong interest in promoting technological mining research and advancing the sustainable development of mineral resources. The Board of Directors has considered these circumstances and determined that the donation does not constitute a material relationship with the Company that would affect independence, and that no financial, personal or other relationship exists that might influence a reasonable person’s objectivity.

Based on the foregoing analysis, the Board determined that the following Directors are independent:

Gregory H. Boyce	Vincent A. Calarco	Veronica M. Hagen
Bruce R. Brook	Joseph A. Carrabba	Jane Nelson
J. Kofi Bucknor	Noreen Doyle	Julio M. Quintana

In addition, based on these standards, the Board has affirmatively determined that Gary J. Goldberg is not independent because he is President and Chief Executive Officer of the Company.

Stock Ownership of Directors and Executive Officers. As of February 23, 2016, the Directors and executive officers of the Company as a group beneficially owned, in the aggregate, 1,182,407 shares of the Company’s outstanding capital stock, constituting, in the aggregate, less than 1% of the Company’s outstanding capital stock.

No Director or executive officer (a) beneficially owned more than 1% of the outstanding shares of the Company’s common stock or (b) shares voting power in excess of 1% of the voting power of the outstanding capital stock of the Company. Each Director and executive officer has sole voting power and dispositive power with respect to all shares beneficially owned by them, except as set forth below.

Newmont Mining Corporation 2016 Proxy Statement   •  17

The following table sets forth the beneficial ownership of common stock as of February 23, 2016, held by (a) each then current Director and nominee; (b) the Chief Executive Officer, the Chief Financial Officer and each of the other highly compensated executive officers (the “Named Executive Officers”); and (c) all then current Directors and executive officers as a group. The address for each of the named individuals below is c/o Newmont Mining Corporation, 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA.

Name of Beneficial Owner	Common Stock(1)	Restricted Stock, Restricted Stock Units and Director Stock Units(2)(3)	401(k) Plan(4)	Option Shares(5)	Beneficial Ownership Total
Non-Employee Directors
Gregory H. Boyce	—	7,722	—	—	7,722
Bruce R. Brook	20,212	—	—	—	20,212
J. Kofi Bucknor	18,662	—	—	—	18,662
Vincent A. Calarco	4,686	32,659	—	—	37,345
Joseph A. Carrabba	—	30,165	—	—	30,165
Noreen Doyle	—	32,480	—	—	32,480
Veronica M. Hagen	—	32,480	—	—	32,480
Jane Nelson	—	20,212	—	—	20,212
Julio M. Quintana	—	7,722	—	—	7,722
Named Executive Officers
Gary Goldberg(6)	145,424	61,181	524	—	207,129
Laurie Brlas	17,661	22,695	—	—	40,356
Randy Engel	111,740	20,406	4,108	143,345	279,599
Stephen Gottesfeld	47,671	15,227	1,597	76,260	140,755
Chris Robison	91,350	31,739	375	—	123,464
All Directors and executive officers as a group, including those named above (18 persons)(7)	569,332	361,569	7,901	243,605	1,182,407

(1)

Represents shares of the Company’s common stock held, or which the officer has the right to acquire within 60 days after February 23, 2016, pursuant to Performance Leveraged Stock Units (“PSUs”). PSUs are awards granted by the Company and payable, subject to performance and vesting requirements, as set forth more fully below in the CD&A, in shares of the Company’s common stock. Shares underlying PSUs vesting within 60 days after February 23, 2016, for which the performance measurements have been met, are included in this column as follows: Gary Goldberg, 63,648; Randy Engel, 21,138; Stephen Gottesfeld, 5,329; Chris Robison, 43,653; and all executive officers as a group, 170,375.

(2)

For 2015, director stock units (“DSUs”) were awarded to all non-employee Directors under the 2013 Stock Incentive Compensation Plan, except Messrs. Brook and Bucknor elected to receive shares of the Company’s common stock. The DSUs represent the right to receive shares of common stock and are immediately fully vested and non-forfeitable. The holders of DSUs do not have the right to vote the underlying shares; however, the DSUs accrue dividend equivalents, which are paid at the time the common shares are issued. Upon retirement from the Board of Directors, the holder of DSUs is entitled to receive one share of common stock for each DSU. The amounts noted in this column for non-employee Directors represent DSUs.

(3)

Restricted Stock Units (“RSUs”) of the Company’s common stock granted prior to April 24, 2013, were awarded under the Company’s 2005 Stock Incentive Plan and RSUs and Strategic Stock Units (“SSUs”) of the Company’s common stock granted after April 24, 2013, are awarded under the Company’s 2013 Stock Incentive Plan. The RSUs do not have voting rights, and are subject to forfeiture risk and other restrictions. The RSUs accrue dividend equivalents, which are paid at the time the units vest and common stock is issued. Shares underlying SSUs granted in the form of RSUs vesting within 60 days after February 23, 2016, for which the performance metrics have been met, are included in this column as follows: Gary Goldberg, 37,268; Laurie Brlas, 11,282; Randy Engel, 12,374; Stephen Gottesfeld, 9,358; and all executive officers as a group, 92,107. Shares underlying RSUs vesting within 60 days after February 23, 2016, are included in this column as follows: Gary Goldberg, 23,913; Laurie Brlas, 11,413; Randy Engel, 8,032; Stephen Gottesfeld, 5,869; Chris Robison, 31,739; and all executive officers as a group, 106,022. This column does not include RSUs that vest more than 60 days after February 23, 2016.

18  •  Newmont Mining Corporation 2016 Proxy Statement

(4)

Includes equivalent shares of the Company’s common stock held by the trustee in the Company’s 401(k) Plans for each participant as of the January 31, 2016, plan statement date and is based on the Company’s estimation of the share value correlated with the number of units in the fund. Each participant in such plan has the right to instruct the trustee as to how the participant’s shares should be voted.

(5)	Includes shares of the Company’s common stock that the executive officers have the right to acquire through stock option exercises within 60 days after February 23, 2016.

(6)	Mr. Goldberg’s ownership includes 10,000 shares held in the Gary J and Beth A Goldberg Revocable Trust.

(7)	Includes only the beneficial ownership of those persons serving as directors and executive officers as of February 23, 2016.

Stock Ownership of Certain Beneficial Owners. The following table sets forth information with respect to each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities. The share information contained herein is based solely on investor filings with the SEC pursuant to Section 13(d) of the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class
BlackRock, Inc.	Common Stock	(1)	10.1%
55 East 52nd Street
New York, NY 10055
The Vanguard Group Inc.	Common Stock	(2)	8.46%
100 Vanguard Blvd.
Malvern, PA 19355
State Street Corporation	Common Stock	(3)	5.0%
State Street Financial Center, One Lincoln Street
Boston, MA 02111

(1)

As reported on Schedule 13G/A as filed on January 8, 2016, as of December 31, 2015, BlackRock, Inc. and its subsidiaries beneficially owned 53,619,829 shares, had sole voting power of 47,304,403 shares and sole dispositive power of 53,619,829 shares of Newmont common stock.

(2)

As reported on Schedule 13G/A as filed on February 11, 2016, as of December 31, 2015, The Vanguard Group and its subsidiaries beneficially owned 44,808,351 shares, had sole voting power of 959,392 shares and sole dispositive power of 43,779,426 shares of Newmont common stock.

(3)

As reported on Schedule 13G as filed on February 16, 2016, as of December 31, 2015, State Street and its subsidiaries beneficially owned 26,474,553 shares, had shared voting and shared dispositive power over all 26,474,553 shares of Newmont common stock.

Director Compensation. The annual compensation for non-employee Directors for their service on the Board of Directors for each of 2015 and 2016 is set forth below:

Annual Retainer:	$115,000 for each Director
$25,000 for the Chair of the Audit Committee
$12,000 for each Audit Committee Member
$20,000 for the Chair of the Leadership Development and Compensation Committee
$12,000 for each Leadership Development and Compensation Committee Member
$15,000 for the Chair of the Corporate Governance and Nominating Committee
$10,000 for each Corporate Governance and Nominating Committee Member
$15,000 for the Chair of the Safety and Sustainability Committee
$10,000 for each Safety and Sustainability Committee Member
$300,000 for the Non-Executive Chair of the Board
Stock Award:	$150,000 of common stock or director stock units each year under the 2013 Stock Incentive Plan. The fair market value is determined on the first business day following election by the Board or re-election at the Company’s Annual Meeting, or as soon as administratively possible.

Newmont Mining Corporation 2016 Proxy Statement   •  19

The following table summarizes the total compensation paid to or earned by the Company’s non-employee Directors during 2015:

2015 Director Compensation

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)(3)	Total ($)
Gregory H. Boyce	$22,418	$150,000	–0–	$172,418
Bruce R. Brook	$127,000	$150,000	$3,000	$280,000
J. Kofi Bucknor	$127,000	$150,000	–0–	$277,000
Vincent A. Calarco	$452,000	$150,000	–0–	$602,000
Joseph A. Carrabba	$152,000	$150,000	–0–	$302,000
Noreen Doyle	$162,000	$150,000	$5,000	$317,000
Veronica M. Hagen	$151,505	$150,000	–0–	$301,505
Jane Nelson	$125,000	$150,000	–0–	$275,000
Donald C. Roth(4)	$45,885	–0–	$82,329	$128,214
Julio M. Quintana	$22,777	$150,000	–0–	$172,777

(1)	Mr. Goldberg, the only Director who is also an employee, receives no additional compensation for his service on the Board. His compensation is shown in the Summary Compensation Table.

(2)

For 2015, all non-employee Directors elected to receive $150,000 in the form of director stock units (“DSUs”), except Messrs. Brook and Bucknor who elected to receive their awards in the form of the Company’s common stock. The amounts set forth next to each award represent the aggregate grant date fair value of such award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”) which was the average of the high and low sales price on the date of grant, which was April 23, 2015 of $23.215 for Messrs. Brook, Bucknor, Calarco and Carrabba, and Mmes. Doyle, Hagen and Nelson; and was October 28, 2015 of $19.425 for Messrs. Boyce and Quintana. There are no other assumptions made in the valuation of the stock awards.

(3)

The amount shown as All Other Compensation represents contributions made under the Company’s charitable Matching Gifts Program. Non-Employee Directors are eligible to participate in the Company’s Matching Gifts Program on the same basis as employees, pursuant to which the Company will match dollar-for-dollar, contributions to qualified tax-exempt organizations, not more than $5,000 per eligible donor per calendar year.

(4)

Mr. Roth retired from the Board effective as of April 22, 2015. The amount shown as All Other Compensation represents accrued dividends paid to Mr. Roth in connection with the shares of common stock underlying the 26,198 director stock units awarded to Mr. Roth from 2005 to 2014 pursuant to the Company’s director compensation program.

Outstanding Awards. The following table shows outstanding equity compensation for all non-employee Directors of the Company as of December 31, 2015, calculated with the closing price of $17.99:

	Stock Awards
Name	Aggregate Director Stock Units Outstanding (#)	Market Value of Outstanding Director Stock Units ($)
Gregory H. Boyce	7,722	$138,919
Bruce R. Brook(1)	—	—
J. Kofi Bucknor(1)	—	—
Vincent A. Calarco	32,659	$587,535
Joseph A. Carrabba	30,165	$542,668
Noreen Doyle	32,480	$584,315
Veronica M. Hagen	32,480	$584,315
Jane Nelson	20,212	$363,614
Julio M. Quintana	7,722	$138,919

(1)

In 2015, Messrs. Brook and Bucknor elected to receive their director equity awards in the form of common stock rather than in the form of DSUs, which amount is included in the Common Stock column of the Stock Ownership of Directors and Executive Officers Table set forth above. See footnote 2 to such table.

20  •  Newmont Mining Corporation 2016 Proxy Statement

Share Ownership Guidelines. All Directors are encouraged to have a significant long-term financial interest in the Company. To encourage alignment of the interests of the Directors and the stockholders, each Director is expected to beneficially own shares of common stock (or hold director stock units) of the Company having a market value of five times the annual cash retainer payable under the Company’s Director compensation policy. Directors elected before January 1, 2011, are expected to meet this requirement. Directors elected after January 1, 2011, are expected to meet this requirement within five years of becoming a Director. Taking into consideration the volatility of the stock market, the impact of gold, copper and other commodity price fluctuations on the Company’s share price and the long-term nature of the ownership guidelines, it would be inappropriate to require Directors to increase their holdings because of a temporary decrease in the price of the Company’s shares. As such, once the guideline is achieved, future fluctuations in price are not deemed to affect compliance. Specifically, if a decline in the Company’s share price causes a Director’s failure to meet the guideline, the Director will not be required to purchase additional shares, but such Director will refrain from selling any shares until the threshold has again been achieved. Compliance is evaluated on a once-per-year basis, as of December 31 of each year. As of December 31, 2015, all Directors either met the share ownership guidelines or fell within the exceptions to the guidelines.

Compensation Consultant. The Board of Directors engaged Pay Governance LLC during 2015 to assist in the evaluation of independent Director compensation. For executive compensation consulting services in 2015, the Board of Directors engaged Frederic W. Cook & Co. (“Cook & Co”). For a description of the executive compensation consulting services provided by Cook & Co to the Leadership Development and Compensation Committee of the Board of Directors, see page 40 of the Compensation Discussion and Analysis.

Newmont Mining Corporation 2016 Proxy Statement   •  21

Committees of the Board of Directors

and Attendance

Attendance at Meetings. During 2015, the Board of Directors held nine meetings and Committees of the Board held a total of 23 meetings. Overall attendance by incumbent Director nominees at such meetings was approximately 99%. Each incumbent Director attended 75% or more of the aggregate of all meetings of the Board of Directors and Committees of the Board of Directors on which he or she served. It is the policy and practice of the Company that nominees for election at the Annual Meeting of Stockholders attend the meeting. All of the Board members at the time of the 2015 Annual Meeting of Stockholders held on April 22, 2015, attended the meeting.

Board Committees. The Board of Directors has, in addition to other committees, Audit, Leadership Development and Compensation, Corporate Governance and Nominating, and Safety and Sustainability Committees. All members of these four Committees are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Each Committee functions under a written charter adopted by the Board, which are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/. The current members of these Committees and the number of meetings held in 2015 are shown in the following table:

Audit Committee Members(1)	Functions of the Committee	Meetings in 2015
Noreen Doyle, Chair Bruce R. Brook J. Kofi Bucknor Julio M. Quintana(2)	• assists the Board in its oversight of the integrity of the Company’s financial statements	7
	• assists the Board in its oversight of the Company’s compliance with legal and regulatory requirements and corporate policies and controls
	• provide oversight of the Company’s internal audit function
	• authority to retain and terminate the Company’s independent auditors
	• approve auditing services and related fees and pre-approve any non-audit services
	• responsible for confirming the independence and objectivity of the independent auditors
	• please refer to “Report of the Audit Committee” on page 82

Leadership Development and Compensation Committee Members(3)	Functions of the Committee	Meetings in 2015
Veronica M. Hagen, Chair Vincent A. Calarco Joseph A. Carrabba	• determines the components and compensation of the Company’s key employees, including its executive officers, subject to ratification by the full Board for CEO compensation	7
	• reviews plans for management development and senior executive succession
	• administers (determines) awards of stock based compensation, which for the CEO are subject to ratification by the full Board of Directors
	• please refer to “Report of the Leadership Development and Compensation Committee on Executive Compensation” and the “Compensation, Discussion and Analysis” beginning on pages 27 and 28, respectively

22  •  Newmont Mining Corporation 2016 Proxy Statement

Corporate Governance and Nominating Committee Members	Functions of the Committee	Meetings in 2015
Vincent A. Calarco, Chair Noreen Doyle Veronica M. Hagen	• proposes slates of Directors to be nominated for election or re-election	5
	• proposes slates of officers to be elected
	• conducts annual Board, Director peer and Committee evaluations
	• conducts evaluations of the performance of the Chief Executive Officer
	• responsible for recommending amount of Director compensation
	• advises Board of corporate governance issues

Safety and Sustainability Committee Members	Functions of the Committee	Meetings in 2015
Joseph A. Carrabba, Chair Gregory H. Boyce(4) Jane Nelson	• assists the Board in its oversight of safety issues	4

•    assists the Board in its oversight of sustainable development, environmental affairs, community relations, human rights, operational security and communications issues, including oversight of the Company’s Beyond the Mine Report

•    assists the Board in furtherance of its commitments to adoption of best practices in promotion of a healthy and safe work environment, and environmentally sound and socially responsible resource development

	• administers the Company’s policies, processes, standards and procedures designed to accomplish the Company’s goals and objectives relating to these issues

(1)

While all of the Audit Committee members are considered financially literate, the Board of Directors has determined that each of Noreen Doyle, Bruce R. Brook and J. Kofi Bucknor is an Audit Committee Financial Expert, as a result of his or her knowledge, abilities, education and experience.

(2) Julio M. Quintana was appointed to the Audit Committee following his election to the Board on October 27, 2015.

(3) The Compensation Committee and the Board recently determined to revise the name of the Committee title to Leadership Development and Compensation Committee to better reflect the charter and the leadership and talent reviews covered by the Committee.

(4) Gregory H. Boyce was appointed to the Safety and Sustainability Committee following his election to the Board on October 27, 2015.

Newmont Mining Corporation 2016 Proxy Statement   •  23

Corporate Governance

Corporate Governance Guidelines and Charters. The Company has adopted Corporate Governance Guidelines that outline important policies and practices regarding the governance of the Company. In addition, each of the committees has adopted a charter outlining responsibilities and operations. The Corporate Governance Guidelines and the charters are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

Board Leadership and Independent Chair. The Board of Directors selects the Chair of the Board in the manner and upon the criteria that it deems best for the Company at the time of selection. The Board of Directors does not have a prescribed policy on whether the roles of the Chair and Chief Executive Officer should be separate or combined. At all times, the Board of Directors has either a Non-Executive Chair or Lead Director of the Board, which Chair or Lead Director will meet the Company’s independence criteria and will be elected annually by the independent members of the Board of Directors.

Before 2008, the positions of Chair of the Board and Chief Executive Officer were held by a single person. Due to the potential efficiencies of having the Chief Executive Officer also serve in the role of Chair of the Board and the long tenure of the Chief Executive Officer, the Board of Directors determined that the interests of the Company and its stockholders were best served by the leadership and direction provided by a single person as Chair and Chief Executive Officer. In 2007, the Board of Directors considered a stockholder proposal included in the 2007 Proxy Statement regarding the separation of such roles. The Board agreed to separate the roles as of January 1, 2008, in response to the stockholder vote and the Board’s determination regarding what was in the best interest of the Company at such time. The Board will continue to evaluate whether this leadership structure is in the best interests of the stockholders on a regular basis.

In January 2008, the independent members of the Board of Directors elected Vincent A. Calarco as independent Non-Executive Chair of the Board in connection with the separation of Chair and Chief Executive Officer roles. Mr. Calarco has been re-elected each year since 2008 as Non-Executive Chair and currently acts in that role. The Non-Executive Chair presides at Independent Directors sessions scheduled at each regular Board meeting. The Non-Executive Chair serves as liaison between the Chief Executive Officer and the other Independent Directors, approves meeting agendas and schedules and notifies other members of the Board of Directors regarding any significant concerns of stockholders or interested parties of which he or she becomes aware. The Non-Executive Chair presides at stockholders meetings and provides advice and counsel to the Chief Executive Officer.

In July 2015, a Vice Chair role was created and Noreen Doyle was appointed to that role. In the interest of Board succession planning and leadership refreshment, in February 2016, the Board determined that Ms. Doyle will succeed Mr. Calarco in the role of independent Non-Executive Chair of the Board. Ms. Doyle’s appointment to the role of Chair will become effective on April 20, 2016, immediately following the Annual Meeting of Stockholders, subject to her re-election to the Board of Directors. Mr. Calarco will continue to serve as Chair until such time and is also standing for re-election as an independent director.

Board Oversight of Risk Management. The Board of Directors is engaged in company-wide risk management oversight. Directors are entitled to rely on management and the advice of the Company’s outside advisors and auditors, but must at all times have a reasonable basis for such reliance. The Board of Directors relies upon the Chief Executive Officer and Chief Financial Officer to supervise the risk management activities within the Company, each of whom may provide reports directly to the Board of Directors and certain Board Committees, as appropriate. The Company has a global Enterprise Risk Management (“ERM”) team, led by the Company’s Senior Vice President and Controller. The ERM team’s objectives include, but are not limited to, conducting the executive compensation risk assessment for purposes of reporting to the Leadership Development and Compensation Committee, as well as reporting on the ERM process and risk findings to the Audit Committee and the Safety and Sustainability Committee regularly, and to the full Board of Directors on at least an annual basis.

The Board of Directors also delegates certain risk oversight responsibilities to its Board Committees. For a description of the functions of the various Board Committees, see “Board Committees” above. For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company, the Audit Committee provides risk oversight with respect

24  •  Newmont Mining Corporation 2016 Proxy Statement

to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence, and the performance of the Company’s internal audit function. Additionally, the Leadership Development and Compensation Committee provides risk oversight with respect to the Company’s compensation program. For a discussion of the Leadership Development and Compensation Committee and Enterprise Risk Management team’s assessments of compensation-related risks, see “Compensation Discussion and Analysis — Executive Compensation Risk Assessment.” The Safety and Sustainability Committee provides oversight and direction with regard to environmental, social responsibility, community relations, human rights, operational security and safety risks.

Board, Committee & Director Assessment. In alignment with the Company’s Corporate Governance Guidelines, the Corporate Governance and Nominating Committee leads the Board in its annual review of the performance and effectiveness of the Board and each of its Committees.

The Company’s Board of Directors Self-Assessment process focuses on numerous aspects of corporate governance and performance of the Board’s duties and responsibilities. Among other topics, the related questionnaire focuses on: (i) the Board’s overall responsibilities and effectiveness; (ii) the structure and composition of the Board (including organization, size, operation, diversity and tenure policies); (iii) the Board culture (both in executive session, as well as in connection with management and advisors); (iv) oversight of the Company’s key issues, opportunities and risks; (v) the adequacy and quality of information provided to the Board; and (vi) the overall Board policies, processes and procedures. Additionally, on an annual basis, the Chair of each Committee of the Board leads his or her respective Committee in a self-assessment and charter review and related discussions.

The annual Director Peer Evaluation process is utilized as a tool to solicit confidential feedback from fellow members of the Board regarding individual director performance. The Chair and the Corporate Governance and Nominating Committee use these results in conjunction with the assessment of the skills and characteristics of Board members, as well as in connection with making recommendations to the Board regarding the slate of directors for inclusion in the Company’s Proxy Statement for election at the Annual Meeting of Stockholders.

Communications with Stockholders or Interested Parties. Any stockholder or interested party who desires to contact the Company’s Chair, the non-management directors as a group or the other members of the Board of Directors may do so by writing to the Corporate Secretary (attention: Logan Hennessey), Newmont Mining Corporation, at 6363 South Fiddler’s Green Circle, Greenwood Village, Colorado 80111 USA. Any such communication should state the number of shares owned, if applicable. The Secretary will forward to the Chair any such communication addressed to him, the non-employee Directors as a group or to the Board of Directors generally, and will forward such communication to other Board members, as appropriate, provided that such communication addresses a legitimate business issue. Any communication relating to accounting, auditing or fraud will be forwarded immediately to the Chair of the Audit Committee.

Proxy Access. Effective February 12, 2016, the Board amended and restated the Company’s By-Laws to implement a proxy access by-law, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three (3) years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two (2) members or 20% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws, which are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

Majority Voting Policy. The Company’s By-Laws require that in an uncontested election each Director will be elected by a vote of the majority of the votes cast, which means the number of votes cast “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election. Notwithstanding the foregoing, in the event of a “contested election” of the Directors (as defined in the Company’s By-Laws), Directors shall be elected by the vote of a plurality of the votes cast at any meeting for the Election of Directors at which a quorum is present. If a nominee for Director does not receive the vote of at least a majority of votes cast at an Annual Meeting, it is the policy of the Board of Directors that the Director must tender his or her resignation to the Board. In such a case, the Corporate Governance and Nominating Committee will make a recommendation to the Board, whether to accept or reject the tendered resignation, taking into account all of the facts and circumstances. The Director who has tendered his or her resignation will not take part in the deliberations. For additional information, our Corporate Governance Guidelines describing this policy are available on our website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

Newmont Mining Corporation 2016 Proxy Statement   •  25

Retirement Age. The Company’s retirement policy for non-employee Directors provides that, except at the request of the Board of Directors, no non-employee Director may stand for re-election to the Board after reaching age 75. As of December 31, 2015, the average age of members of our Board of Directors was approximately 62 and the average tenure of our Board of Directors was approximately 6.6 years.

Code of Conduct. Newmont’s Code of Conduct (the “Code”) publicly sets out the high standards of conduct expected of all of our Directors, employees and officers (including the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer and other persons performing financial reporting functions), as well as by our partners, vendors and contractors when they are working with us or on our behalf. The Code, which has been adopted by Newmont’s Board of Directors, sets out Newmont’s basic standards for ethical and legal behavior. The Code is available on our website at http://www.newmont.com/about-us/governance-and-ethics/code-of-conduct-and-policies/. The Code is designed to deter wrongdoing and promote: (a) honest and ethical conduct; (b) full, fair, accurate, timely and understandable disclosures; (c) compliance with laws, rules and regulations; (d) prompt internal reporting of Code violations; and (e) accountability for adherence to the Code. Newmont will post on its website a description of any amendment to the Code and any waiver, including any implicit waiver, by Newmont of a provision of the Code to a Director or executive officer (including senior financial officers), the name of the person to whom the waiver was granted and the date of the waiver.

Related Person Transactions. The Board has adopted written policies and procedures for approving related person transactions. Any transaction with a related person, other than transactions available to all employees generally or involving aggregate amounts of less than $120,000, must be approved or ratified by the Audit Committee, the Leadership Development and Compensation Committee for compensation matters, or disinterested members of the Board. The policies apply to all executive officers, Directors and their family members and entities in which any of these individuals has a substantial ownership interest or control.

26  •  Newmont Mining Corporation 2016 Proxy Statement

Report of the Leadership Development and Compensation Committee on Executive Compensation

The Leadership Development and Compensation Committee of the Board of Directors (the “LDCC”) is composed entirely of Directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The LDCC has adopted a Charter that describes its responsibilities in detail, and the LDCC and Board review and assess the adequacy of the Charter on a regular basis. The LDCC has the responsibility of taking the leadership role with respect to the Board’s responsibilities relating to compensation of the Company’s key employees, including the Chief Executive Officer, the Chief Financial Officer and the other executive officers. Additional information about the LDCC’s role in corporate governance can be found in the LDCC’s Charter, available on the Company’s website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

The LDCC has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the LDCC has recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Submitted by the following members of the LDCC of the Board of Directors:

Veronica M. Hagen, Chair

Vincent A. Calarco

Joseph A. Carrabba

Newmont Mining Corporation 2016 Proxy Statement   •  27

Compensation Discussion

and Analysis

Our Compensation Discussion and Analysis (“CD&A”) describes Newmont’s executive compensation programs and compensation decisions in 2015 for our Named Executive Officers (“Officers”), who for 2015 includes:

Name	Title
Gary Goldberg	President and Chief Executive Officer
Laurie Brlas	Executive Vice President and Chief Financial Officer
Randy Engel	Executive Vice President, Strategic Development
Stephen Gottesfeld	Executive Vice President and General Counsel
Chris Robison	Executive Vice President and Chief Operating Officer

Page

Table of Contents: • Executive Summary: Provides the highlights of the Company’s business performance, executive compensation structure and the alignment of pay and performance, as well as foundational executive compensation practices	29
Overview of 2015 Company Performance and CEO Compensation	29
Company Overview and Summary of Results	30
Compensation Framework	31
Summary of 2015 CEO Compensation	34
LDCC matters: Say on Pay and Shareholder Engagement	35
Key 2015 LDCC Actions	36
Foundational Executive Compensation Practices	37
• Philosophy and Principles: Overview of the compensation philosophy and principles for executive compensation at Newmont	39
• Components of Total Compensation: Provides details of the components of executive pay, how they are structured and why they are used	40
• 2015 Compensation: Provides the details regarding 2015 pay and incentive programs	45
• “Realizable” Compensation for 2015: This table is provided as a supplement to assist stockholders with understanding the incentive compensation awarded or granted to executives as of December 31, 2015	61
• Looking Ahead to 2016: Provides a summary of executive compensation program changes planned for 2016	61
• Post-Employment Compensation: Provides information on separation and retirement policies	62
• Other Policies and Considerations: Provides information on other policies, governance, risk and related items	63

28  •  Newmont Mining Corporation 2016 Proxy Statement

Executive Summary

OVERVIEW OF 2015 COMPANY PERFORMANCE AND CEO COMPENSATION

In 2015, Newmont continued delivering our strategy by building on our leading safety and sustainability performance, implementing programs to drive profitability and generate robust free cash flow, and strengthening our balance sheet for sustainability, growth and ability to return cash to shareholders. This focus resulted in strong operational results in 2015 and a Total Shareholder Return (TSR) in the top quartile of the gold sector and above gold price performance. This is reflected in the pay of Newmont’s CEO; the following table illustrates the relationship between business performance, alignment with shareholder returns and CEO realizable incentive pay in 2015:

1.	Based on Newmont’s stock price as of December 31, 2015.

SUMMARY OF THREE-YEAR CEO PAY AND TOTAL SHAREHOLDER RETURN – 2013-2015

The following summary of Newmont’s total CEO compensation for the prior three years reflects the relationship of “realizable” compensation with the Company’s performance, as measured by three-year TSR. While Newmont’s three-year TSR has decreased 59%, total “realizable” compensation has declined as well and is approximately 73% of the “reported” compensation for the same period.

Total Granted Pay: Salary + target bonus + grant date fair value of all equity awards during the prior three years

Total Reported Pay: Sum of compensation as reported in the Summary Compensation Table for the prior three years excluding the change in pension value and all other compensation

Total Realizable Pay: We believe this provides the most valid measure of incentive compensation at a point in time as it reflects the actual end-of-year compensation value as: Salary + actual bonus + intrinsic value1 of performance stock programs

(1) “Intrinsic value” is calculated using the closing stock price on December 31, 2015 ($17.99). Based on actual performance of outstanding performance awards if known, or estimated performance.

Note: Three-year compensation is based on pay for Mr. Goldberg for 2013-2015. Mr. Goldberg’s 2013 CEO salary was annualized for the analysis to more accurately reflect CEO pay since he assumed the role on March 1, 2013.

Newmont Mining Corporation 2016 Proxy Statement   •  29

COMPANY OVERVIEW

Newmont is one of the world’s largest gold producers and is the only gold company included in the S&P 500 Index and Fortune 500. The Company has been included in the Dow Jones Sustainability Index-World for nine consecutive years and has adopted the World Gold Council’s Conflict-Free Gold Policy. The Company is also engaged in the exploration for and acquisition of gold and copper properties. The Company has significant operations and/or assets in the United States, Australia, Peru, Indonesia, Ghana and Suriname.

Our purpose is to create value and improve lives through sustainable and responsible mining.

2015 MARKET AND INDUSTRY CONTEXT

The past four years have witnessed extraordinary volatility in the mining industry and for gold-focused companies in particular. Gold price has declined significantly since the end of 2011 and remained under pressure in 2015 largely related to macroeconomic forces, leading to a decline in gold price of 12% during 2015. Investor preference continued to trend away from commodity-based gold mining stocks towards potentially higher yields as gold price impacted cash generation and asset values, furthering the decline in gold industry market capitalization (share price). As a reflection of this, the HUI Gold Index, an index of companies involved in the mining of gold and a barometer for the industry, declined by approximately 32% in 2015.

While Newmont’s stock price is highly correlated with gold price and not immune to industry pressures, Newmont largely maintained its value in 2015, declining 4.8% for the year. Newmont significantly outperformed gold and key gold company indices in 2015 and total shareholder return (“TSR”) ended 2015 in the top quartile of our gold competitors. This share price performance was supported by the operational and strategic improvements realized during the year as summarized in the following sections.

Newmont’s performance (NEM) relative to gold price and the HUI Gold Index (HUI) are displayed in the following chart:

HOW NEWMONT HAS RESPONDED TO INDUSTRY CHALLENGES

We continued to build on the foundation established in 2013 taking the steps necessary to position the business for success in a constrained gold price environment. From 2013 through 2015, Newmont made significant changes in operations, corporate structure and asset portfolio. These changes led to our strong financial results and supported our relative stock price performance as shown above.

We have been focused on providing sustainable efficiency, productivity and cost improvements and expect to deliver significant cost and cash savings improvement initiatives. One of the programs we launched in 2013, and continued to progress in 2015 to achieve these improvements, is the Full Potential program (“Full Potential”). Full Potential is designed to leverage our industry experience and discipline to accelerate the delivery of business improvement opportunities across our operations and support areas, resulting in improved levels of operating cash flow.

30  •  Newmont Mining Corporation 2016 Proxy Statement

Increasing efficiencies and decreasing costs are a key component to improving our performance, yet we also realize sustaining performance over the long-term requires a focus on growth. Through our efficiency gains and additional work in optimizing our asset base, we were able to build a stronger balance sheet enabling us to repay debt, invest in higher margin projects (new operations), complete an accretive acquisition and continue to return cash to shareholders through our dividend.

2015 BUSINESS RESULTS — OPERATING PERFORMANCE HIGHLIGHTS

Based on the actions as noted above, in 2015 Newmont achieved the following:

Financial and Operating Results:

•  Achieved adjusted net income[1] of $507 million; GAAP net income attributable to shareholders from continuing operations of $193 million

• Increased consolidated Adjusted EBITDA[1] of $2.7 billion, a 29% increase year-over-year

•  Generated strong gains in free cash flow of $756 million, more than doubled 2014 free cash flow[1], strengthening our balance sheet to support sustaining operations, future growth and returning cash to shareholders through our dividend of which we paid $52 million in 2015

•  Significantly improved gold All In Sustaining Costs[1] (“operating costs”) by 10% year-over-year

•  Achieved gold production at the high end of guidance and above 2014 results, producing 5.04 million ounces on a attributable basis

Safety, Sustainability and Growth Results:

•  Maintained status as a leader in safety; achieved lowest injury rates in Newmont’s history and among the best safety results in the International Council on Mining and Metals (ICMM)

•  Industry leading performance in sustainability; named mining sector sustainability leader in the Dow Jones Sustainability Index (DJSI)

•  Strengthened our asset portfolio with the accretive acquisition of Cripple Creek and Victor mine in Colorado and divesture of non-core assets

•  Progressed key growth projects in the U.S. and Suriname providing increased future production capability

•  Maintained an investment grade balance sheet and reduced net debt by 19% year-over-year, supporting our sustainable and profitable growth objectives

(1)     Non-GAAP measure. For a reconciliation to the nearest GAAP measure, see Annex A.

COMPENSATION FRAMEWORK — BALANCING EXECUTIVE COMPENSATION IN THE COMMODITIES INDUSTRY

Our stock price is heavily influenced by gold, copper and other commodity prices, which are in turn primarily driven by macroeconomic factors that are outside of the Company’s control. Since our stock price is significantly influenced by these external factors, Newmont’s compensation program is designed to focus management’s efforts and reward for results in areas where they have the most influence on driving business performance, as well as to motivate and retain leadership through various economic and commodity price cycles. We believe this approach aligns the incentive structure with business elements that support providing long-term performance gains for our stockholders.

Newmont Mining Corporation 2016 Proxy Statement   •  31

To promote long-term performance and sustainability as well as manage risk, the Company utilizes a comprehensive performance-based compensation structure with an appropriate balance of operational, financial and share price incentives based on:

Annual and Long-Term Performance	Operating, Financial and Market Performance

Absolute and Relative Performance	Company and Individual Performance

While providing incentives for performance, the design of our program is intended to mitigate excessive risk taking by executives. Our LDCC believes that the mix and structure of compensation as described in this CD&A strike an appropriate balance to promote sustained performance without motivating or rewarding excessive risk. (See “Executive Compensation Risk Assessment” in the “Other Policies and Considerations” section of this CD&A for additional information on our risk analysis.)

2015 PAY FOR PERFORMANCE STRUCTURE

Company results on operational, financial and relative stockholder return measures (the “incentive measures”) have a direct link to our incentive compensation plans. We believe our incentive measures are key drivers for business results, support sustained long-term performance, and promote stockholder alignment as shown in our executive compensation structure below.

Newmont’s Executive Compensation Structure— Portfolio of Leadership Measures (percentages reflect mix of target compensation for the CEO)

SUMMARY OF 2015 INCENTIVE MEASURES, COMPANY PERFORMANCE AND RESULTING COMPENSATION

The Company had strong 2015 operating performance which resulted in an above-target Corporate Performance Bonus. We believe that if we are able to execute on the key measures in the short-term, long-term results will follow. Noting the exceptional gold price and mining industry volatility over the past four years, performance for the long-term market measures was below target and resulted in payouts that are, as designed, below the target values for each long-term program.

32  •  Newmont Mining Corporation 2016 Proxy Statement

As our leadership is responsible for long-term performance aligned with stockholder interests, our compensation is substantially weighted to long-term results. With this, incentive compensation value for the year measured as of December 31, 2015 was below target at approximately 72.9% of target value as noted below:

The above chart and table represent an average of Named Executive Officer (NEO) incentive pay (excludes salary).

(1)	Percent of total target incentive pay; based on NEO incentive mix with the exception of Mr. Robison, who was not eligible for a PSU award in 2013 and has therefore been excluded from the table.

(2)	Includes actual Personal Bonus paid to each NEO for 2015 based on the achievement of their personal objectives.

(3)	Granted shares included, vest over 3 years; realizable value determined using the closing stock price as of Dec. 31, 2015 was $17.99; grant date stock price was $25.555.

Details of each measure and corresponding performance are provided in the following table:

Newmont’s Incentive Plans	Incentive Plan Measure(s)	Corporate Metric / Goal Supported	Newmont Performance vs. Target	Resulting Compensation	Realizable Value
Annual Operating Measures
Corporate Performance Bonus (CPB)	Safety	Core Value; Safe Operations	Above Target, but downward adjusted[1]	Above Target	142.6% of Target
	CPB EBITDA	Profitability	Below Target	Below Target
	Cash Sustaining Cost	Expense	Exceeded Cost Reduction Target	Above Target
	Project Execution	Future Production/ Revenue	Above Target	Above Target
	Reserves	Assets; Future Revenue	Above Target	Above Target
	Resources	Assets; Future Revenue	Above Target	Above Target
Personal Objectives[2]	Key Annual Objectives	Portfolio mgt., Operations, Leadership	Above Target	Above Target	135.9% of Target
Long-term Market (Stock) Based Measures
Performance-Leveraged Stock[3,4] Units (Performance-based Long-term Incentive)	Stock Price	Stock Price Performance	Plan Performance Below Target at 37.4%	Below target	Below Target Value[3] 32%
	Total Stockholder Return vs. Peers	Stock Price Performance plus Dividends vs. Peers	Above Target – 91st percentile adding 50% to Plan Performance	Above target

Restricted Stock Units (Time-based Long-term Incentive)	Stock Price	Stock Price Performance	Below Target	Below Target due to stock price decline	Below Target Value[4] 70.4%
(1)	While Newmont exceeded targets and year-over-year safety results, we experienced two fatalities in 2015. Based on this, the Total Reportable Injury Frequency Rate (“TRIFR”) measure was capped.

(2)

The Personal Bonus varies for each Officer based on their performance against stated goals; a summary of each Officer’s results and corresponding bonus award is provided in the section “2015 Compensation.”

(3)

Represents value as a percent of target value for the 2013-2015 performance period; includes plan performance of 87.4% of target shares (37.4% for stock price performance plus 50.0% for 91st percentile relative TSR performance) and decrease in stock price over the performance period.

(4)

Long-term incentive program results are based on program performance and change in stock price from the date of the award; resulting share payments are based on Newmont’s stock price value as of 12/31/15 of $17.99.

Newmont Mining Corporation 2016 Proxy Statement   •  33

Description of Above-Target Achievement for the Corporate Performance Bonus and Corresponding Bonus Plan Funding. The following table describes the above-target performance achieved in 2015 and the corresponding additional percentage of Corporate Performance Bonus plan funding above target. This is an additional point of review to ensure performance and pay are aligned, and that a return-on-investment (“ROI”) perspective is incorporated in our pay-for-performance review:

Performance Metric	2015 CPB Performance	Additional Bonus % Above Target	Additional Funding(1)		Return on Investment / Results of Above Target Performance
Safety	124.0%	4.8%	$2.2 M		Record low injury rate supported by actions taken on preventative/leading safety controls and procedures
CPB EBITDA	95.7%	-0.9%	($0.4 M	)	Result and corresponding bonus payout slightly below target; However, 23% above 2014(2) in declining gold price environment
Cash Sustaining Cost	184.3%	33.7%	$15.5 M		Over $500 Million decrease in cash sustaining cost
Project Execution	104.0%	0.4%	$0.2 M		Approx. $159M under budget; projects coming on-line at or ahead of original plans
Reserves	164.0%	3.2%	$1.5 M		Maintained asset base in a declining price environment to support long-term sustainability
Resources	128.9%	1.4%	$0.6 M

Total Result:	142.6%	42.6%	$19.6 M		Over $500M in benefit; $20M in bonus funding
(1)	Represents additional Company bonus funding above target for all employees; reflects corporate results applied to global population.

(2)	Comparing 2015 CPB EBITDA of $2,637M to 2014 SSU Adjusted EBITDA result of $2,147M.

SUMMARY OF 2015 CEO COMPENSATION

Based on Mr. Goldberg’s performance and in reviewing Mr. Goldberg’s market pay position (which was between the 25th and 50th percentile), the LDCC awarded Mr. Goldberg a 4% increase in target compensation for 2015 (Mr. Goldberg did not receive an increase in 2014). This resulted in a target compensation structure positioned at approximately the 50th percentile of the peer group. This overall target pay increase of 4% included a 7% increase in base salary and 2% increase in long-term incentive value. This approach was used to position Mr. Goldberg’s leveraged pay mix closer to peer group norms.

2015 Target Stock Compensation Value. With respect to the increase in target long-term incentive or stock value, the LDCC approved a total year-over-year increase of 2% or $125,000. While the Summary Compensation Table (provided after this CD&A) indicates an increase in year-over-year stock value of $3.87 million ($9.45 million for 2015, $5.59 million for 2014), this increase is largely due to the theoretical projected accounting value (or “Fair Value”) for the 2015 Performance-Leveraged Stock Unit (PSU) grant (payable in 2018) which resulted from the “Monte Carlo” simulation model (consistent with U.S. GAAP accounting standards for valuing performance stock awards). Due to the increase and volatility in Newmont’s stock price during the first quarter of 2015, the model projected a 2018 payout or performance result of 162% of target value. This theoretical value is the required amount to disclose in the Summary Compensation Table.

The following table is intended to clarify the decision by the LDCC in 2015, illustrating the value the LDCC utilized for the award versus the projected theoretical stock value provided in the Summary Compensation Table.

2015-2017 Performance Stock Unit Value Comparison		Price Used to Value the PSU Grant
	Target Shares Granted (vesting 2018 subject to performance)	Price Used to Determine Target Shares Granted (vesting 2018)	Newmont’s Stock Price on December 31, 2015	Fair Value per share Based on the “Monte Carlo” Projected Value [1]	Comparison of the Valuation Approaches for the PSU Award
Target Value as Awarded by the LDCC	182,058	$20.14			$3,666,648
“Realizable” Value as of December 31, 2015	182,058		$17.99		$3,275,223
2015 Fair Value (projected) in Accordance with Disclosure Requirements	182,058			$41.85	$7,619,127
(1)	In comparison, the 2014 Fair Value per share result from the Monte Carlo simulation was $27.20 vs. $41.85 for 2015, an increase of 54% in theoretical projected value.

34  •  Newmont Mining Corporation 2016 Proxy Statement

If the PSUs awarded to Mr. Goldberg achieve the value disclosed in the Summary Compensation Table, the stock price performance required to meet this level of payout would be a minimum shareholder return of 12% combined with top quartile performance against the peer group, or an absolute shareholder return of 62%. If the “Monte Carlo” value is used to assess Mr. Goldberg’s pay, then the stock price performance required to result in this level of compensation should be assumed. (Details for the PSU program are provided later in this CD&A.)

Realizable Compensation. The following chart illustrates: 1) Target Compensation (pre-performance adjusted pay); 2) salary, bonus and long-term incentive pay as provided in the Summary Compensation Table (which includes actual bonus value and value of long-term incentives upon grant – pre-performance adjusted); and, 3) Realizable Compensation (which includes the actual bonus value and valuation of long-term incentives based on actual performance for the 2013-2015 PSU and the stock price as of December 31, 2015).

Pay Summary Type		Annual Incentives		Long-Term Incentives
	Annual Salary	Corporate Performance Bonus	Personal Bonus	Restricted Stock Units	Performance leveraged Stock Units	Total Compensation
2014 Target Compensation	$1,075,000	$806,250	$806,250	$1,791,667	$3,583,333	$8,062,500
2015 Target Compensation	$1,150,000	$1,207,500	$517,500	$1,833,333	$3,666,667	$8,375,000
2015 Summary Compensation Table[1]	$1,135,783	$1,700,608	$766,653	$1,833,316	$7,619,127	$13,055,487
2015 “Realizable” Compensation[2]	$1,135,783	$1,700,608	$766,653	$1,290,603	$1,145,028	$6,038,675

This table is not intended to replace the Summary Compensation Table, but as a supplement to assist stockholders in understanding target compensation and performance adjusted compensation. The amounts reported in the “Realizable” Compensation row may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation as reported in the Summary Compensation Table.

(1)

Excludes Change in Pension Value and All Other Compensation as listed in the Summary Compensation Table. Value of long-term incentives is based on the grant date fair value of the 2015 awards which vest/are payable over the period of 2015-2017, subject to performance prescribed for each form of long-term incentive.

(2)

Value of long-term incentives is based on actual performance of the awards based on Newmont’s closing stock price on December 31, 2015 of $17.99. Includes the 2015 RSU and the 2013-2015 PSU, as this was the grant payable for 2015.

Details regarding Mr. Goldberg’s compensation are provided in the section “2015 Compensation” and in the Summary Compensation Table located on page 66.

2015 Say on Pay Vote and shareholder engagement

Newmont has historically received strong support from stockholders in favor of the “Advisory Vote on the Compensation of the Named Executive Officers” (“Say on Pay”). For the past four years, our “vote in favor” results have been 93% or greater (excluding abstentions). Additional information regarding the “Say on Pay” vote is on pages 63 and 83-85.

While our historical results indicate strong support for Newmont’s Officer compensation, the LDCC continues to review our executive compensation structure to increase its effectiveness and further align with stockholder interests in light of changing industry dynamics.

Shareholder Engagement. To further ensure alignment with stockholder interests, we engage our largest investors and solicit feedback on our executive compensation programs. We have reached out to many of our largest shareholders with the intent of communicating our programs, governance and performance, obtaining feedback to be considered in future designs, and fostering open dialogue and regular communication to support alignment with shareholder interests. We will continue this practice as a critical component of our annual governance review process.

Overall, results from the shareholder feedback indicate support for Newmont’s structure, performance alignment and disclosure. While no significant concerns were raised, Newmont will consider the feedback from shareholders to further improve our plans and disclosure of executive compensation to address their interests.

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SUMMARY OF KEY 2015 LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE ACTIONS

The following highlights some of the key actions by the LDCC in 2015 as a supplement to ongoing practices noted in “Foundational Executive Compensation Practices” below:

2015 LDCC Action	Description
Revised the Committee title from Compensation Committee to Leadership Development and Compensation Committee (“LDCC”).	The Committee regularly reviews leadership and related talent management matters, as it provides a more holistic perspective and better informs the Committee’s decision making and governance responsibilities. As such, the title was revised to reflect the additional focus of their work.
The LDCC held joint sessions with the other Committees on relevant talent and compensation program topics.

In select circumstances, the LDCC held joint sessions with the other Committees where 1) the input and expertise of the other Committees would add value to the LDCC’s decision making process, 2) efficiencies could be gained through collaboration, or 3) the other Committees would benefit from visibility to talent-related discussions. Examples include:

• Joint session with the Corporate Governance and Nominating Committee to review CEO performance and pay; and,

• For 2016, members of the Safety and Sustainability and LDCC Committees met with Management to review and evaluate proposed sustainability-related metrics for the 2016 Corporate Performance Bonus plan.

Held annual executive compensation strategy meeting to plan and identify continuous improvement opportunities.

The LDCC Chair, Management and the Committee’s independent consultant conducted planning around key operational, governance and strategic items; outcomes for 2015 included:

•  Continue proactive focus on total rewards design to ensure continued effectiveness of incentive design and governance trends;

•  Perform proactive and holistic review of compensation plans to ensure they support future business objectives and drive shareholder value; and,

•  Increase focus on performance, succession and diversity, as well as further integrate talent and rewards programs, in alignment with the Company’s human capital strategy.

Continuously improved the performance review and decision making process for the CEO and Executive Leadership Team.

• The review cycle has been updated to include context setting on Company, CEO and Executive performance in the meeting prior to when decision making occurs; and,

• Details regarding the performance review and decision making process can be found in “Developing our Executive Compensation Program.”

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FOUNDATIONAL EXECUTIVE COMPENSATION PRACTICES

The following policies demonstrate our strong governance model:

Foundational Executive Compensation Practices
✓ Competitive Stock Ownership Requirements	Stock ownership requirements for Officers to own significant holdings of Newmont stock (five times salary for the CEO)
✓ Well-Managed “Burn Rate”	Annual employee stock issuance “burn rate” under 1%
✓ Appropriate Vesting Terms	Equity grant practices for standard annual awards with at least three year combined performance and vesting periods for Officer awards
✓ Compensation Clawback Provision	A clawback policy to recover excess compensation from incentive payouts and stock gains if the financial results were restated, whether intentionally or by administrative error
✓ No Hedging, Pledging or Margin Policy	Stock trading standard prohibiting executives from buying Newmont stock on margin, or hedging Newmont stock holdings
✓ Double-Trigger Change of Control	Change-of-control plans that provide payments only upon termination following a change-of-control (“double-trigger”), including stock acceleration only upon a double-trigger
✓ Discontinued Excise Tax Gross-ups for Employees Hired/Promoted into Change of Control Eligible roles in or after 2012	As of January 1, 2012, the new Change of Control plan removes the excise tax gross up for employees hired into, or current employees promoted into, eligible positions. The prior plan containing gross-ups remains in place for employees who were eligible on, or prior to, December 31, 2011, because the terms of the prior plan prohibit any reduction in benefits to plan participants; two of the five Officers listed in this CD&A are covered under the 2012 plan which does not provide the excise tax gross-up; additional details are provided in the section “Post Employment Compensation”
✓ No Employment Agreements	No employment agreements for Officers
✓ No Repricing	Prohibition against the repricing of stock options without stockholder approval
✓ Committee Governance Model	LDCC operating model and annual work plan to support the governance activities of the LDCC
✓ Committee Charter Review	The LDCC Charter is reviewed on a regular basis to ensure it is current with best practices and maintains high governance standards; all Committee Charter topics were completed for 2015
✓ Risk Management Review of Executive Compensation Program	The Company’s Enterprise Risk Management (“ERM”) team conducts a periodic review of the Company’s Executive Compensation Program for excessive risk. Review completed for 2015 by Risk Management did not find that the program incents excessive risk
✓ Independent Committee Advisor	Use of an independent compensation consultant, Cook & Co., to advise the LDCC regarding executive compensation (the consultant does not perform any other services for the Company)
✓ Audit of Incentive Plan Processes, Results and Payments	The Internal Audit function (which formally reports to the Audit Committee of the Board of Directors) reviews plan processes and calculations to ensure accuracy, and to ensure that the results and payments conform to the rules contained within each respective plan
✓ Regular Executive Sessions	Executive sessions of the LDCC without management present
✓ Annual executive compensation strategy meeting	Hold annual LDCC strategy meeting outside of the standard Board meeting schedule to discuss results of the annual shareholder meeting and Say on Pay vote, business context, and potential areas for continued improvement

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Foundational Executive Compensation Practices
✓ Succession Planning	Executive succession planning review by the LDCC and Board of Directors
✓ Talent, Global Inclusion and Diversity Reviews	Conduct regular reviews of the Company’s talent programs, as well as reviews of global inclusion and diversity, providing oversight of programs which support core values and Newmont’s focus on sustainability. The succession and talent reviews also provide context for executive pay decisions. As appropriate, talent reviews may periodically be performed jointly with other Committees where it is valuable for cross-Committee insight into Executive talent.

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Philosophy and Principles

Compensation Philosophy. Newmont’s executive compensation programs are designed to effectively link the actions of our executives to business outcomes that drive value creation for stockholders. In designing these programs, we are guided by the following principles:

•	Maintaining a clear link between the achievement of business goals and compensation payout. We believe that:

(1)	Officers should be evaluated and paid based on performance that leads to long-term success and relative stock price improvement; and

(2)	Officer compensation programs can be an effective means of driving the behavior to accomplish our objectives, but only if each executive clearly understands how achievement of predetermined business goals influences his or her compensation.

•

Selecting the right performance measures. Equally important is the selection of those performance measures which need to be measurable and linked to both increased stockholder value and Newmont’s short- and long-term success.

•

Sharing information and encouraging feedback. Focused and clear program design supports transparency for our stockholders. It is important for stockholders to understand the basis for our Officers’ compensation, as this provides stockholders insight into our goals, direction and the manner in which resources are being used to increase stockholder value. We invite stockholder input and actively engage stockholders in matters related to Newmont’s executive compensation programs.

Transparency and open disclosure are core components of Newmont’s values.

Structural Principles that Guide Appropriate Compensation Design. The following table outlines the guiding principles in structuring our executive compensation plans:

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Components of Total Compensation

The components of target total direct compensation for our Officers are described in the Executive Summary and stated below. We emphasize performance-based “at-risk” compensation, based on operational, financial and share price performance.

Developing Our Executive Compensation Program. Each year the LDCC conducts a detailed analysis of executive compensation designed to:

•	Assess the competitiveness of the Company’s executive compensation levels against peer groups;

•	Consider the desired target benchmark for total executive compensation levels; and

•	Make necessary refinements to the compensation components to further align executive compensation with performance goals and ensure good governance practices.

Roles within the review process. The LDCC meets on a regular basis with the Chief Executive Officer and representatives from the Company’s Human Resources and Corporate Legal departments. The role of management is to provide the LDCC with perspectives on the business context and individual performance of our Officers to assist the LDCC in making its decisions. The Company’s Human Resources Department supports the LDCC by providing data and analyses on compensation levels and trends. In addition, external independent compensation experts consult with the LDCC regarding specific topics as further described in the following paragraph. An executive session, without management present, is generally held at the end of each LDCC meeting. The independent members of the Board of Directors make all decisions regarding the Chief Executive Officer’s compensation in executive session, upon the recommendation of the LDCC. The LDCC Chair provides regular reports to the Board of Directors regarding actions and discussions at LDCC meetings.

Use of Independent Compensation Advisors. The LDCC, which has the authority to retain special counsel and other experts, including compensation consultants, has engaged Frederic W. Cook & Co. (“Cook & Co.”) to assist the LDCC with: (1) advice regarding trends in executive compensation, (2) independent review of management proposals, and (3) an independent review and recommendation on Chief Executive Officer compensation, as well as other items that come before the LDCC. Cook & Co. has reviewed the compensation philosophy, objectives, strategy, benchmark analyses and recommendations regarding Officer compensation.

At least annually, the LDCC reviews the support provided by the independent compensation advisors to ensure the level of support, consultation and fees are appropriate and aligned with the LDCC’s needs. The LDCC conducted a thorough review in 2013, including interviews of other independent compensation advisors, and upon completing the interviews, the Committee retained the services of Cook & Co. based on their approach, expertise and fee structure.

Cook & Co. is engaged solely by the LDCC and does not provide any services or advice directly to management unless authorized to do so by the Committee. In connection with its engagement of Cook & Co., the LDCC reviewed Cook & Co.’s independence including, but not limited to, the amount of fees received by Cook & Co. from Newmont as a percentage of Cook & Co.’s total revenue, Cook & Co.’s policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship (including stock ownership) that could impact Cook & Co.’s independence. After reviewing these and other factors, the LDCC determined that Cook & Co. is independent and that its engagement did not present any conflicts of interest. Cook & Co. also determined that it was independent from management and confirmed this in a written statement delivered to the Chair of the LDCC.

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Compensation Decision Process. When making compensation decisions for Officers, the LDCC considers factors beyond market data and the advice of consultants. At the beginning of the compensation cycle, the Chief Executive Officer and Human Resources Management provide a fulsome review of business performance, executive performance and proposed compensation (for executives other than the Chief Executive Officer) to the LDCC for consideration. The LDCC then considers the individual’s performance, tenure and experience, the overall performance of the Company, any retention concerns, the individual’s historical compensation and the compensation of the individual’s peers within the Company and market. While the LDCC does have certain guidelines, goals, and tools that it uses to make its decisions, as explained below, the compensation process is not an exact science but incorporates the reasoned business judgment of the LDCC. Final decisions are made at a subsequent meeting after full consideration of all factors highlighted below.

Compensation Components and Alignment to Compensation Philosophy

The components of our executive compensation program contain five main elements as shown in the previous chart. We explain the philosophy and key features of each below.

Determining the Proper Mix of Different Pay Elements. In determining how we allocate an Officer’s total compensation package among various components, we emphasize compensation elements that reward performance on measures that align closely with business success, underscoring our pay-for-performance philosophy. A significant portion of our executive compensation is performance-based or “at-risk.” Our Chief Executive Officer and other Officers have a higher percentage of at-risk compensation relative to other employees, because our Officers have the greatest influence on Company performance. Stock-based long-term incentives represent the largest component of pay, in order to encourage sustained long-term performance and ensure alignment with stockholders’ interests. In the graphs below, we show the emphasis on at-risk or stockholder-aligned compensation through performance-based short-term and long-term incentives compared to base salary, with the Chief Executive Officer reflecting the most significant “at-risk” portion of compensation.

Components of Compensation and Alignment to Goals. The Company recognizes that its stock price is heavily influenced by the price of gold, copper and other commodities, which are outside of the control of the Company. Thus, as a way to balance the commodity fluctuation, the Company grants a mix of incentives including performance-leveraged stock units (based on share return measures) and time-based restricted stock units (based on stock price performance) to align the interests of management with the long-term interests of stockholders. This balanced approach means that management needs to achieve specific performance results to earn the incentives even in periods of positive gold/copper price movement, and that the equity package continues to motivate performance in down-cycles as the stock and restricted stock units continue to retain value and have motivational impact even when gold/copper prices are falling. At the same time, the use of stock price-based incentives ensures that the highest rewards will only occur with an increasing stock price and performance that exceeds the median of the Company’s gold mining peers.

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The components of the compensation structure are:

Time Horizon	Component	Purpose	Key Features
Current	Base Salary	Compensation for the level of responsibility, experience, skills, and sustained individual performance.

Fixed compensation is not subject to financial performance risk;

Benchmarked to the median range of the peer group to ensure the ability to compete for highly talented leadership;

Individual compensation can vary above or below the market reference point based on such factors as performance, skills, experience and scope of the role relative to internal and external peers.

Short-Term	Corporate Performance Bonus	Supports annual operating and financial performance, based on defined performance metrics.	Annual cash award which ranges from 0-200% of target based on: • CPB EBITDA (earnings); • Cash Sustaining Cost; • Safety; • Project execution and cost; and • Reserve and resource additions
	Personal Bonus	Rewards for the achievement of individual objectives designed to support current initiatives, long-term sustainability and Company performance.	Annual cash award based on stated individual measures and objectives, which are calibrated by Management and approved in advance by the LDCC.
Long-Term	Performance-Leveraged Stock Units	Incentive to outperform peer group stock price performance and to make Newmont the preferred gold stock; aligns pay with stockholder interests and long-term stock price performance.	Awards are based on absolute stock price growth and relative stock price performance against the PSU peer group (described later in this CD&A), over a three-year period, and are settled in shares of Company stock at the end of the three years.
	Restricted Stock Units	Long-term shareholder alignment and employee retention.	Minority portion of LTI (one-third of LTI value) for senior executives; Awards vest over three-year period; Provides a strong retention and stock-price linkage for eligible employees.

Determination of Target Total Compensation. We consider a variety of factors when determining target Officer compensation to ensure we have a comprehensive understanding of alignment to goals, reasonableness of pay, internal equity, pay-for-performance, and ability to attract and retain executive talent. The primary items considered when making executive compensation determinations are discussed below and include:

Factors	Purpose/Key Considerations
Market Information	To ensure reasonableness of pay relative to industry peers.
Performance and Leadership	To understand important performance and leadership context, such as: Experience, skills and scope of responsibilities; Individual performance; Company performance; and Succession Planning.
Pay Mix	To ensure pay “at-risk” is consistent with philosophy and comparator group practices; a significant majority of pay should be “at-risk.”
Internal Equity	To understand whether internal pay differences are reasonable between executives and consistent with market practice.
Total Compensation	To understand the purpose and amount of each pay component as well as the sum of all compensation elements in order to gauge the reasonableness and the total potential expense.
Chief Executive Officer and other Officer compensation versus Total Shareholder Return (“Pay-for-Performance Charts”)	To ensure that pay is aligned with performance and set appropriately given industry performance and pay rates.
Performance Sensitivity Analysis	To understand potential payments assuming various Company performance outcomes; understand how potential performance extremes are reflected in pay; a component of our compensation risk assessment.

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Competitive Considerations (Market Information)

Peer Group Determination. We strive to compensate our employees, including our Officers, competitively relative to industry peers. As part of the LDCC’s charter and to ensure the reasonableness and competitiveness of Newmont’s position in the industry, the LDCC regularly evaluates Newmont’s peer group with the aid of its independent consultant, Cook & Co., and with input from management. As noted above, peer groups are used in the compensation benchmarking process as one input in helping to determine appropriate pay levels. When reviewing the appropriateness of a peer group, the LDCC’s analysis includes a review of information regarding each potential peer company’s industry, complexity of their business and organizational size, including revenue, net income, total assets, market capitalization and number of employees. This approach ensures a reasonable basis of comparison.

Peer Group. For 2015, the LDCC completed a comprehensive review of the peer group to ensure the reference companies continue to represent a valid point of comparison based on the industry and Newmont’s business model. As criteria to improve the peer group, the LDCC sought to:

•	emphasize mining and related extractive industries (i.e. oil and gas),

•	include a greater focus on U.S.-based companies to minimize volatility due to foreign exchange and differences in local laws and practices,

•	discontinue representation of engineering, procurement and construction (“EPC”) companies based on changes in Newmont’s business model for new projects, and,

•	include a review of “Say on Pay” results of peer companies to ensure the peer group represents companies with pay practices that have majority support by stockholders.

Based on this review, the LDCC removed four companies and added six new companies to the peer group. The peer group for 2015 included:

Alcoa Inc.	Freeport-McMoran Copper and Gold Inc.
Anglo American	Goldcorp Inc.
Apache Corporation	Kinross Gold Corporation
Barrick Gold Corporation	The Mosaic Company (added)
Canadian Natural Resources Limited	Noble Energy, Inc. (added)
CONSOL Energy Inc. (added)	Peabody Energy Corporation
Devon Energy Corporation (added)	Rio Tinto plc.
EOG Resources, Inc.	Teck Resources Limited
First Quantum Minerals Ltd. (added)	United States Steel Corporation (added)

Companies that were removed from the peer group include: AngloGold Ashanti Limited, Fluor Corporation, Gold Fields Limited and Talisman Energy Inc.

Newmont’s ranking within the peer group is consistent with benchmarking standards and generally ranks at or near the median on key scope metrics, as indicated below. Relative positioning will vary over time based on commodity and market price changes, as well as annual business operations. Based on industry, company scope and the longer term view on comparative metrics, the LDCC has validated this list to be appropriate for benchmarking purposes.

(1)	Data based on the market statistics as of December 31, 2014, with the exception of market cap which is current as of December 31, 2015.

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Newmont’s peer group may differ from the peer groups used by proxy advisory services; the LDCC believes Newmont’s peer group appropriately represents the relevant industry comparators and companies where Newmont competes for talent.

The Committee will continue to assess and monitor Newmont’s peer group and adjust as necessary to ensure continued relevancy.

Positioning of Pay Relative to Peers for 2015. For 2015 compensation, the LDCC determined that the appropriate benchmarking reference is a median range, and that actual compensation may be above or below the median range depending on the Company’s performance and other factors described in this section.

Material Differences Among Officers. The targets for salary and incentive compensation vary among Newmont’s Officers in an effort to reflect differences in job responsibilities and industry pay levels. This aims to avoid setting amounts that may be above or below market pay levels as would be the case if a “one size fits all” approach were used. Specifically for the Chief Executive Officer, the target percentage for each incentive compensation component is greater than the other Officers due to his position as the top executive of the Company, commensurate with the level of accountability and degree of impact that this executive can have on overall business results and strategy.

Other Factors Used to Determine Compensation

Effect of Individual Performance. The LDCC takes into consideration a variety of elements, such as the Officer’s skill set, individual achievements and role with Newmont during the relevant fiscal year. Additionally, an assessment of each Officer’s progress against his or her Personal Objectives (discussed later in this CD&A) is completed by the Chief Executive Officer and discussed with the LDCC. The LDCC ultimately makes the compensation decisions for all of the Officers, including the Chief Executive Officer, based on the LDCC members’ own collective experience and business judgment.

Effect of Compensation Previously Received on Future Pay Decisions. We consider actual compensation received in determining whether our compensation programs are meeting their pay-for-performance and retention objectives. Adjustments to future awards may be considered based on results. However, the LDCC generally does not adjust compensation program targets based on compensation received in the past to avoid creating a disincentive for exceptional performance or providing compensation not aligned with our plans.

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2015 Compensation

While the amount of compensation may differ among our Officers, the compensation policies are generally the same for each of our Officers, including our Chief Executive Officer. In this section, we discuss the LDCC’s considerations with respect to each element of compensation paid in 2015.

2015 Compensation Program Changes. Each year the LDCC holds a planning meeting outside of the regular Board of Directors meeting schedule to review executive compensation and talent management programs, as well as feedback received during the shareholder engagement cycle (including input from shareholders, proxy advisory services, and the results of the Company’s annual “Say on Pay” vote). The LDCC discusses current and future business objectives to determine whether adjustments should be considered to improve the alignment of pay and performance. Based on this review and subsequent discussions on proposed plan design revisions, the following plan changes were implemented for 2015.

Program	What Changed	Why
Corporate Performance Bonus	The Corporate Performance Bonus weighting increased to 70% from 50% for the executive leadership team, with a corresponding decrease in the weighting of the Personal Bonus to 30% from 50%.	We believe that senior level employees have greater influence and accountability for overall company results, and while personal objectives are an important element of the annual program, a greater percentage of annual results should be based on company objectives.
	The “Production” metric was replaced with earnings, “CPB EBITDA.”	The addition of an earnings metric reinforces Newmont’s focus on delivering value, particularly during a challenging gold price environment. We believe this change improves the alignment of pay for performance as a broader measure of earnings is ultimately better aligned with financial results and the stockholder experience.
	For CPB EBITDA and Cash Sustaining Cost metrics, incorporated the impact of price changes for gold, copper, silver and oil, as well as and foreign exchange rates at 50% of the price change during the year (“50/50 flex”).	The Corporate Performance Bonus program previously excluded the impact of changes in gold, copper, fuel and foreign exchange rates to focus on “controlling what we control.” Including a “50/50 flex” increases the alignment with publicly disclosed results and stock price movement and better aligns with overall shareholder experience while maintaining a balance with “controlling what we control.”
	Added an additional Safety metric, focused on identifying and implementing critical controls to continue our focus on improving safety.	This is a key leading indicator that supports Newmont’s objective of achieving zero harm.
	The weighting of the Project Execution metric increased by 5% with a commensurate 5% decrease in the weighting of the Reserves and Resources metrics.	This change was made to drive further alignment with the 2015 Business Plan and Strategy.
Long-Term Incentives	Replaced Strategic Stock Units (“SSUs”) (an EBITDA-based incentive program) with Restricted Stock Units (“RSUs”).	We believe an EBITDA-based metric is better aligned with the annual incentive program, and to avoid duplicate measures in the incentive structure, the SSU program was discontinued for 2015. The addition of RSUs comprising one-third of the long-term incentive value aligns with driving long-term value, as RSUs will vest over three years and ultimate value will depend on Newmont’s stock price performance.

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2015 Company and Individual Results.

This section provides a summary of the Company and individual results, and corresponding compensation for the Named Executive Officers.

Base Salary. The LDCC considered the compensation levels of comparable positions in the market data to help determine a reasonable base salary range, but also considered individual performance, tenure and experience, the overall Company performance, any retention concerns, individual historical compensation and input from other Board members. While the LDCC has not adopted a policy with regard to the internal relationship of compensation among the Officers or other employees, this relationship is reviewed and discussed when the LDCC determines total compensation for our Officers.

Mr. Goldberg: Based on Newmont’s strong operating performance in 2015, Mr. Goldberg received a 4% increase in total target compensation for 2015, resulting in a target compensation structure positioned at approximately the 50th percentile of the peer group. This overall target pay increase of 4% included a 7% increase in base salary and 2% increase in long-term incentive value, positioning Mr. Goldberg’s leveraged pay mix closer to peer group norms. Mr. Goldberg’s performance and corresponding compensation are covered further in the “Personal Bonus” and “Long-Term Equity Incentive Compensation” sections.

Mr. Robison: Upon joining Newmont in 2013, Mr. Robison’s compensation terms were structured to support his leadership of Newmont’s operations for a period of time necessary to help drive improvements and develop a successor to effectively lead the organization after his retirement. As a result, greater emphasis has been placed on Mr. Robison’s base salary and short-term incentive compensation to date versus long-term incentives. Mr. Robison has delivered strong operational results in his tenure with Newmont and has effectively progressed the bench strength of Operations leadership globally. As such, the LDCC approved a 14.3% increase in base salary for Mr. Robison in 2015, reflective of his strong business results and in alignment with his compensation structure.

Mr. Engel: Mr. Engel received a 3.5% base salary increase for his performance in 2015 and to ensure continued competitiveness relative to market.

Ms. Brlas and Mr. Gottesfeld did not receive base salary increases in 2015 based on their overall position relative to market information.

Base salaries for 2015 were set as follows based on the criteria noted above.

Name	2014 Base Salary[1]	2015 Base Salary	Change
Gary Goldberg	$1,075,000	$1,150,000	7.0%
Laurie Brlas	$700,000	$700,000	—
Randy Engel	$595,000	$615,825	3.5%
Stephen Gottesfeld	$500,000	$500,000	—
Chris Robison	$700,000	$800,000	14.3%

(1)

None of the Named Executive Officers received a base salary increase in 2014, based on such factors as having recently been promoted or hired, and the respective relative position to the market benchmarking range.

Short-Term Non-Equity Incentive Compensation.

Short-Term Incentive Compensation Highlights:

•	Comprised of two components:

•	Corporate Performance Bonus (70% of the total short-term incentive opportunity); and

•	Personal Bonus (30% of the total short-term incentive opportunity).

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2015 SHORT-TERM INCENTIVE TARGETS

Name	Target Corporate Performance Bonus as a Percentage of Base Salary (A)	Target Personal Bonus as a Percentage of Salary (B)	Total as a Percentage of Base Salary (A+B)
Gary Goldberg	105%	45%	150%
Laurie Brlas	70%	30%	100%
Randy Engel	63%	27%	90%
Stephen Gottesfeld	59.5%	25.5%	85%
Chris Robison	87.5%	37.5%	125%

Corporate Performance Bonus (70% of short-term incentives).

Corporate Performance Bonus Summary:

•	Payment based on overall corporate performance results which include annual financial and operational targets based on key business objectives;

•	Payment ranges from 0-200% of target corporate performance;

•	Five of six measures performed at or above target levels in 2015; and

•	Weighted performance resulted in an award of 142.6% of target payment for 2015.

The Corporate Performance Bonus provides an annual reward based on six measures1 designed to balance short-term and long-term factors, business performance and successful investment in and development of Company assets. The LDCC reviews and approves the performance metrics and target levels of performance annually to ensure metrics are well aligned to delivering shareholder value. The amounts of 2015 Corporate Performance Bonuses earned by the Officers are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. The measures that the LDCC established for 2015 are listed below.

2015 Corporate Performance Bonus. The Company’s focus on safety, profitability and growth set the overall theme of the Corporate Performance Bonus plan. See “2015 Compensation Program Changes” for more detail on the changes implemented for the 2015 program.

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The components of the 2015 Corporate Performance Bonus are as follows:

Corporate Performance Bonus Measure	What It Is	Why It Is Used
Safety	Measures both leading and lagging indicators to ensure we continuously improve our safety results.	Safety is a core value and Newmont’s highest priority.
CPB EBITDA

Measures pre-tax cash income or earnings from Newmont’s operations. It also serves as a proxy for cash flow from operations as it excludes payments for income taxes and financing.

See Annex A for the detailed definition and adjustments.

CPB EBITDA is an important profitability metric reflective of our financial operating results. SSU Adjusted EBITDA has traditionally been a measure in our long-term incentive plans and has been moved to the Corporate Performance Bonus as it better aligns with annual financial operating results.
Cash Sustaining Cost	Measures the total production and early stage cost per gold equivalent ounce, including G&A, sustaining capital and other key operating expense items, excluding impact of non-cash write-downs.

Cost is a key financial metric within employees’ control and helps to ensure efficiency and accountability to support a value focus for production.

Cost continues to be an important operating metric due to changes in gold price and the mining industry.

Project Execution	Measures the progress of new key capital projects which are expected to add to Newmont’s production portfolio in the short- to medium- term. Project cost versus budget and development stage advancement are used to measure progress during the year.	New projects are important for sustaining Newmont’s business over the long-term as well as providing the opportunity to grow production capability.
Reserves and Resources(1)	Measures the reserves potentially available for future mining as well as the mineralization not yet proven to the level required for public disclosure.	The Reserves and Resources metrics promote the long-term sustainability of the business; this includes discovery of new deposits and the successful completion of the work needed to report new deposits.
(1)	Reserves and Resources are measured separately, resulting in a total of 6 measures.

Target Setting and Calculation of Corporate Performance Bonuses. The 2015 Corporate Performance Bonus targets were a mix of demanding financial, production, and growth objectives derived from the annual business planning process. It is the LDCC’s perspective that the target should be challenging, yet achievable, and the 2015 targets are structured accordingly. The Corporate Performance Bonus for Officers has paid below target in four of the last ten years as shown below, which we consider as one measure of the level of difficulty of achieving a target award.

Corporate Performance Bonus Results, 2006-2015:

Year	Bonus %	Year	Bonus %
2015	142.6%	2010	124.3%
2014	159.9%	2009	129.6%
2013	143.4%	2008	128.1%
2012	71.9%	2007	89.1%
2011	75.0%	2006	92.0%

48  •  Newmont Mining Corporation 2016 Proxy Statement

The performance targets for the 2015 bonus plan were reviewed against the results for 2014 performance to ensure meaningful performance objectives were set for 2015, as summarized here:

Corporate Performance Bonus Measure	Change in Targets from 2014 to 2015	Approach and Rationale
Safety	TRIFR target achievement for 2015 was set as a 10% reduction from the “best demonstrated performance” (requiring higher performance than the 2014 target).

•  In 2014, our safety result was the best in the Company’s history and among the best in the ICMM. The 10% reduction in “best demonstrated performance” continues to drive focus on further reducing injury rates.

CPB EBITDA	Target achievement for 2015 was a 19% increase over the 2014 SSU-Adjusted EBITDA performance.

•  To determine the payout range, a statistical analysis based on historical performance was conducted; results of the analysis were then reviewed by internal experts and adjusted as appropriate based on an understanding of the operating environment.

Cash Sustaining Cost	Target achievement for 2015 was 15% improved cost over the 2014 target and exceeded the performance achieved in 2014.

•  The same process as noted with CPB EBITDA was used to determine the range of payout; based on the review, performance required for maximum payout increased by 100% (the performance for maximum payout increased from 5% overachievement to 10%).

Project Execution	Company projects (as well as the phase of on-going projects) vary year-to-year; therefore, year-to-year comparisons may not be valid. However, targets and ranges for these measures are based on business plan targets and incorporate estimated probability of achievement to ensure the objectives are deemed to be sufficiently challenging.
Reserves and Resources	Exploration investment decisions for reserves and resources vary year-to-year; therefore, year-to-year comparisons may not be valid. However, targets and ranges for these measures are based on business plan targets and incorporate estimated probability of achievement to ensure the objectives are deemed to be sufficiently challenging.

Based on the above and review of the business plan objectives, the level of difficulty for the bonus plan targets is deemed to be reasonably challenging.

If the Company achieves its targeted performance for each of the metrics, the payout percentage for the Corporate Performance Bonus is 100%. If the minimum amounts are not achieved for a particular metric (the “threshold”), no Corporate Performance Bonus is payable for that metric. For performance between the threshold and maximum for any metric, the amount is prorated to result in a payout percentage between 20% and a maximum of 200%.

2015 CORPORATE PERFORMANCE BONUS METRICS AND SUMMARY OF RESULTS

As noted previously, in 2015 Newmont continued to build on the foundation set in 2013 and 2014. Newmont’s operating performance for 2015 exceeded plan and in most cases, prior year performance. In reviewing the performance results and corresponding bonus plan payments, the LDCC also considered the business benefits of achieving above-target performance relative to the resulting additional bonus funding from the above-target performance (a form of return-on-investment, or “ROI”, perspective). The LDCC concluded that the bonus amount resulting from the performance above target was aligned with performance as business results from this performance exceeded the incremental bonus plan funding (a summary of this is illustrated in the table “Description of Above Target Achievement for the Corporate Performance Bonus and Corresponding Bonus Plan Funding” provided in the Executive Summary).

Newmont Mining Corporation 2016 Proxy Statement   •  49

The structure of the Corporate Performance Bonus structure as well as the performance and bonus results for 2015 are provided in the table below:

Bonus Structure			Bonus Payment Range			2015 Results
Performance Metric	Measure/ Unit	Weighting	Minimum (20%)	Target (100%)	Maximum (200%)	2015 Performance	Performance Percentage	Payout Percentage(1)
Safety	Leading / Lagging	20%	Details provided below			Above Target	124.0%(2)	24.8%
CPB EBITDA	$M	20%	$2,009	$2,678	$3,120	$2,637; Below Target	95.7%	19.1%
Cash Sustaining Cost	cost/ GEO(3)	40%	$1,021	$950	$855	$865; Above Target	184.3%	73.7%
Project Execution	Milestone/ Cost	10%	Details provided below			Above Target	104.0%	10.4%
Reserves	(oz. 000)	5%	0.50	1.40	CD(4)	4.30; Above Target	164.0%	8.2%
Resources	(oz. 000)	5%	1.50	1.85	CC(4)	3.03; Above Target	128.9%	6.4%
Total Result =								142.6%

(1)	Calculated by multiplying “Weighting” x “Performance Percentage”

(2)	Actual performance was above target, but TRIFR was reduced to target as described below

(3)

Cost/GEO is calculated by dividing Cash Sustaining Costs (CSC) by GEO. CSC is calculated by adding back non-cash changes in inventory and stockpile and leach pad inventory adjustments to AISC (See Annex A for AISC). GEO is Gold Equivalent Ounce; determined by converting copper production into a gold equivalent for an overall measure of production efficiency.

(4)	CD is cover depletion; CC is cover conversion

Summary of the Safety metric for 2015: Our Corporate Performance Bonus includes two categories of performance measures. First are leading indicator safety metrics which aim to identify and remediate potential safety risks, and aim to establish visible safety leadership to further instill safe behavior across the Company. The second is a lagging indicator safety metric to measure the results of our continuous improvement efforts and ensure our actions are improving safety performance. In 2015, our safety result was the highest in the Company’s history and among the highest in the ICMM, resulting in performance on TRIFR of 175% of target. However, Newmont experienced the unfortunate loss of two colleagues in 2015 and with this, the Committee determined that notwithstanding the overall performance, the TRIFR performance was capped. These results are provided in the following table with this adjustment.

Bonus Structure		Bonus Payment Range			2015 Results
Safety Metric & Purpose	Weighting	Minimum (20%)	Target (100%)	Maximum (200%)	2015 Performance	Performance Percentage	Payout Percentage(1)
Completion of Critical Control Audits Percent of layered audits of critical control management plans completed against plan	5%	80%	90%	100%	97%	167%	8.4%
Effectiveness of Critical Controls Assessment of effectiveness of behaviors, processes, and equipment; verification that controls are operating as designed	5%	60%	75%	90%	79%	128%	6.4%
Progression toward ownership and integration Qualitative assessment of behaviors to further embed critical controls and drive fatality prevention	2%	20%	100%	200%	100%	100%	2.0%
TRIFR: Reduce Total Reportable Injury Frequency Rate (“TRIFR”) by 10% from best demonstrated performance (% reduced)	8%	0.45	0.35	0.31	0.32	175%(2)	14.0%(2)
Total Result	20%					153.8%	30.8%
Adjusted Result	20%					124.0%	24.8%

(1)	Calculated by multiplying “Weighting” x “Performance Percentage”

(2)	TRIFR performance capped at target (100%), resulting in 8% payout, due to fatalities in 2015.

50  •  Newmont Mining Corporation 2016 Proxy Statement

Summary of the Project Execution metric for 2015: The project execution metric is an objective, results-based measure of project performance. For major projects that are planned to move into operation, we measure project spend versus budget and expected production. For projects that remain in the study phase, we measure performance based on how the projects are progressing through our investment decision process (or progress against schedule). The results and corresponding payment are audited by the Company’s Internal Audit department. For 2015, the total project performance yielded a score of 104% as noted in the table below.

Project Execution Elements	Factor Weighting		Performance Percentage
Merian	32%		114%
Long Canyon	12%		135%
Turf Vent Shaft	20%		110%
Yanacocha Water Treatment	6%		153%
Ahafo Mill Expansion	0	%(1)	0%
Tanami	6%		92%
Project Advancement	24%		61%

Total Achievement =	100%		104%

(1)	Ahafo Mill Expansion was removed from 2015 AICP due to postponement of full-funding decision.

Corporate Performance Bonus Payments. To calculate the Corporate Performance Bonus percentage for each of the Officers, the respective target percentage of eligible earnings (i.e., prorated salary) was multiplied by 142.6% to determine the actual value of the bonus. The amount of the corporate performance bonus paid to the Officers is also reflected in the Non-Equity Incentive Plan column of the Summary Compensation Table.

Name(1)	2015 Eligible Earnings (A)	Target Payout (%) (B)	Company Performance % (C)	2015 Payout (A*B*C)
Gary Goldberg	$1,135,783	105.0%	142.6%	$1,700,608
Laurie Brlas	$700,000	70.0%	142.6%	$698,740
Randy Engel	$611,877	63.0%	142.6%	$549,698
Stephen Gottesfeld	$500,000	59.5%	142.6%	$424,235
Chris Robison	$781,044	87.5%	142.6%	$974,548

(1)	Messrs. Goldberg, Robison and Engel received a salary increase during 2015 and therefore, eligible earnings differ from annual base salary.

Personal Bonus (30% of short-term incentives).

Personal Bonus Highlights:

•	Individualized personal objectives established for each Officer by the LDCC;

•	Objectives are pre-approved by the LDCC and the Committee receives a year-end performance assessment from the CEO;

•	Payment ranges from 0-200% of target based on individual performance;

•	Incorporates the leadership areas of strategy, people and organizational development, safety, operational execution and efficiency, corporate sustainability and financial goals;

•	Objectives may be single or multi-year; and

•	Payments are based on objective results and reasoned business judgment of the LDCC.

Newmont Mining Corporation 2016 Proxy Statement   •  51

Purpose of the Personal Bonus: The purpose of the Personal Bonus is to align personal performance with key individualized objectives that will support the long-term sustainability and performance of the Company. The personal objectives encompass the broad spectrum of responsibilities inherent in senior leadership roles and, in some cases, may not have immediate or tangible measures. The Personal Bonus component of the executive compensation program provides for a well-rounded assessment of executive performance, resulting in an improved correlation of pay and performance. Specifically, the program serves to provide the ability to:

•	Holistically consider performance against a broad set of strategic, operational, environmental, social, safety and financial business goals;

•	Incentivize and reward efforts that may be difficult to quantify, but provide long-term stockholder value;

•	Reward for timely adjustments to business dynamics not anticipated prior to the performance period;

•

Consider the multitude of complex factors that can affect performance inside and outside of management’s control for the purpose of assessing performance and providing appropriate compensation (e.g., economic cycles, market volatility, and fluctuations in commodities prices);

•	Take an extended long-term perspective ensuring directional alignment of current performance with the vision of the organization’s future;

•	Control the potential risk of sub-optimized results due to a focus on set goals which may no longer be a key priority; and

•	Differentiate awards based on a broad perspective of an individual’s contribution to the Company.

Determining the Personal Bonus: The Personal Bonus is not strictly formulaic given the difficulty in explicitly quantifying the aggregate performance. Accordingly, payments under this program are awarded based on results subject to the qualified business judgment of the LDCC. The LDCC can award payments out of a total bonus opportunity assigned to each Officer based upon such Officer’s overall performance against annual objectives. The LDCC receives a year-end performance assessment and recommendation for each of the Officers (except for the Chief Executive Officer) from the Chief Executive Officer. For the Chief Executive Officer, the Board of Directors determines the Personal Bonus based on his performance against the stated objectives for the year, as well as other factors potentially not contemplated prior to the start of the year. While the Personal Bonus is based on pre-established individual goals, they do not constitute performance measures that result in automatic payout levels. Instead, they provide a context for the Chief Executive Officer and LDCC to evaluate each Officer’s performance and contributions to the Company’s success when making the bonus payout determinations.

While no single personal objective is either material to an understanding of the Company’s compensation policies relating to the Personal Bonus program or dispositive in the LDCC’s decisions regarding the specific payout levels, in determining the awards for 2015 the LDCC considered the accomplishments as described below for each Officer.

52  •  Newmont Mining Corporation 2016 Proxy Statement

Personal Objectives for the Chief Executive Officer: Mr. Goldberg’s objectives and a summary of the results for those objectives are listed in the following table. For these achievements, Mr. Goldberg received a 150% Personal Bonus.

Objective	Summary of Results
Key Financial Results

•  Achieved $2.6 billion in CPB EBITDA[1]

•   More than doubled free cash flow to $756 million despite a 9% drop in gold price

•  Maintained an investment grade balance sheet and prepaid $454 million in debt

•   Paid $52 million in dividends, continuing the gold price linked dividend policy

Lead Newmont’s Safety Journey to zero harm by focusing on individual behaviors, safety leadership coaching and operational risk management

•  Led actions to embed Newmont’s health and safety culture further in the organization; delivered industry leading safety performance as measured by both leading and lagging indicators.

•  Reduced total injury rates by 18%, to among the lowest in the mining industry.

Lead Newmont to safely, responsibly and profitably reach production and cost targets

•  Sustained cost savings, reducing gold all-in sustaining costs by 10%.

•   Increased gold production to five million ounces and copper production to 166,000 tonnes on an attributable basis.

•   Exceeded efficiency targets by 25%, delivering sustainable cost and efficiency improvements of about $800 million.

•   Continued work to maintain a fit-for-purpose organization through strengthened contingency plans for lower metal prices, reduction of administrative costs by about 5%, and outsourcing services in IT and Asia Pacific.

Lead Newmont to achieve profitable, sustainable growth through cost-effective projects, M&A and exploration

•  Improved portfolio value by acquiring and integrating an accretive, cash-flowing operating mine in Colorado.

•   Generated about $300 million by divesting non-core assets.

•  Completed the Turf Vent Shaft, progressed Merian (new mine operation), Long Canyon and the Tanami Expansion Project on schedule and on budget.

•  Exceeded near-mine exploration targets and added 4.3 million ounces to Newmont’s gold Reserves by the drill bit.

•  Delivered first quartile Total Shareholder Returns

Lead Newmont in building a strong leadership pipeline across all regions	• Built a strong and increasingly diverse bench of leaders across the portfolio. • Effectively progressed Global Inclusion & Diversity objectives. • Achieved low voluntary attrition globally.
Lead Newmont in establishing industry leadership in the areas of social and environmental responsibility

•  Newmont named mining sector sustainability leader by the Dow Jones Sustainability Index.

•   Achieved public targets for water, reclamation and grievances.

•  Introduced new standards and strategies on human rights, energy and climate change.

•  Secured the Investment Agreement in Ghana.

(1)	See Annex A for a reconciliation of this Non-GAAP metric.

Personal Objectives results for the other Officers: Key accomplishments for each of the other Officers relative to their Personal Objectives are as follows:

•

Laurie Brlas: During 2015, Ms. Brlas continued to strengthen investor relations, communicating our strategy and financial progress. Ms. Brlas reduced costs and enhanced service delivery for the Information Technology and Finance functions through effective governance, organization and process re-design, leading to a smooth transition of initial services to business process outsourcing. Last, Ms. Brlas delivered ongoing improvements to the internal planning process, and improved the bench strength of her team. Based on these accomplishments, Ms. Brlas received an at-target Personal Bonus.

Newmont Mining Corporation 2016 Proxy Statement   •  53

•

Randy Engel: Mr. Engel significantly enhanced the quality of Newmont’s portfolio in 2015 through the successful acquisition of Cripple Creek and Victor (“CC&V”) an accretive, cash flowing asset in a favorable jurisdiction. Mr. Engel also led projects that generated about $300 million by divesting non-core assets, including Waihi and Valcambi, at fair market value, further reducing risk and strengthening the Company’s balance sheet. Finally, Mr. Engel facilitated a successful strategy process with the Board of Directors. The positive outcomes achieved through several successful transactions, along with his other accomplishments serve as the basis for Mr. Engel’s above-target Personal Bonus.

•

Stephen Gottesfeld: During 2015, Mr. Gottesfeld played a critical role with oversight of legal matters associated with the successful acquisition of CC&V and divestitures of Waihi and Valcambi. Mr. Gottesfeld elevated awareness and delivered strong results through Newmont’s Ethics and Compliance program and implemented an effective sustainability model for the Company’s Policies and Standards. Last, Mr. Gottesfeld effectively supported the on-boarding of two new Directors and appointment of a Vice-Chair to the Board of Directors. Based on these accomplishments, Mr. Gottesfeld received an above-target Personal Bonus.

•

Chris Robison: During 2015, Newmont’s total injury rates decreased by 18% to .32, the lowest in Newmont history, with Mr. Robison leading efforts to achieve zero harm through safer behaviors and effective controls. Mr. Robison delivered strong results, outperforming on production, cost and Full Potential targets. Additional accomplishments include the successful integration and transition of CC&V; improving safety, cost and productivity at KCGM under a new management agreement; optimizing the project pipeline and completing the Turf Vent Shaft on time and below budget; and advancing other profitable projects including Merian, Long Canyon Phase 1 and expansions at Tanami and CC&V. Last, near-mine exploration targets were exceeded, adding 4.3 million ounces of gold Reserves by the drill bit. Based on these accomplishments, Mr. Robison received an above-target Personal Bonus.

The LDCC considered Mr. Goldberg’s recommendations, each Officer’s performance and key accomplishments in determining each Officer’s Personal Bonus amounts. In alignment with Mr. Goldberg’s recommendations, the Committee adopted and approved the following amounts:

Name	2015 Eligible Earnings(1) (A)	Target (%) (B)	Personal Objectives Performance (C)	Payout (A*B*C)

Gary Goldberg[1]	$1,135,783	45.0%	150%	$766,653
Laurie Brlas	$700,000	30%	100%	$210,000
Randy Engel[1]	$611,877	27%	150%	$247,810
Stephen Gottesfeld	$500,000	25.5%	120%	$153,000
Chris Robison[1]	$781,044	37.5%	135%	$395,403

(1)	Messrs. Goldberg, Robison and Engel received a salary increase during 2015 and therefore, eligible earnings differ from annual base salary.

For the year, combining the Corporate Performance Bonus and the Personal Bonus, representing 70% and 30% of the target annual incentive program respectively, the total annual bonus for the year as a percent of target is displayed in the table below:

Name	2015 Total Actual Bonus	2015 Total Target Bonus	Total Bonus as a % of Target
Gary Goldberg	$2,467,261	$1,703,674	145%
Laurie Brlas	$908,740	$700,000	130%
Randy Engel	$797,508	$550,690	145%
Stephen Gottesfeld	$577,235	$425,000	136%
Chris Robison	$1,369,951	$976,305	140%

54  •  Newmont Mining Corporation 2016 Proxy Statement

Long-Term Equity Incentive Compensation.

Long-Term Equity Incentive Compensation Highlights:

•	Includes two programs, majority performance-based:

•

Performance Leveraged Stock Units weighted at 67% of the total target long-term incentive award — actual value and grant is dependent upon stock price performance and company TSR performance relative to gold industry peers.

•	Restricted Stock Units weighted at 33% of the total target long-term incentive award — value is based upon Newmont’s stock price performance.

Overview of the Long-Term Equity Incentive Compensation Programs for 2015. The LDCC reviews the executive compensation incentive structure annually for potential adjustments to ensure the programs are aligned with the current business environment and compensation principles. The LTI programs were reviewed again in 2014 for 2015 awards, and upon completing a holistic review of the total compensation structure, the Strategic Stock Unit (SSU) program (based on a measure of EBITDA) was discontinued and replaced with Restricted Stock Units (RSUs). (This was discussed in the 2015 CD&A under the section “Looking Ahead to 2015.”)

With this, the LTI programs for 2015 include:

Program Summary	Performance Leveraged Stock Units (PSU)	Restricted Stock Units (RSU)
Percent of Target LTI	Two-thirds (67%)	One-third (33%)
Purpose	Reward for stock price improvement and relative Total Shareholder Return (TSR)	Link pay directly with share price performance; provide a base level of retention value
Vesting Structure	Vests after three years based on performance; no minimum payout floor	Vests one-third per year over three years

The purpose of the change from SSUs to RSUs. The change was made to improve the effectiveness of our total compensation structure by using compensation vehicles that best align with the performance objective. The following provides the details for the change in LTI:

•

EBITDA was incorporated into the annual bonus plan as “CPB EBITDA” (see the previous section “Corporate Performance Bonus”) and removed from the LTI program to avoid duplication of metrics in the short and long-term incentive programs;

•	EBITDA better aligns with annual financial operating results and therefore, annual incentive plans (as it is a form of annual operating earnings);

•

Moving EBITDA to the Corporate Performance Bonus reinforced the importance of earnings to a broader population of employees, helping to drive a culture of focusing on “value” (i.e., earnings) over “volume” (i.e., production).

•	The change did not eliminate a key performance metric (EBITDA), rather it is reallocated to apply measurement to where it is best suited.

•

Improved the alignment and simplification within our programs—the aim of the LTI program is to align executive pay with the experience of shareholders and to incent the achievement of long-term, total shareholder returns. The revised structure simplifies and clarifies this alignment; it is a more effective structure as it applies the appropriate vehicle for the intended objective.

•	RSUs align executive pay with shareholder returns as the value varies directly with Newmont’s share price.

•	RSUs further assist with increasing the ownership position of our executive team.

•	RSUs aid with retention in down markets as it will provide a base level store of value.

Newmont Mining Corporation 2016 Proxy Statement   •  55

Equity Award Target Values. The LDCC designed target values of equity incentives for each Officer based upon competitive market data and the scope of the respective positions. These target values are expressed as a percentage of base salary as follows:

2015 TARGET LONG-TERM EQUITY INCENTIVES

Name	% of Base Salary[1]

Gary Goldberg[2]	478%
Laurie Brlas	375%
Randy Engel	300%
Stephen Gottesfeld	270%
Chris Robison	350%
(1)	LTI target is based on the employee’s salary as of March 1, 2015.
(2)	Mr. Goldberg’s target percentage of base salary decreased from 500% to 478% for 2015 as described below.

Newmont’s Policy with Respect to the Granting of Equity Compensation. The Board has delegated to the LDCC the authority to grant equity to Officers, except the CEO; Board of Directors’ approval is required for CEO grants.

Determination of Awards. The LDCC grants equity awards to the Officers, and recommends equity awards for the CEO to the full Board to approve. In addition to the targets discussed above, the LDCC is responsible for determining who should receive awards, when the awards should be made and the number of shares to be granted for each award (in accordance with “Newmont’s Policy with Respect to the Granting of Equity Compensation” as described above). The LDCC considers grants of long-term incentive awards to the Officers each fiscal year. The awards are granted at fair market value (the average of the designated grant date high and low stock price for Newmont) shortly after the release of quarterly earnings, in which case, financial performance and potentially other material items have already been disclosed publicly, prior to the granting of any awards.

Criteria Considered in Determining the Amount of Equity-Based Compensation Awards. The LDCC considers several factors when determining equity awards for our Officers, including performance, market practice, projected business needs, the projected impact on stockholder dilution, and the associated compensation expense that will be included in our financial statements. Based on these considerations, the LDCC has managed stockholder dilution well within the norms of our peers and stated guidelines from proxy advisory services and institutional investors. For 2015, Newmont’s gross burn rate (annual use of shares as a percentage of shares outstanding) was approximately 0.84%, below the benchmark set by governance advisory services for our industry.

Change in CEO LTI Percentage and LTI Grants for 2015. The LDCC regularly reviews the Company’s executive pay positioning with the assistance of its independent consultant, Cook & Co., and management. Based on the review, the LDCC reduced the target LTI percentage for Mr. Goldberg from 500% to 478%. This resulted from the determination that Mr. Goldberg’s salary was below market, particularly while he had been delivering strong operating results. Rather than have the salary increase carry into the LTI value, and also to adjust Mr. Goldberg’s pay leverage closer to market norms, the LDCC made the decision to increase Mr. Goldberg’s LTI target at a lower rate of 2% resulting in a reduction of the LTI target to 478%. Other than Mr. Goldberg, Officer long-term incentive targets were not adjusted for 2015.

2015 LTI Grants for Mr. Robison. As discussed in Newmont’s 2014 CD&A, Mr. Robison’s employment and corresponding compensation was structured to address certain operational objectives as well as to develop and effectively transition his responsibilities to a successor. Based on this, two of Mr. Robison’s LTI grants for 2015 vary from the standard program (while remaining within the shareholder approved terms of Newmont’s long-term incentive plan) as discussed below.

•

2015 PSU Award. The PSU award vests at a different rate from the standard program, vesting one-third per year subject to performance results, rather than vesting in-full after three years (subject to performance results). The vesting of the grant was structured in this manner to provide flexibility for succession planning, supporting appropriate transition timing should Mr. Robison decide to retire during the three year period, pending business needs and successor readiness to assume the role. As announced in Newmont’s Form 10-K filed February 17,

56  •  Newmont Mining Corporation 2016 Proxy Statement

2016 (Item 9B. Other Information), Mr. Robison will retire from his role as Executive Vice President and Chief Operating Officer effective May 1, 2016. With this, two-thirds of the 2015 PSU grant will be forfeited.

•

2015 Incentive and Recognition RSU Award. Mr. Robison received an additional RSU grant in 2015 with a target value of $500,000 in recognition of his performance and as consideration for not having received a PSU grant in 2014 per the original terms of his offer. In this regard, the additional grant served as a “true-up” for vesting that may have otherwise occurred had he received a 2014 PSU grant as well as an additional incentive to continue the operational and succession planning objectives for 2015. As noted in the paragraph above, Mr. Robison has successfully completed these objectives including identifying a strong successor to assume the role upon his retirement.

2013-2015 Performance Leveraged Stock Units (PSUs).

PSU Compensation Highlights:

•	Long-term pay-for-performance vehicle based on:

•	Newmont’s share price performance versus peers;

•	Absolute share price growth over the performance period; and,

•	Performance period is three years.

•	2013-2015 PSU Performance:

•	TSR performance was in the top quartile at the 91st percentile of the gold peer group;

•	However, correlated with the drop in gold price and industry market cap decline, Newmont’s stock price declined 63% over the same period;

•	Resulting in a PSU performance of 87% of target; with the change in stock price over the performance period, the average award value was significantly below target at 32% of target value.

•	PSUs represent the single largest component of the Officer compensation program and is aligned with stockholders’ experience.

The Performance Leveraged Stock Units (“PSUs”) align Officer compensation with long-term Company and stock price performance. The number of PSUs earned is determined at the end of a three-year performance period based upon the change in Newmont’s stock price (the “Market Payout Factor”) and the relative performance of Newmont’s stock price versus an industry peer group (the “TSR Payout Factor”). Payment for the PSU program can range from 0% to 200% in total, as detailed below.

Determining PSU Awards. The calculation of the PSU awards is based on the Target Performance Leveraged Stock Unit Award, Market Payout Factor and the TSR Payout Factor:

PSU Award = Target Performance Leveraged Stock Unit Award x (Market Payout Factor + TSR Payout Factor)

Target Performance Leveraged Stock Unit Award. The target stock award for each Officer is calculated by multiplying the Officer’s base salary by their target PSU award percentage. This value is then divided by the average daily closing price for the fourth quarter prior to the performance period (the “baseline”).

Target Performance Leveraged Stock Unit Bonus = (base salary x target %) / baseline

Market Payout Factor (“MPF”). The MPF is based on the absolute stock price change versus the baseline over the three year performance period. The baseline is compared to the average daily closing price of the last quarter of the performance period to determine the overall stock price change. The ratio of the two determines the MPF.

Newmont Mining Corporation 2016 Proxy Statement   •  57

The payment for the MPF can range from a minimum of 0% to a cap of 150% of target based on the absolute stock price performance during the performance period. Officers can earn up to 150% of target to incent performance; the award is capped at 150% in recognition that significant stock price appreciation may be related to changes in commodities prices. This range of payment is believed to strike an appropriate balance between retention, incentive and mitigation of excessive risk. The performance range is displayed in the graph below.

TSR Payout Factor (“TPF”). The TPF is based on the relative Total Shareholder Return (“TSR”) of Newmont over the three-year performance period versus the TSR of an index of gold mining peer companies. The stock prices used in the TPF calculation are based on the same approach as noted for the MPF; however the calculation also adjusts for dividends paid during the period.

The payment for the TPF can range from 0 to 50% of target based on Newmont’s relative share price performance. Newmont’s stock price must reach at least threshold performance for Officers to receive any level of payment. Threshold performance under the TPF is defined as the median (50th percentile) TSR of the peer group index. Upon exceeding the peer group median TSR, each percent increase above the median TSR corresponds to a payment equal to 2% of target, up to a maximum of 50%. This 2% multiplier is used to incent over-achievement yet make the maximum award realizable without incenting excessive risk taking. For example, if Newmont’s TSR percentile ranking reaches the 60th percentile (10% above the median), the resulting payment would be 20% of target (10% above the median x 2% multiplier).

In sum, the maximum PSU payout of 200% of the target PSUs would be awarded if the Company’s stock price at the end of the performance period equals 150% of the baseline and if the Company’s TSR reaches the 75th percentile of the peer group. If the Company’s TSR is at or below the median of the peer group, there will be no PSUs earned for the TPF (TSR) metric.

58  •  Newmont Mining Corporation 2016 Proxy Statement

PSU Peer Group. The companies in the TSR peer group are listed below, and may be altered prospectively from time to time due to mergers, acquisitions or at the discretion of the LDCC:

Agnico Eagle Mines Limited	Gold Fields Limited
Anglogold Ashanti Limited	Harmony Gold Mining Company Limited
Barrick Gold Corporation	Kinross Gold Corporation
Compañía de Minas Buenaventura S.A.A.	Newcrest Mining Limited
Freeport-McMoran Copper & Gold Inc.	Yamana Gold Inc.
Goldcorp Inc.

Difference Between the TSR Peer Group and Pay Benchmarking Peer Group. The TSR peer group varies from the total compensation peer group because the TSR peer group is comprised of only companies with large gold mining operations, irrespective of comparable company size. The LDCC determined that a relative TSR peer group should focus on companies with gold operations, as those are the Company’s direct competitors for investors and are subject to similar market forces related to gold price changes. The total compensation peer group includes companies without gold operations, but those entities are more similar in revenue, net income, total assets, market capitalization and number of employees. The LDCC determined that the total compensation peer group is superior to the TSR peer group for evaluating the level of total target compensation, because the companies in the total compensation peer group are the Company’s competitors for talent and their business operations are of a relatively comparable size to Newmont.

PSU results for 2013-2015. 2015 continued to be a challenging period for natural resource and mining companies as discussed in the executive summary. However, Newmont’s stock price sustained the period more favorably than many of its peers. Newmont’s relative TSR versus peers (“TPF”) ended the period in the first quartile of the PSU peer group at the 91st percentile resulting in a TSR payout factor of 50%. Stock price decline over the performance period was 67% (“MPF”), resulting in an overall PSU performance for 2015 of 87% (except for Ms. Brlas and Mr. Robison’s PSU awards which are based on separate schedules as noted below due to the timing of Ms. Brlas’ hire and Mr. Robison’s vesting schedule).

Adjusting for the stock price decline over the period, the award value as of December 31, 2015 as a percent of target value for the 2013-2015 PSU program was 32% for Mr. Goldberg, Mr. Engel and Mr. Gottesfeld, and 65.9% for Ms. Brlas’ 2013 PSU award; 126.2% for Mr. Robison’s 2015 PSU award. The chart below shows the payments for each Officer, based on the results of the PSU awards in 2015.

Name	PSU Base Salary (A)	Target % (B)	Award Amount (C)=(AxB)	Average Q4 2012 Closing Price (D)	Target Shares Award (E=C/ D)	MPF Price Appreciation % of Tgt (F)	TPF Relative TSR Value (G)	PSU Result (H=F+G)	PSU Award[5] (Rounded Down) (ExH)	Value as percent of target as of 12/31/15[1]
Gary Goldberg	$1,075,000	333%	$3,582,975	$49.20	72,824	37.4%	50%	87.4%	63,648	32.0%
Laurie Brlas[2]	$700,000	250%	$1,750,000	$30.24	57,870	60.8%	50%	110.8%	64,119	65.9%
Randy Engel	$595,000	200%	$1,190,000	$49.20	24,186	37.4%	50%	87.4%	21,138	32.0%
Stephen Gottesfeld[3]	$500,000	60%	$300,000	$49.20	6,098	37.4%	50%	87.4%	5,329	32.0%
Chris Robison[4]	$800,000	78%	$622,222	$20.14	30,894	91.3%	50%	141.3%	43,653	126.2%

(1)	The closing price of the Company’s stock on 12/31/15 was $17.99.

(2)	Ms. Brlas was hired on September 9, 2013; the average closing price was calculated based on the three months prior to her hire date, which was $30.24.

(3)

On February 19, 2013, Mr. Gottesfeld was promoted to the position of Executive Vice President, General Counsel and Corporate Secretary. His initial PSU award upon promotion to this level was provided on a pro-rata basis such that it vests one-third per year based on the metrics as described above for the PSU program. This amount represents one-third of his 2013 PSU award and covers the performance period of 2013-2015 for the MPF and TPF. The “Average Q4 Closing Price” was based on the average Q4 2012 closing price for this award.

(4)	Represents one-third of Mr. Robison’s 2015 PSU award, Mr. Robison did not receive a PSU award in 2013.

(5)	PSU Award reflects what was paid for actual 2013-2015 performance versus the Summary Compensation Table which reflects targets set in 2015, which will pay out in 2018.

Newmont Mining Corporation 2016 Proxy Statement   •  59

Restricted Stock Units.

Restricted Stock Unit Highlights:

•	Represent one-third (33%) of the total LTI target value;

•	Vest one-third per year over three years;

•

RSUs align executive pay with shareholder returns as the value varies directly with Newmont’s share price, further assist with increasing the ownership position of our executive team, and aid with retention during volatile economic cycles.

Structure of RSUs. Restricted Stock Units (RSUs) were added into the executive compensation program in 2015 as noted at the beginning of this section. RSUs are subject to the approval by the LDCC, granted as a percent of base salary at Fair Market Value (the average of the high and low price of Newmont on the date of grant), and vest one-third per year over three years.

2015 Restricted Stock Unit Awards. The Company granted Restricted Stock Unit Awards in February 2015. The RSUs vest in equal annual increments on the first, second and third anniversaries from the date of grant (February 24, 2016, 2017, and 2018). The grants were made in the following amounts:

Name	2015 Base Salary (A)	Target % (B)	Target Award Amount (C = AxB)	Award Date FMV of NEM stock (D)	Shares Awarded (E = C/D)	Value as a percent of target as of 12/31/15[1]

Gary Goldberg	$1,150,000	159%[2]	$1,828,500	$25.555	71,740	70.4%
Laurie Brlas	$700,000	125%	$875,000	$25.555	34,329	70.4%
Randy Engel	$615,825	100%	$615,825	$25.555	24,098	70.4%
Stephen Gottesfeld	$500,000	90%	$450,000	$25.555	17,609	70.4%
Chris Robison	$800,000	116.7%	$933,333	$25.555	36,522	70.4%

(1)	Based on Newmont’s closing price on December 31, 2015 of $17.99.
(2)	Rounded.

As described above under “2015 LTI Grants for Mr. Robison,” Mr. Robison received an additional RSU grant in 2015 vesting in full after one year from the date of grant in the following amount:

Name	Target RSU Value (A)	Award Date FMV of NEM stock (B)	Shares Awarded (A/B)	Value as a percent of target as of 12/31/15[1]
Chris Robison	$500,000	$25.555	19,565	70.4%
(1)	Based on Newmont’s closing price on December 31, 2015 of $17.99.

The Company accrues cash dividend equivalents on restricted stock units and pays them after vesting when common stock is issued.

60  •  Newmont Mining Corporation 2016 Proxy Statement

“Realizable” Compensation for 2015.

To assist stockholders with understanding regular annual compensation (salary, short-term incentives and long-term incentives) for Newmont’s Officers as of December 31, 2015, the following table summarizes actual salary paid, actual short-term incentives (Corporate Performance Bonus and Personal Bonus) paid for 2015 performance, and long-term incentives (RSUs and PSUs) awarded (targets set) in 2015 with the value based on Newmont’s closing stock price on December 31, 2015. The following table is not intended as a substitute for the Summary Compensation Table required by the Securities and Exchange Commission, which appears at page 66.

While Newmont delivered strong operating results and outperformed gold price and gold industry indices, the volatility and modest decline in the stock price of 4.8% for the year resulted in realizable values below target at year end:

Name	Actual Salary Paid[1]	Total Actual Bonus[2]	Total Actual Cash	Long-Term Incentives[3]	2015 Realizable Compensation	Realizable Compensation as a % of Target
Gary Goldberg	$1,135,783	$2,467,261	$3,603,044	$4,565,826	$8,168,870	97.5%
Laurie Brlas	$700,000	$908,740	$1,608,740	$2,179,129	$3,787,869	94.1%
Randy Engel	$611,877	$797,508	$1,409,385	$1,533,683	$2,943,068	97.5%
Stephen Gottesfeld	$500,000	$577,235	$1,077,235	$1,120,705	$2,197,940	96.6%
Chris Robison	$781,044	$1,369,951	$2,150,995	$2,676,390	$4,827,385	94.7%

(1)	Salary paid in 2015.
(2)

Total Actual Bonus column reflects the amounts paid in 2016 for 2015 performance under the Corporate Performance Bonus and the Personal Bonus as stated in the section “Short-Term Incentives” earlier in this CD&A.

(3)	Long-Term Incentives reflect:

•

PSU awards made in 2015 for the performance period 2015-2017, payable in 2018. The value reflects target shares times Newmont’s stock price on 12/31/15 of $17.99 resulting in a current award value of approximately 89% of target (stock price basis for determining the 2015 award was $20.14). Actual number of shares granted will not be known until after the completion of the 2015-2017 performance period.

•

RSU awards made in 2015 under the Restricted Stock Unit program as stated in the section “Long-term Incentives” earlier in this CD&A. The value reflects actual share grants based on the RSU award under the program times Newmont’s stock price on 12/31/15 of $17.99 resulting in a current average award value of approximately 70.4% of target. (Fair Market Value on the date of grant was $25.56.)

See page 29 in the Executive Summary for further description of the difference between realizable pay and the pay disclosed in the Summary Compensation Table.

Looking Ahead to 2016

Each year the LDCC holds a planning meeting outside of the regular Board of Directors meeting schedule to reflect on incentive plan performance and any feedback received regarding these plans (including input from shareholders and proxy advisory services, as well as considering the results of the Company’s annual “Say on Pay” vote), and discusses current and future business objectives to determine whether adjustments should be considered to improve the alignment of pay and performance. Based on this review in 2015 and subsequent discussions on proposed plan design revisions, the following plan structure changes are approved for 2016. While incentive plan structures have been approved, final approval of certain plan performance targets were pending at the time of the filing of this CD&A, and therefore will be disclosed in the Company’s 2017 annual proxy statement.

Corporate Performance Bonus Metrics. For 2016, the Corporate Performance Bonus will be revised to include a metric supporting Newmont’s sustainability efforts, in line with key business objectives. Environmental and community relations are key strategic objectives and a core component of Newmont’s values. Including sustainability as a component of Newmont’s annual bonus reinforces internally and externally the importance Newmont places on these elements.

Additionally, the annual bonus plan is expected to have an increased weighting on CPB EBITDA (“earnings”) relative to cost to further increase the focus on delivering value to shareholders. Full details of these program changes will be provided in the 2017 CD&A.

Newmont Mining Corporation 2016 Proxy Statement   •  61

Post-Employment Compensation

In order to alleviate concerns that may arise in the event of an employee’s separation from service with the Company and enable employees to focus on Company duties, the Company has post-employment compensation plans and policies in place that include Company funded benefits as well as employee contribution-based benefits. Post-employment compensation plans and policies provide for a broad range of post-employment benefits to employees, including Officers, and create strong incentives for employees to remain with the Company. The Company’s decisions regarding post-employment compensation take into account the industry sector and general business comparisons to ensure post-employment compensation is aligned with the broader market.

Retirement. The Company offers two tax-qualified retirement plans, the Pension Plan, which is a defined benefit plan and the Savings Plan, which is a defined contribution plan (401(k)). Both of these plans are available to a broad range of Company employees, generally including all U.S. domestic salaried employees. Because of the qualified status of the Pension Plan and Savings Plan, the Internal Revenue Code limits the benefits available to highly-compensated employees. As a result, the Company provides a non-qualified defined benefit plan (Pension Equalization Plan) and a non-qualified savings plan (Savings Equalization Plan) for executive grade level employees who are subject to the Internal Revenue Code limitations in the qualified plans. The two equalization plans are in place to give executive grade level employees the full benefit intended under the qualified plans by making them whole for benefits otherwise lost as a result of Internal Revenue Code annual compensation limits.

On a regular basis, the Company reviews its retirement benefits. The purpose of the review is to assess the level of replacement income that the Company’s retirement plans provide for a full career Newmont employee. The Company attempts to maintain a competitive suite of retirement benefits that accomplishes income replacement post retirement. The level of income replacement varies depending on the income level of the employee. The benefits included in the analysis are the pension plan, pension equalization plan, 401(k) matching contribution and social security benefits. The Company retirement benefits are important hiring and retention tools for all levels of employees within the Company.

See the 2015 Pension Benefits Table and 2015 Non-Qualified Deferred Compensation Table for a description of benefits payable to the Officers under the Pension Plan, Pension Equalization Plan and the Savings Equalization Plan.

Change of Control. The Company recognizes that the potential for a change of control can create uncertainty for its employees that may interfere with an executive’s ability to efficiently perform his or her duties or may result in a voluntary termination of an executive’s employment with the Company during a critical period. As a result, the Company originally adopted the Executive Change of Control Plan of Newmont in 1998, which was subsequently revised in 2008, to retain executives and their critical capabilities to enhance and protect the best interests of the Company and its stockholders during an actual or threatened change of control. As of January 1, 2012, the Company adopted a new Executive Change of Control Plan that removed the excise tax gross up, reduced the formula for severance, removed retirement plan contributions and reduced the time period for continuation of health benefits. The 2012 Executive Change of Control Plan applies to employees hired into, or current employees promoted into, eligible positions. The prior plan remains in place for employees who were eligible on, or prior to, December 31, 2011, because the terms of the prior plan prohibit any reduction in benefits to plan participants. The levels of benefits provided in the 2008 and 2012 Executive Change of Control Plans are intended to motivate and retain key executives during an actual or threatened change of control. Of the Named Executive Officers, based on their dates of hire, Messrs. Goldberg, Engel and Gottesfeld are eligible for benefits under the 2008 Executive Change of Control Plan; Mr. Robison and Ms. Brlas are eligible for benefits under the 2012 Executive Change of Control Plan.

In the event of a Change of Control, as defined in both the 2008 and 2012 Plans, and a qualifying termination of employment, certain designated Officers receive three times annual pay and other benefits. See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers under the applicable Change of Control Plan. These benefits, paid upon termination of employment following a change of control on what is sometimes referred to as a “double-trigger” basis, provide incentive for executives to remain employed to complete the transaction and provide compensation for any loss of employment thereafter.

The 2013 Stock Incentive Plan approved by stockholders in 2013 incorporates a double-trigger upon change of control for any equity vesting and all equity outstanding only vests upon a double trigger of change of control and termination of employment.

62  •  Newmont Mining Corporation 2016 Proxy Statement

Severance. On October 26, 2011, the Company adopted the Executive Severance Plan of Newmont (the “ESP”) which replaced the Severance Plan of Newmont for employees in executive levels. The ESP provides severance benefits following involuntary termination without cause. The ESP was adopted to mitigate negotiation of benefits upon termination, provide additional protection to the Company and define and cap severance costs. Maximum benefits under the ESP are reduced from the prior severance plan of Newmont. Equity will vest pro-rata. The pro-rata portion represents the amount deemed to be earned. The purpose of the ESP is to provide income and benefit replacement for a period following employment termination, where termination is not for cause. The ESP allows the terminated employee time and resources to seek future employment.

See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers.

Officer’s Death Benefit. The Company maintains group life insurance for the benefit of all salaried employees of the Company. In addition, Officers and executive grade level Officers have a supplemental Officer Death Benefit Plan. The purpose of the Officer Death Benefit Plan is to provide benefits to Officers of the Company beyond the maximum established in the Company’s group life insurance, as appropriate to their higher income levels.

See the Potential Payments Upon Termination or Change of Control section for potential amounts payable to the Officers under the Officer Death Benefit Plan.

Executive Agreements. All of the Officers are at-will employees of the Company, without employment agreements. However, the Company has agreed to provide Mr. Goldberg with benefits under the Executive Severance Plan of Newmont, pursuant to the terms of such plan, even if the Company alters the terms of such plan.

Other Policies and Considerations

Results of the 2015 Advisory Vote on Executive Compensation (“Say on Pay”)

In 2015, Newmont conducted an advisory vote on the compensation of the Officers in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010, commonly known as “Say on Pay.” As Newmont regularly engages stockholders to discuss a variety of aspects of our business and welcomes stockholder input and feedback, the Say on Pay vote serves as an additional tool to guide the Board and the LDCC in ensuring alignment of the Company’s executive compensation programs with stockholder interests.

The result of our 2015 Say on Pay vote indicates substantial support for the executive compensation of our Officers with 94% (excluding abstentions) of the votes cast “For” the advisory vote on executive compensation. The LDCC reviewed this result, and concluded that this result affirms our stockholders’ support of the Company’s approach to executive compensation. However, consistent with the Company’s ongoing commitment to best practices in compensation governance and strong emphasis on pay for performance, the LDCC continues to review compensation programs to further align executive pay with stockholder interests, as described in this CD&A. Although the LDCC did not make any changes to our 2015 executive compensation program and policies specifically as a result of the 2015 Say on Pay advisory vote, the LDCC did consider the vote in making decisions for the 2016 incentive structure. The LDCC will continue working to ensure that the design of the Company’s executive compensation programs is focused on long-term stockholder value creation, emphasizes pay-for-performance and does not encourage the taking of short-term risks at the expense of long-term results. The LDCC will continue to use the Say on Pay vote as a guidepost for stockholder sentiment and continue to respond to stockholder feedback.

Executive Compensation Risk Assessment

We believe that Newmont’s compensation program for the Chief Executive Officer and Officers is structured in a way that balances risk and reward, yet mitigates the incentive for excessive risk taking. Beyond prudent plan design and compensation policies, in January 2016, the Company’s Enterprise Risk Management (“ERM”) team conducted a risk assessment of the executive compensation program, reviewing all program changes since the prior assessment completed in January 2014.

Newmont Mining Corporation 2016 Proxy Statement   •  63

Upon review of the changes to the executive compensation programs from 2014 through 2015, it was determined that these changes align with the experience of shareholders and do not provide an incentive for excessive risk taking. The changes include an adjustment in the short-term incentive program that increases the percentage weighting for the Company Performance Bonus (with a corresponding decrease in the weighting for the Personal Bonus) for senior executives, the addition of EBITDA to the Company Performance Bonus, the replacement of the Strategic Stock Units (“SSU”) program with a Restricted Stock Unit (“RSU”) program at the senior executive level since EBITDA is now included in the short-term incentive program, and the replacement of SSUs with Performance Share Units (“PSUs”) at the vice president level.

In addition to the Company’s risk assessment process, the incentive program results are reviewed by the Company’s Internal Audit function (which formally reports to the Audit Committee of the Board of Directors) to further ensure program process and calculations are accurate and conform to the rules contained within each respective program. Finally, the 2013 Stock Plan approved by the stockholders of the Company provides for a limit of 1 million shares of restricted stock or restricted stock units, as defined in the 2013 Stock Plan, that may be granted with less than a 3-year vesting period.

Accelerated Grant and Vesting of Stock Awards

Change of Control. Immediately prior to a change of control, the following occurs:

•

PSUs: PSU performance will be measured using the change of control price of the Company stock. The pro-rata percentage of the actual payout of PSUs correlating to the period of time that elapsed prior to the change of control shall be granted in common stock. For the remainder of the actual PSUs correlating to the performance period that did not elapse prior to the change of control, the Company will issue restricted stock units that will vest at the end of the performance period. In the event that the acquiring company will not issue equity, the acquiring company may issue cash equivalent awards; and

•

RSUs: For the year of the change of control, a target RSU will be granted in the form of restricted stock units with one-third of the grant vesting the following January 1 and the next two-thirds of the grant vesting on the following two anniversaries of the initial vest.

Termination of Employment following Change of Control. All PSUs and RSUs vest upon termination of employment following a change of control.

Death/Long-Term Disability/Retirement/Severance

•

PSUs: In the event of severance, retirement, death or disability, PSU grants shall vest in a pro-rata amount based on actual performance for each PSU award. Performance for the time period for each award will be calculated (using the most recent fiscal quarter-end performance) and settled accordingly on a pro-rated basis.

•	RSUs: In the event of severance, retirement, death or disability, RSU grants shall vest in a pro-rata amount based upon the date of grant and separation date.

Stock Ownership Guidelines. The Company’s stock ownership guidelines require that all Officers own shares of the Company’s stock, the value of which is a multiple of base salary. For the Officers, the stock ownership guidelines are as follows:

STOCK OWNERSHIP GUIDELINES

Name	Multiple of Base Salary
Gary Goldberg	5
Chris Robison	3
Laurie Brlas	3
Randy Engel	3
Stephen Gottesfeld	3

64  •  Newmont Mining Corporation 2016 Proxy Statement

Stock ownership guidelines were put in place to increase the alignment of interests between executives and stockholders by encouraging executives to act as equity owners of the Company. The LDCC sets the ownership guidelines by considering the size of stock awards. Unvested shares of restricted stock units and shares held in retirement accounts and target performance stock leveraged units within the three year performance period are considered owned for purposes of the guidelines. The LDCC reviews compliance with the guidelines annually. Executives who are new to their positions have five years to comply with the guidelines. All of the executives identified above are in compliance with the stock ownership guidelines or fall within the exception period.

Restrictions on Trading Stock. The Company has adopted a stock trading standard for its employees, including the Officers. The standard prohibits certain employees from trading during specific periods at the end of each quarter until after the Company’s public disclosure of financial and operating results for that quarter, unless they have received the approval of the Company’s General Counsel. The Company may impose additional restricted trading periods at any time if it believes trading by employees would not be appropriate because of developments at the Company that are, or could be, material. In addition, the Company requires pre-clearance of trades in Company securities for its Officers, and prohibits buying shares on margin or using shares as collateral for loans. Other than as stated in this paragraph and the stock ownership requirements stated above, the Company does not have a holding period on common stock delivered following the expiration of a restricted stock unit vesting period, or common stock delivered following the exercise of a stock option.

Perquisites. The Company’s philosophy is to provide minimal perquisites to its executives. In 2013, LDCC approved financial advisory services for the executives beginning in 2014. The benefit was approved on the basis that it assists with managing personal complexity with financial planning at this level and supports greater focus on Company business. For 2015, the benefit value ranges from $12,000 to $15,500 depending on employee level, and the executive may decide whether or not to receive the financial advisory services. If the executive elects to receive the financial advisory services, the amount of such services will be paid by the Company but will not be grossed up; employees will have the responsibility of paying the tax liability associated with the imputed income for the benefit. Separately, as the Company believes in promoting financial wellness for all employees, the Company also provides access to individual financial planning services for all employees under the terms of the agreement with the Company’s 401(k) administrator.

In alignment with Newmont’s safety and wellness culture, the LDCC approved the implementation of annual Executive Health Assessments for the CEO and Executive Leadership Team effective January 1, 2016. The Company strongly believes in investing in the health and well-being of its senior executives as an important component in providing continued effective leadership for the Company. The expected benefit value will range from approximately $3,000 to $5,000 per senior executive and will not include a tax gross-up.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of compensation in excess of $1,000,000 that the Company may deduct in any one year with respect to its chief executive officer and three other most highly compensated executive officers (excluding the chief financial officer) whose compensation must be included in this proxy statement because they are the most highly compensated executive officers. There are exceptions to the $1,000,000 limitation for performance-based compensation meeting certain requirements. For 2015, Corporate Performance Bonuses, Personal Bonuses, Performance Leveraged Stock Units and Restricted Stock Units do not meet the performance-based exception under Section 162(m) and are therefore subject to the $1,000,000 deduction limit. Thus, in 2015, Officer compensation amounts are greater than $1,000,000 and a portion of their salaries, bonuses, stock awards and other compensation items are not deductible by the Company. In 2015, Messrs. Goldberg, Robison, Engel, and Gottesfeld compensation amounts are greater than $1,000,000 and a portion of their salaries, bonuses, stock awards, and other compensation items are not deductible by the Company.

The Company is primarily focused on designing compensation programs that are intended to incentivize executive performance that will lead to long-term value creation for our stockholders. Nonetheless, the Company did include certain plans in the 2013 proxy statement that would allow the Company the ability to utilize the 162(m) performance-based exemption in 2014 and beyond, which is subject to ongoing analysis by the Company. Based upon this ongoing analysis, we may designate programs to be subject to the performance-based exception requirements under Section 162(m) in the future.

Newmont Mining Corporation 2016 Proxy Statement   •  65

Executive Compensation Tables

2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)		All Other Compen- sation(6) ($)	Total ($)
Gary Goldberg	2015	$1,135,783	$0	$9,452,443	$0	$2,467,261	$502,954		$50,484	$13,608,925
President and Chief Executive Officer	2014 2013	$1,075,000 $1,055,151	$0 $0	$5,587,034 $5,283,906	$0 $0	$2,297,006 $2,066,796	$523,724 $310,202		$64,640 $47,167	$9,547,404 $8,763,222
Laurie Brlas	2015	$700,000	$0	$4,511,366	$0	$908,740	$250,062		$28,721	$6,398,889
Executive Vice President and Chief Financial Officer	2014 2013	$700,000 $201,923	$0 $1,168,419	$2,728,570 $3,145,806	$0 $0	$951,650 $270,982	$323,095 $48,380		$653,734 $32,493	$5,357,049 $4,868,003
Randy Engel	2015	$611,877	$0	$3,175,119	$0	$797,508	$21,610		$34,998	$4,641,112
Executive Vice President, Strategic Development	2014 2013	$595,000 $613,434	$0 $0	$1,855,415 $1,754,705	$0 $0	$848,500 $782,313	$1,963,741 $0	(7)	$102,691 $12,000	$5,365,347 $3,162,452
Stephen Gottesfeld	2015	$500,000	$0	$2,320,149	$0	$577,235	$25,270		$31,305	$3,453,959
Executive Vice President and General Counsel	2014	$500,000	$0	$1,403,240	$0	$592,663	$890,479		$95,089	$3,481,471
Chris Robison	2015	$781,044	$0	$5,361,868	$0	$1,369,951	$333,793		$15,900	$7,862,556
Executive Vice President and	2014	$700,000	$0	$0	$0	$1,259,563	$352,168		$15,600	$2,327,331
Chief Operating Officer	2013	$453,846	$928,307	$2,449,984	$0	$789,693	$134,091		$44,660	$4,800,581
(1)	For 2013, salary disclosed included payout of one payroll cycle from 2012 based on the structure of payroll periods.

(2)

For 2013, amounts shown for Ms. Brlas and Mr. Robison represent a sign-on bonus paid in 2013 and differentiation from the Corporate Performance and Personal Bonus payments. The differentiation from the Corporate Performance and Personal in 2013 for Ms. Brlas and Mr. Robison is a calculation of such payout based on annualized salary rate rather than salary paid in the year. Ms. Brlas received a sign on bonus of $500,000, and a differentiation from the Corporate Performance and Personal Bonus of $668,419. Mr. Robison received a sign on bonus of $500,000 and a differentiation from the Corporate Performance and Personal Bonus of $428,307.

(3)

Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). Pursuant to ASC 718 the aggregate grant date fair value of Performance Leveraged Stock Units (“PSU”) is determined by multiplying the target number of shares by a Monte Carlo calculation model, which determined a grant date fair value of the 2015-2017 (payout 2018) Performance Leveraged Stock Units of $41.85 per share for each participating Named Executive Officer. To assist with understanding the total pay change in 2015 compared to 2014 for Mr. Goldberg, as described in the “Executive Summary” in the CD&A on page 34, the majority of the increase in total pay is due to the projected theoretical valuation change in the PSU stock award from 2014 to 2015. While the target value of the PSU stock award as determined by the LDCC increased by only 2% from 2014 to 2015, the projected theoretical value of the shares upon vesting in 2017 and 2018, respectively, increased from 115% to 162% per share with the Monte Carlo valuation. A summary of the impact of the Monte Carlo valuation on the Stock Awards between 2014 and 2015 is shown in the table below; additional details regarding the Stock Awards can be found in the “Long-Term Incentives” section of the CD&A and in the subsequent “Grant of Plan Based Awards Table.”

Year		Stock Value in Accordance with Summary Compensation Table Disclosure Methodology
	Stock Value Awarded by the LDCC (RSU + PSU)	RSU	PSU Projected Value	Total Stock Awards
2015	$5,500,000	$1,833,316	$7,619,127	$9,452,443
2014	$5,375,000	$1,792,008	$3,795,026	$5,587,034
Change Between 2014 and 2015 (%)	2%	2%	101%	69%

This table is not intended to replace the figure set forth above in the Summary Compensation Table, but is provided to assist stockholders in understanding target compensation considered by the LDCC.

Mr. Robison received three separate Performance Leveraged Stock Unit bonus awards in 2015, each representing one-third of a full award and becoming payable in 2016, 2017 and 2018, all of which are shown in the Stock Awards column of the Summary Compensation Table. The Performance Leveraged Stock Unit awards to Mr. Robison have the following Monte Carlo grant date fair values, $41.850 for the grant payable in 2018, $42.04 for the grant payable in 2017 and $43.27 for the grant payable in 2016. See the Compensation Discussion and Analysis for a description of these awards to Mr. Robison and the rationale. For 2014-2016 Performance Leveraged Stock Units (payout 2017, reflected in 2014), the aggregate grant date

66  •  Newmont Mining Corporation 2016 Proxy Statement

fair value of Performance Leveraged Stock Units is determined by multiplying the target number of shares by a Monte Carlo calculation model value of $27.20 per share for each participating Named Executive Officer. For 2013-2015 Performance Leveraged Stock Units (payout 2016, reflected in 2013), the aggregate grant date fair value of Performance Leveraged Stock Units is determined by multiplying the target number of shares by a Monte Carlo calculation model value of $47.95 per share for each participating Named Executive Officer with the exception of Ms. Brlas. Because Ms. Brlas’ 2013-2015 PSU award is based upon the average closing stock price for the three months prior to her hire date of September 9, 2013, rather than the average closing stock price of the fourth quarter of 2012, and the three year performance period is September 9, 2013 to September 9, 2016, rather than January 1, 2013 to December 31, 2015, the Monte Carlo grant date fair value on her 2013-2015 (payout 2016) PSU award is $39.24 per share. The maximum value of the Performance Leveraged Stock Units is 200% of target.

For the Strategic Stock Units utilized in 2013 and 2014, the grant date fair value is the target number of shares granted, multiplied by the fair market value on the date of grant, and the maximum value is 150% of the target. The Company’s 2005 and 2013 Stock Incentive Plans define fair market value of the stock as the average of the high and low sales price on the date of the grant, which is the grant date fair value for the Strategic Stock Units (“SSU”) and the 2015 restricted stock unit grants. For the 2014 SSU grants, the fair market value on the date of grant, February 26, 2014, was $23.655. For the 2013 SSU grants, the fair market value on the date of grant, February 27, 2013, was $40.915. Ms. Brlas’ 2013 SSU award on September 9, 2013, has a different grant date than the other participants and thus a fair market value of $30.41 per share, the average of the high and low sales price on September 9, 2013, the date of grant. In 2015, the Company transitioned to a restricted stock unit program to replace the SSU program. The restricted stock unit grants have a three year pro-rata vesting schedule. For details of the design of the program and transition see the CD&A. For the 2015 restricted stock unit grants, the fair market value on the date of the grant, February 24, 2015 was $25.555, and the grant values are shown in the Grants of Plan Based Awards Table.

(4)

Amounts shown represent Corporate Performance Bonuses and the Personal Bonuses paid in cash. The executives received bonuses as follows: Mr. Goldberg corporate $1,700,608 and personal $766,653; Ms. Brlas corporate $698,740 and personal $210,000; Mr. Engel corporate $549,698 and personal $247,810; Mr. Gottesfeld corporate $424,235 and personal $153,000, and; Mr. Robison corporate $974,548 and personal $395,403.

(5)

Amounts shown represent the increase in the actuarial present value under the Company’s qualified and non-qualified defined benefit pension plans. The PEP interest rate is based upon the PBGC interest rate. At December 31, 2015, the PBGC lump sum interest rate was 1.25%, at December 31, 2014, the PBGC lump sum interest rate was 1.00%, and at December 31, 2013, the PBGC lump sum interest rate was 1.75%. At December 31, 2015, the FASB rate was 4.80%, at December 31, 2014, the FASB rate was 4.32%, and at December 31, 2013, the FASB rate was 5.25%.

(6)	Amounts shown are described in the All Other Compensation Table below.

(7)

Based on the increase in the PBGC lump sum interest rate in 2013 and planned decreases to the Pension Plan of Newmont in 2014, Mr. Engel experienced a decrease of $223,340 in his pension value for 2013.

Refer to the Compensation Discussion and Analysis section of this Proxy Statement for a description of the components of compensation, along with a description of all material terms and conditions of each component. In 2015, the Salary and Bonus columns accounted for 8% of Mr. Goldberg’s total compensation as reflected in the Summary Compensation Table. The Salary and Bonus columns accounted for 11%, 13%, 14% and 10% of Ms. Brlas’, Mr. Engel’s, Mr. Gottesfeld’s and Mr. Robison’s total compensation, respectively, as reflected in the Summary Compensation Table.

2015 ALL OTHER COMPENSATION TABLE

Name	Company Contributions to Defined Benefit Plans(1) ($)	Change in Value of Post-Retirement Medical and Life Insurance(2) ($)	Perquisites(3) ($)	Total ($)
Gary Goldberg	$15,900	$22,349	$12,235	$50,484
Laurie Brlas	$15,900	—	$12,821	$28,721
Randy Engel	$15,900	—	$19,098	$34,998
Stephen Gottesfeld	$15,900	—	$15,405	$31,305
Chris Robison	$15,900	—	—	$15,900

(1)

Under the Company’s defined contribution plan, the Savings Plan, the Company will match 100% of the first 6% of a participant’s base salary contribution to the Savings Plan annually with a maximum match of $15,900.

(2)

Messrs. Engel and Gottesfeld are eligible for retiree medical, having been employed before January 1, 2003. Messrs. Goldberg, Engel and Gottesfeld are eligible for officer death benefits post-employment if they attain a total of 75 by adding

Newmont Mining Corporation 2016 Proxy Statement   •  67

age and years of service by retiring at the date of unreduced pension (65 years of age for Mr. Goldberg, 59.667 years of age for Mr. Engel, and 57.667 years of age for Mr. Gottesfeld). However, both Messrs. Engel and Gottesfeld experienced a loss in value of post-retirement medical and life insurance value in 2015 based upon change in post-65 medical retiree plan benefits enacted in 2015. Ms. Brlas and Mr. Robison cannot attain a total of 75 with age and years of service at the time of unreduced pension, age 65.

(3)

The Company provides the named executive officers with the opportunity to obtain financial advisory services up to a value of $15,500, paid by the Company. The amount is not grossed up for taxes and any executive electing to obtain the services is responsible for the personal tax liability associated with the imputed income for the benefit. Mr. Goldberg’s perquisite consists of $12,235 of financial advisory services. Ms. Brlas’ perquisite consists of $12,821 for administrative assistance for personal matters. Mr. Engel’s perquisites consist of $15,405 of financial advisory services and $3,693 for administrative assistance for personal matters. Mr. Gottesfeld’s perquisite consists of $15,405 of financial advisory services.

68  •  Newmont Mining Corporation 2016 Proxy Statement

2015 GRANTS OF PLAN-BASED AWARDS TABLE

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value Of Stock and Option Awards(3) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary Goldberg
2015 Corporate Performance & Personal Bonus		$241,500	$1,725,000	$3,450,000
2015 PSU (payable 2018)	2/24/2015				0	182,058	364,116		$7,619,127
2015 RSU	2/24/2015							71,740	$1,833,316
Laurie Brlas
2015 Corporate Performance & Personal Bonus		$98,000	$700,000	$1,400,000
2015 PSU (payable 2018)	2/24/2015				0	86,891	173,782		$3,636,388
2015 RSU	2/24/2015							34,239	$874,978
Randy Engel
2015 Corporate Performance & Personal Bonus		$77,594	$554,243	$1,108,486
2015 PSU (payable 2018)	2/24/2015				0	61,154	122,308		$2,559,295
2015 RSU	2/24/2015							24,098	$615,824
Stephen Gottesfeld
2015 Corporate Performance & Personal Bonus		$59,500	$425,000	$850,000
2015 PSU (payable 2018)	2/24/2015				0	44,687	89,374		$1,870,151
2015 RSU	2/24/2015							17,609	$449,998
Chris Robison
2015 Corporate Performance & Personal Bonus		$140,000	$1,000,000	$2,000,000
2015 PSU (payable 2018)	2/24/2015				0	30,895	61,790		$1,292,956
2015 PSU (payable 2017)	2/24/2015				0	30,895	61,790		$1,298,826
2015 PSU (payable 2016)	2/24/2015				0	30,894	61,788		$1,336,783
2015 RSU	2/24/2015							36,522	$933,320
2015 RSU (fully vesting 2016)	2/24/2015							19,565	$499,984

(1)

Amounts shown represent threshold, target and maximum amounts for 2015 Corporate & Personal Bonuses. The Corporate Performance Bonus has a threshold of 20% payout, with the potential to have a zero payout, and the Personal Bonus has no threshold. The Leadership Development and Compensation Committee established the target for corporate metrics and personal objectives in March 2015. Payments of Corporate Performance & Personal Bonuses for 2015 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Refer to the Compensation Discussion and Analysis for a description of the criteria for payment of Corporate Performance & Personal Bonuses.

(2)

Amounts shown represent the threshold, target and maximum number of shares of the Performance Leveraged Stock Unit bonuses potentially awardable for the targets set in 2015, which will pay out in 2018, with the exception of Mr. Robison who received three separate Performance Leveraged Stock Unit bonus awards in 2015, each representing one-third of a full award and becoming payable in 2016, 2017 and 2018. See the Compensation Discussion and Analysis for a description of these awards and the rationale.

(3)

Amounts shown represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”). For the restricted stock units, the grant date fair value is the target number of shares granted multiplied by the fair market value on the date of grant. The Company’s 2005 and 2013 Stock Incentive Plans define fair market value of the stock as the average of the high and low sales price on the date of the grant, which is the grant date fair value for the restricted stock units. The fair market value on the date of grant, February 24, 2015, was $25.555, and the grant values are shown in the Stock Awards column of the Summary Compensation Table. The restricted stock unit awards vest pro-ratably over three years, with the exception of one award to Mr. Robison of 19,565 units that will vest in full in 2016. See the Compensation Discussion and Analysis for a description of this award and the rationale. Pursuant to ASC 718, the aggregate grant date fair value of Performance Leveraged Stock Units is determined by multiplying the target number of shares by a Monte Carlo grant date fair value $41.85 for the 2015-2017 (payout 2018) Performance Leveraged Stock Unit grant, and such amounts are shown in the Stock Awards column of the Summary Compensation Table. Mr. Robison received three separate Performance Leveraged Stock Unit bonus awards in 2015, each representing one-third of a full award and becoming payable in 2016, 2017 and 2018, all of which are shown in the Stock Awards column of the Summary Compensation Table. The Performance Leveraged Stock Unit awards to Mr. Robison have the following Monte Carlo grant date fair values, $41.850 for the grant payable in 2018, $42.04 for the grant payable in 2017 and $43.27 for the grant payable in 2016. See the Compensation Discussion and Analysis for a description of these awards to Mr. Robison and the rationale.

Newmont Mining Corporation 2016 Proxy Statement   •  69

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(1) (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Name	Exercisable	Unexercisable
Gary Goldberg						71,740	(3)	$1,290,603
2013-2016 PSU (payout 2016)									72,824	$1,310,104
2013 SSU (payout 2014-2016)									14,162	$254,774
2014-2017 PSU (payout 2017)									139,523	$2,510,019
2014 SSU (payout 2015-2017)									46,212	$831,354
2015 PSU (payout 2018)									182,058	$3,275,223
Laurie Brlas						34,239	(3)	$615,960
2013-2016 PSU (payout 2016)(6)									57,870	$1,041,081
2013 SSU (payout 2014-2016)(7)									9,304	$167,379
2014-2017 PSU (payout 2017)									68,146	$1,225,947
2014 SSU (payout 2015-2017)									22,564	$405,926
2015 PSU (payout 2018)									86,891	$1,563,169
Randy Engel						24,098	(3)	433,523
	8,500		$57.71	4/26/06	4/26/16
	25,000		$44.49	4/28/08	4/28/18
	41,863		$39.95	5/4/09	5/4/19
	34,982		$55.675	4/29/10	4/29/20
	33,000		$58.685	4/25/11	4/25/21
2013-2016 PSU (payout 2016)									24,186	$435,106
2013 SSU (payout 2014-2016)									4,702	$84,589
2014-2017 PSU (payout 2017)									46,339	$833,639
2014 SSU (payout 2015-2017)									15,344	$276,039
2015 PSU (payout 2018)									61,154	$1,100,160
Stephen Gottesfeld						17,609	(3)	$316,786
	8,500		$57.71	4/26/06	4/26/16
	14,000		$42.06	4/30/07	4/30/17
	15,000		$44.49	4/28/08	4/28/18
	15,026		$39.95	5/4/09	5/4/19
	10,494		$55.675	4/29/10	4/29/20
	13,240		$58.685	4/25/11	4/25/21
2013-2016 PSU (payout 2016)									6,098	$109,703
2014-2017 PSU (payout 2017)									35,046	$630,478
2013 SSU (payout 2014-2016)									3,556	$63,972
2014 SSU (payout 2015-2017)									11,604	$208,756
2015 PSU (payout 2018)									44,687	$803,919
Chris Robison						36,522	(3)	$657,031
						19,565	(4)	$351,974
2015 PSU (payout 2016)									30,894	$555,783
2015 PSU (payout 2017)									30,895	$555,801
2015 PSU (payout 2018)									30,895	$555,801

(1)	From 2006 to 2011 stock options were granted one time per year. Stock options were granted two times per year prior to 2006. The Company did not grant stock options in 2012 or thereafter.

(2)	Assumes stock price of $17.99, the closing price on December 31, 2015.

(3)	Vesting dates are February 24, 2016, 2017 and 2018.

(4)	Vesting date is February 24, 2016.

(5)

Target number of Performance Leveraged Stock Unit bonuses are shown for all outstanding targets for which performance and grant are not yet determined, which are described in the Compensation Discussion and Analysis. The maximum achievable amount of Performance Leveraged Stock Unit bonuses is 200% of target.

70  •  Newmont Mining Corporation 2016 Proxy Statement

(6)

Based on her hire date, Ms. Brlas’ 2013 PSU award is based upon the average closing stock price for the three months prior to her hire date of September 9, 2013, and the three year performance period is September 9, 2013 to December 31, 2015. The award will vest, if at all, on September 9, 2016. The Monte Carlo grant date fair value on her 2013-2015 (payout 2016) PSU award is $39.24 per share.

(7)

Based on Ms. Brlas hire date, she received one-third of the SSU award on September 9, 2014, and she will receive another one-third on the second and third anniversaries from this date with a fair market value of $30.41 per share, the average of the high and low sales price on September 9, 2013, the date of grant.

2015 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary Goldberg	—	—	61,664	$1,602,101
Laurie Brlas	—	—	20,585	$435,462
Randy Engel	—	—	26,854	$698,962
Stephen Gottesfeld	—	—	21,138	$551,395
Chris Robison	—	—	33,899	$866,289

2015 PENSION BENEFITS TABLE(1)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gary Goldberg	Pension Plan	4.083	$135,597	—
	Pension Equalization Plan	4.083	$1,435,085	—
Laurie Brlas	Pension Plan	2.333	$99,045	—
	Pension Equalization Plan	2.333	$522,492	—
Randy Engel	Pension Plan	22.000	$984,114	—
	Pension Equalization Plan	22.000	$5,707,981	—
Stephen Gottesfeld	Pension Plan	18.833	$650,980	—
	Pension Equalization Plan	18.833	$2,041,292	—
Chris Robison(2)	Pension Plan	2.667	$100,947	—
	Pension Equalization Plan	2.667	$719,105	—

(1)	All calculations in the 2015 Pension Benefits Table were calculated using target Corporate Performance Bonus and target Personal Bonus for 2015.

(2)	Mr. Robison will retire May 1, 2016, without having 5 years of service; therefore, he will not vest in any of the benefits amounts stated in the table above.

The Company provides two tax-qualified retirement plans, a Pension Plan and a Savings Plan (401(k) plan). In addition, the Company offers a non-qualified pension plan (the “Pension Equalization Plan”), and non-qualified savings plan (the “Savings Equalization Plan”) for executive grade level employees.

Pension Plan. Mr. Goldberg, Ms. Brlas, Mr. Engel, Mr. Gottesfeld and Mr. Robison are participants in the qualified Pension Plan. The Pension Plan is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the Company. The plan provides for post-retirement payments determined by a formula based upon age, years of service and pension-eligible earnings for employees hired before January 1, 2007, called the final average pay calculation, up to July 2014. For employees hired after January 1, 2007 and for all participants accruing benefits beginning July 2014 including those formerly in the final average pay pension plan, the plan provides for post-retirement payments determined by a formula based upon years of service.

Final Average Pay Calculation. As of July 2014, all employees accrue pension benefits in the stable value pension. However, those employees hired before January 1, 2007 retain previously accrued benefits in the final average pay pension. Age 62 is the normal retirement age under the Pension Plan for final average pay

Newmont Mining Corporation 2016 Proxy Statement   •  71

calculation, meaning the age upon which the employee may terminate employment and collect benefits, or a participant may retire at age 55 with 10 years of service and collect reduced benefits immediately. If a Pension Plan participant terminates employment prior to age 55, but has a vested benefit by having acquired 5 years of service with the Company, the participant will begin to collect a benefit at age 62. If the participant terminates employment prior to age 55, but has 10 or more years of service with the Company, the participant may elect to collect a reduced benefit at age 55. If a participant attains the age of 48, has 10 years of service, and is terminated from employment within 3 years of a change of control, the participant is entitled to commence benefits. The Pension Plan utilizes the same definition of change of control as the Executive Change of Control Plan. The formula based upon age and years of service for benefits provides a strong incentive for Company employees to remain employed with the Company, even in times of high demand in the employment marketplace.

According to the Pension Plan, at the normal retirement age of 62, the Company calculates the monthly pension benefit amount through the following formula:

1.75% of the average monthly salary minus (-) 1.25% of the participant’s primary social security benefit times (×) the participant’s years of credited service

To determine the average monthly salary, the Company calculates the highest average from 5 consecutive prior years of employment within the last 10 years of employment of regular pay, vacation pay, cash bonus and a change of control payment, if applicable. Severance payments are not included as pensionable earnings. Salary does not include stock based compensation, foreign assignment premiums, signing bonuses, fringe benefits, payments from non-qualified plans or indemnity benefit payments. In the event a vested participant dies prior to the commencement of benefit payments, the participant’s legal spouse receives survivor benefits which are calculated based upon the pension benefit that the participant would have received upon retirement the day prior to death with an additional reduction factor applied. If the participant does not have a legal spouse, there is no benefit paid.

In the event of early retirement, meaning after reaching the age of 55 and at least 10 years of service, a participant is eligible to collect a monthly pension benefit upon retirement using the formula above with the following reductions:

EARLY RETIREMENT REDUCTIONS

Age at Termination	Years of Service	Reduction
55	At least 30	no reduction — payable upon termination
60	At least 10	lesser of 1/3 of 1% for each month of service less than 30 years of service (4% per year) or 1/3 of 1% for each month by which the date of benefit commencement precedes age 62 (4% per year) payable upon termination
At least 55	At least 10	1/3 of 1% for each month by which the date of benefit commencement precedes age 62 (4% per year) payable upon termination
Under 55	At least 10	1/2 of 1% for each month by which the date of benefit commencement precedes age 62 (6% per year) payable following termination and attainment of age 55
	At least 30	No reduction — payable at age 55

CHANGE OF CONTROL EARLY RETIREMENT

Age	Years of Service	Reduction
48 at time of change of control	At least 10	Lower reduction of 2% for each year by which termination precedes age 62, or applicable reduction above

STABLE VALUE CALCULATION

For the stable value pension, benefits are determined as follows:

Full Years of Services Completed by the end of the Plan Year	Percentage of Salary up to and including Social Security Wage Base	Percent of Salary Over the Social Security Wage Base
0-9	13%	21%
10-19	15%	23%
20+	17%	25%

72  •  Newmont Mining Corporation 2016 Proxy Statement

The stable value benefit, as of a given date, is the sum of all of the amounts accrued for each year of service. Salary in the stable value pension is defined the same as in the final average pay pension. Normal retirement age under the stable value pension is 65 and the vesting period is 5 years. If a stable value participant has 5 years of service and separates employment with Newmont prior to age 65, the participant is entitled to a reduced benefit. Under the stable value pension, participants may take their benefit in lump sum or an annuity.

Messrs. Engel and Gottesfeld have vested benefits under the final average pay (for service prior to July 2014) and the stable value (for service after July 2014) pensions by virtue of five or more years of service. Mr. Goldberg, Ms. Brlas, and Mr. Robison participate in the stable value calculation of the Pension Plan of Newmont based upon their dates of hire and none of them have vested benefits under the Pension Plan, as they do not have five years of service with the Company.

The Pension Plan contains a cap on eligible earnings as required by the Internal Revenue Code as well as a cap on benefits as required by section 415 of the Internal Revenue Code. This cap limits the pension benefits that executive-grade employees of the Company can receive under the Pension Plan.

Pension Equalization Plan. The Pension Equalization Plan provides for an actuarially determined present value cash lump sum amount upon retirement, or upon termination after 5 years of service with the Company. The Company determines the lump sum amount by calculating a full pension benefit under the Pension Plan, utilizing the definition of Salary from the Pension Equalization Plan, and subtracting the actual benefit owed under the Pension Plan that is subject to the cap in benefits.

If a participant dies while employed with the Company, or after retirement but before receipt of benefits under the Pension Equalization Plan, and the participant was entitled to benefits under the Pension Plan, the participant’s legal spouse receives survivor benefits which are calculated based upon the full Pension Equalization benefit minus the Pension Plan benefit amount. If the Company terminates a participant for cause, the participant forfeits all benefits under the Pension Equalization Plan.

Pension Calculation Assumptions. For final average pay benefits, the qualified pension present value uses a discount rate at December 31, 2015, of 4.80% and FASB mortality. The final average pay pension equalization value uses a pension equalization plan lump sum rate of 1.25% as of December 31, 2015, and mortality as defined in the Pension Equalization Plan to determine the lump sum payable at an executive’s earliest unreduced retirement age. For stable value benefits, from the qualified plan and the pension equalization plan are defined as a lump sum at age 65, the age at which the stable value benefits are unreduced. All of the benefits shown are also discounted from the earliest unreduced retirement age to current age using the FASB rate of 4.80%.

2015 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Gary Goldberg	—		—	—	—	—
Laurie Brlas	—		—	—	—	—
Randy Engel	—		—	—	—	—
Stephen Gottesfeld	—		—	($567)	—	$29,776
Chris Robison	$1,217,501	(1)	—	($48,771)	—	$1,168,730

(1)	Amounts shown are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Amounts shown in the table above are part of the Company’s Savings Equalization Plan. The Company maintains a Savings Plan and a Savings Equalization Plan for eligible employees.

Newmont Mining Corporation 2016 Proxy Statement   •  73

Savings Plan. The Savings Plan is the Company’s defined contribution plan that is available to a broad group of Company employees, which generally includes U.S. domestic salaried employees of the Company. The Savings Plan provides that eligible employees may contribute before-tax or after-tax compensation to a plan account for retirement savings. Under the Savings Plan, the Company will match 100% of the first 6% of a participant’s base salary (with a maximum of $265,000 in salary and a maximum match of $15,900) contribution to the Savings Plan annually. The Company contribution vests as follows:

SAVINGS PLAN VESTING SCHEDULE

Years of Service	Percentage of Company Contribution Vested
Less than 1 year	0
1 year	20
2 years	40
3 years	60
4 or more years	100

In the event of death, disability, retirement, change of control (same definition as Executive Change of Control Plan explained in the Potential Payments Upon Termination or Change of Control section below) or termination of the Savings Plan, a participant is fully vested in the Company contribution component of the Savings Plan. In accordance with the Internal Revenue Code, the Savings Plan limits the before-tax and after-tax contributions that highly compensated participants may make to the Savings Plan.

Savings Equalization Plan. The Savings Equalization Plan allows eligible participants the opportunity to defer up to 100% of compensation (minus before-tax contributions under the Savings Plan) beyond the Internal Revenue Code limitations set forth in the Savings Plan on a pre-tax basis. The Savings Equalization Plan is a non-qualified deferred compensation plan. To participate in the Savings Equalization Plan, an employee must be executive grade or a grandfathered participant and be eligible to participate in the Savings Plan of Newmont. The purpose of the Savings Equalization Plan is to allow executive grade level employees a way to defer additional compensation for post-employment savings purposes beyond the limits set forth in the Savings Plan. A participant’s deferred compensation is contributed at the direction of the participant to various hypothetical investment alternatives. Such investments are selected by a committee of Company representatives, with the advice of professional investment managers.

Upon distribution of Savings Equalization Plan accounts, the participant receives a cash amount equal to the value of the contributions if such contributions had been invested in such hypothetical investments, as of the applicable valuation date. A participant receives distribution of Savings Equalization amounts in lump-sum form, or at a pre-selected distribution date in the future according to the provisions of the plan and 409A.

In early 2010, the Company established a trust for participants’ account balances in the Savings Equalization Plan and the Company funds the participant account balances in the trust. The assets held in this trust may be subject to claims of the Company’s creditors in the event the Company files for bankruptcy.

Potential Payments Upon Termination or Change of Control

Terms of Plans: See the Compensation Discussion and Analysis section and the text following the tables for a description of the material terms, conditions and assumptions for any of the Company’s benefit plans.

Retirement Benefits: Messrs. Engel and Gottesfeld have vested benefits under the Pension Plan and Pension Equalization Plan. Mr. Goldberg, Ms. Brlas and Mr. Robison have not yet vested in the Pension Plan or the Pension Equalization Plan as they have not attained 5 years of service. See the Pension Benefits Table for the present value of benefits under these plans.

Voluntary Termination: The Named Executive Officers would receive no payments or other benefits upon voluntary termination, except for vested benefits under the Pension Plan and Pension Equalization Plan. See the Pension Benefits Table for the present value of benefits under these plans.

Termination Not For Cause: On October 25, 2011, the Board of Directors and the Compensation Committee of the Board adopted an Executive Severance Plan applicable to the Senior Director and above levels of the Company. Under the Executive Severance Plan, any eligible employee who is subject to involuntary termination of employment for any reason other than cause is entitled to severance benefits. Cause is defined as engagement in

74  •  Newmont Mining Corporation 2016 Proxy Statement

illegal conduct or gross negligence, or willful misconduct or any dishonest or fraudulent activity, breach of any contract, agreement or representation with the Company, or violation of Newmont’s Code of Conduct. Severance benefits consist of: 1) a fixed number of months of base salary; 2) target pro-rated bonus if terminated between March 31 and December 31 (if terminated January 1- March 31, bonus is paid out at actual for the prior year, with no bonus for the year of termination); 3) medical benefits for the severance period, not to exceed 18 months; and 4) outplacement services for up to 18 months. The range of fixed number of months of base salary for the Named Executive Officers is 24 months of salary for Mr. Goldberg, 15 months of salary + 1 month of salary for every year of service up to a maximum of 18 months of salary for Ms. Brlas, Mr. Engel, Mr. Gottesfeld and Mr. Robison. For equity grants in the case of separation of employment under the Executive Severance Plan, there shall be a pro-rata percent acceleration of restricted stock units that have already been granted. For Performance Leveraged Share Unit bonus granted prior to 2015, there shall be a pro-rata grant of any Performance Leveraged Share Unit bonus that is beyond the first performance year in the lesser amount of target or actual payout. For Performance Leveraged Share Unit bonus granted beginning in 2015, there shall be a pro-rata payout based upon the most recent calculation of the performance against the metrics. The calculations below in the termination tables utilize the target payout for Performance Leveraged Share Unit bonuses.

Termination For Cause: No additional benefits are payable in any case of termination for cause. The Company’s plans generally define cause as stated above.

Change of Control: Acceleration of any equity grant requires a double-trigger of a change of control and a termination of employment. The cash bonus plan provides for payment of target Corporate Performance Bonus and Personal Bonus upon a change of control between September 1 and December 31, and a target pro-rata bonus payment in the event of a change of control between January 1 and August 31. The final average pay Pension Plan (applicable only to Messrs. Engel and Gottesfeld) provides a retirement option at age 48 with 10 years of service and a lesser reduction factor in benefits, compared to circumstances not involving a change of control. Additionally, the Savings Plan provides for immediate vesting of the Company matching contributions which is capped at a total of $15,900 per year.

The Company’s Executive Change of Control Plan applies to Senior Director level employees and above, including the Officers, in the event of a change of control, which is generally defined as:

1)	The acquisition of beneficial ownership of 20% or more of either (a) the then outstanding shares of the Company; or (b) the combined voting power of the then outstanding shares of the Company entitled to vote generally in the Election of Directors (but not an acquisition by a Company entity or Company benefit plan); or

2)	The individuals constituting the Company’s Board of Directors on January 1, 2008 (for 2008 Executive Change of Control Plan) and January 1, 2012 (for 2012 Executive Change of Control Plan), cease to constitute at least a majority of the Board, with certain exceptions allowing the Board the ability to vote in new members by a majority; or

3)	Consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another corporation. The acquisition of assets of another corporation does not constitute a change of control if certain requirements are met to evidence that the Company is the acquiring company and will conduct the business of the combined entity going forward.

Termination After Change of Control: Messrs. Goldberg, Engel and Gottesfeld are subject to the 2008 Executive Change of Control Plan and Ms. Brlas and Mr. Robison are subject to the 2012 Executive Change of Control Plan. The plans provide for enhanced benefits in the case of termination following change of control of the Company (within three years for the 2008 plan and within two years for the 2012 plan), in most cases based on salary and bonus payments in previous years.

Executives are eligible for benefits under the change of control plans if terminated within the requisite time period of a change of control or if the executive terminates for good reason within the requisite time period of a change of control. The Change of Control Plans generally define good reason as any of the following without the executive’s prior consent: (a) material reduction in salary or bonus compensation from the level immediately preceding the change of control; (b) requiring the executive to relocate his or her principal place of business more than 35 miles (50 miles in the 2012 Executive Change of Control Plan) from the previous principal place of business; (c) failure by the employer to comply with the obligations under the Change of Control Plan; or (d) assigning the executive duties inconsistent with the executive’s position immediately prior to such assignment or any action resulting in the diminution of the executive’s position, authority, duties or responsibilities.

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If an executive is eligible for termination benefits under the Executive Change of Control Plan, the executive is entitled to:

•	pro-rated bonus determined by percentage of the year worked at target level (or the full target bonus if change of control occurs between September 1 and December 31 according to the cash bonus plan);

•

2 times the “annual pay” for most executives and 3 times for individuals specified by the Board. Annual pay is defined as annual salary, annual cash bonus at the highest amount that the executive received in the three years prior to the change of control, and the highest employer matching contribution made to the Savings Plan on behalf of the executive in the three years prior to the change of control;

•

for a three year period (or the COBRA period for the 2012 Executive Change of Control Plan), health, dental, vision, prescription, disability and life insurance benefits for the executive and his or her family; and

•	outplacement services consistent with the Company’s practices during the one-year period prior to the change of control.

For participants in the 2008 Executive Change of Control Plan, the executive is entitled to the following additional benefits:

•

a cash amount equal to the actuarial equivalent of three years of additional benefits under the Pension Plan, Pension Equalization Plan, Savings Equalization Plan and credit for three additional years under these plans for purposes of actuarial calculations; and

•	certain gross-up payments for excise taxes on the change of control payment.

Messrs. Goldberg, Engel and Gottesfeld participate in the 2008 Executive Change of Control Plan at three times annual pay level as of December 31, 2014. Ms. Brlas and Mr. Robison participate in the 2012 Executive Change of Control Plan at three times annual pay level as of December 31, 2015. These individuals are designated for the enhanced benefits because they all hold positions that would require continuity during a change of control or threatened change of control. In addition, the positions that the designated individuals hold are at high risk for change of personnel in the event of a change of control and the enhanced benefit provides additional incentive for such executives to stay with the Company despite any concerns regarding a change of control.

An unvested participant of the pension plan who is separated from employment following a change of control vests in the pension plan. See the Pension Benefits Table and following text for pension values and unvested participants.

Death: Upon the death of one of the Named Executive Officers, payment is made to the estate based on the terms of the Officers’ Death Benefit Plan. The Officers’ Death Benefit Plan provides for a cash payment upon the death of currently employed executive-level officers of the Company, as well as eligible retired executive-level officers. The Officer Death Benefit Plan provides a lump sum cash benefit paid by the Company upon death as follows:

•	3 times final annual base salary for an executive officer who dies while an active employee;

•	1 times final annual base salary for an eligible executive officer who dies after retiring at or after normal retirement age; and

•

30% to 90% of final annual base salary for an eligible executive officer who dies after separating employment but who retired prior to normal retirement age, depending on the number of years remaining to normal retirement age.

As of December 31, 2015, Mr. Goldberg, Ms. Brlas, Mr. Engel, Mr. Gottesfeld and Mr. Robison were currently employed executive-level officers of the Company, and thus eligible for the Officer Death Benefit Plan. In the event of death during employment an unvested participant of the pension plan who dies while employed vests in the pension plan. See the Pension Benefits Table and following text for pension values and unvested participants.

Disability: Short-term disability benefits provide for 100% of base pay (salary and bonus) for the initial eight weeks of disability and 60% of base pay for the remainder of short-term disability for a total period of up to six months. In the event of long-term disability, the Company has an insurance plan that provides a maximum monthly benefit to executives and officers of the Company of $15,000 per month. The maximum benefit period for the long-term disability benefit varies depending upon the age on date of disability.

76  •  Newmont Mining Corporation 2016 Proxy Statement

Disability Coverage: The value of disability coverage is based on the incremental additional cost to the Company for additional coverage. The 2008 Executive Change of Control Plan generally provides for 3 years of disability coverage for the Named Executive Officers who receive the three times benefit and the 2012 Executive Change of Control Plan does not provide for disability benefits continuation.

2015 Performance Bonuses: All amounts shown for Bonuses include Corporate Performance Bonuses, Personal Bonuses, Performance Leveraged Stock Unit bonuses, Restricted Stock Unit bonuses and are calculated at target level for 2015 performance.

Accelerated Vesting of Restricted Stock: The amounts shown assume vesting as of December 31, 2015, of restricted stock units at the December 31, 2015, closing price of $17.99. The amounts shown do not include any vested stock awards.

Performance Leverage Stock Unit Bonus: The amounts shown for the Performance Leveraged Stock Unit Bonus in the event of a Change of Control assume target payout and a stock price of $17.99, the December 31, 2015, closing price, because there is no change of control price to determine actual payout, as contemplated by the PSU program.

Restricted Stock Unit Bonus: The amounts shown for the Restricted Stock Unit Bonus in the event of termination following a change of control represent the target bonus granted upon a change of control for the year of the change of control in the form of restricted stock units that are then subject to a vesting period beginning with one-third vesting the following January 1 and the following two-thirds each vesting with the two anniversaries after the initial vesting. The vesting accelerates upon a termination of employment after a change of control. The figures shown represent target payout and a stock price of $17.99, the December 31, 2015, closing price.

Incremental Non-Qualified Pension: The amounts shown as Incremental Non-Qualified Pension are based on three additional years of service credit following termination of employment in the case of change of control for those Named Executive Officers who participate in the 2008 Executive Change of Control Plan. All amounts payable are based upon the same assumptions and plan provisions used in the Summary Compensation Table and Pension Benefits Table, except that the Termination After Change of Control calculation does not include a present value discount.

Health Care Benefits: The value of health care benefits disclosed below is based on the incremental additional cost to the Company for the length of coverage specified in the Executive Severance Plan of Newmont, the Executive Change of Control Plans or Disability Plan, except that for Change of Control, the amount is determined without any present value discount.

Life Insurance: Life insurance coverage and proceeds are provided under the terms of the Officers Death Benefit Plan.

280G Tax Gross-Up: The Company adopted an Executive Change of Control Plan in 2012 that eliminates a 280G tax gross-up, and provides for the payment of the higher of the change of control payment with the application of the excise tax imposed by Section 4999 of the Code, or a reduced change of control payment to an amount at which the excise tax does not apply. For named Executive Officers eligible for benefits under the 2008 Change of Control Plan (which has been frozen to new participants as of January 1, 2012), the Company has agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income taxes and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G taxes, if payment to an individual beneficiary exceeds 110% of the safe harbor under Section 4999. If the payment to the individual does not exceed 110% of the safe harbor under Section 4999, the change of control benefit will be reduced to fall within the safe harbor, rather than providing an excise tax gross-up. Any 280G tax gross-up amounts reflected in the tables below assume that the executive is entitled to a full reimbursement by the Company of any (a) excise taxes that are imposed on the executive as a result of the change of control, (b) any income and excise taxes imposed on the executive as a result of the Company’s reimbursement of the excise tax amount, and (c) any additional income taxes and excise taxes that are imposed on the executive as a result of the Company’s reimbursement to the executive for any excise or income taxes. The calculation of the 280G gross-up amount in the tables below is based upon a 280G excise tax rate of 20%, a 39.6% federal income tax rate, a 2.35% Medicare tax rate and a 4.63% state income tax rate. For purposes of the Section 280G calculation, it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a non-competition agreement. For any employee hired or promoted into an executive position after January 1, 2012, the Company does not provide a 280G tax gross-up benefit.

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The following tables describe the estimated potential payments upon termination or change of control of the Company for the Named Executive Officers. The amounts shown assume that the termination or change of control occurred on December 31, 2015. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS ON TERMINATION

	Termination Not For Cause ($)	Change of Control ($)	Termination After Change of Control ($)	Death ($)	Disability ($)
Gary Goldberg
Base Benefit	$2,300,000	—	—	—	—
Bonus (Corporate Performance and Personal)	$1,703,674	$1,703,674	—	$1,703,674	$1,703,674
Restricted Stock Unit Bonus	—	—	$1,833,325	—	—
Performance Leveraged Stock Unit Bonus	$4,075,167	$4,075,167	$3,020,179	$4,075,167	$4,075,167
Change of Control Payment	—	—	$10,388,718	—	—
Accelerated Vesting of Restricted Stock Units	$936,380	—	$2,376,731	$2,376,731	$2,376,731
Incremental Non-Qualified Pension	—	—	$2,143,174	—	—
Health Care Benefits and Life Insurance Coverage	$64,689	—	$125,390	—	—
Life Insurance Proceeds	—	—	—	$3,450,000	—
Disability Coverage	—	—	$4,217	—	—
Outplacement Services	$14,850	—	$14,850	—	—
280G Tax Gross-Up	—	—	$12,991,815	—	—
Total	$9,094,760	$5,778,841	$32,898,399	$11,605,572	$8,155,572
Laurie Brlas
Base Benefit	$991,667	—	—	—	—
Bonus (Corporate Performance and Personal)	$700,000	$700,000	—	$700,000	$700,000
Restricted Stock Unit Bonus	—	—	$874,998	—	—
Performance Leveraged Stock Unit Bonus	$2,140,756	$2,140,756	$1,689,441	$2,140,756	$2,140,756
Change of Control Payment	—	—	$4,200,000	—	—
Accelerated Vesting of Restricted Stock Units	$402,112	—	$1,190,776	$1,358,137	$1,358,137
Incremental Non-Qualified Pension	—	—	—	—	—
Health Care Benefits and Life Insurance Coverage	$41,979	—	$44,558	—	—
Life Insurance Proceeds	—	—	—	$2,100,000	—
Disability Coverage	—	—	$2,109	—	—
Outplacement Services	$9,990	—	$9,990	—	—
280G Tax Gross-Up	—	—	—	—	—
Total	$4,286,504	$2,840,756	$8,011,872	$6,298,893	$4,198,893
Randy Engel
Base Benefit	$923,738	—	—	—	—
Bonus (Corporate Performance and Personal)	$550,690	$550,690	—	$550,690	$550,690
Restricted Stock Unit Bonus	—	—	$615,834	—	—
Performance Leveraged Stock Unit Bonus	$1,357,561	$1,357,561	$1,011,344	$1,357,561	$1,357,561
Change of Control Payment	—	—	$4,440,675	—	—
Accelerated Vesting of Restricted Stock Units	$311,767	—	$794,151	$878,740	$878,740
Incremental Non-Qualified Pension	—	—	$3,594,918	—	—
Health Care Benefits and Life Insurance Coverage	$42,053	—	$88,033	—	—
Life Insurance Proceeds	—	—	—	$1,847,475	—
Disability Coverage	—	—	$4,217	—	—
Outplacement Services	$14,850	—	$14,850	—	—
280G Tax Gross-Up	—	—	$5,711,911	—	—
Total	$3,200,659	$1,908,251	$16,275,933	$4,634,466	$2,786,991

78  •  Newmont Mining Corporation 2016 Proxy Statement

POTENTIAL PAYMENTS ON TERMINATION, CONTINUED

	Termination Not For Cause ($)	Change of Control ($)	Termination After Change of Control ($)	Death ($)	Disability ($)
Stephen Gottesfeld
Base Benefit	$750,000	—	—	—	—
Bonus (Corporate Performance and Personal)	$425,000	$425,000	—	$425,000	$425,000
Restricted Stock Unit Bonus	—	—	$450,002	—	—
Performance Leveraged Stock Unit Bonus	$797,964	$797,964	$746,135	$797,964	$797,964
Change of Control Payment	—	—	$3,327,579	—	—
Accelerated Vesting of Restricted Stock Units	$233,222	—	$589,514	$589,514	$589,514
Incremental Non-Qualified Pension	—	—	$2,281,381	—	—
Health Care Benefits and Life Insurance Coverage	$41,195	—	$86,251	—	—
Life Insurance Proceeds	—	—	—	$1,500,000	—
Disability Coverage	—	—	$4,217	—	—
Outplacement Services	$14,850	—	$14,850	—	—
280G Tax Gross-Up	—	—	$4,273,362	—	—
Total	$2,262,231	$1,222,964	$11,773,291	$3,312,478	$1,812,478
Chris Robison(1)
Base Benefit	—	—	—	—	—
Bonus (Corporate Performance and Personal)	—	$976,305	—	$976,305	$976,305
Restricted Stock Unit Bonus	—	—	$933,339	—	—
Performance Leveraged Stock Unit Bonus	—	$1,111,566	$555,819	$926,305	$926,305
Change of Control Payment	—	—	$5,328,915	—	—
Accelerated Vesting of Restricted Stock Units	—	—	$1,009,005	$1,009,005	$1,009,005
Incremental Non-Qualified Pension	—	—	—	—	—
Health Care Benefits and Life Insurance Coverage	—	—	$30,302	—	—
Life Insurance Proceeds	—	—	—	$2,400,000	—
Disability Coverage	—	—	$2,109	—	—
Outplacement Services	—	—	$9,990	—	—
280G Tax Gross-Up	—	—	—	—	—
Total	—	$2,087,871	$7,869,479	$5,311,615	$2,911,615

(1)	Pursuant to the terms of his offer letter, Mr. Robison is not eligible for benefits under the Executive Severance Plan of Newmont.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors and holders of greater than 10% of the Company’s outstanding common stock to file initial reports of their ownership of the Company’s equity securities and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with in 2015, except for Stephen Gottesfeld, who inadvertently failed to report on a timely basis an acquisition of common shares relating to employee PSU award vesting pursuant to Newmont’s Stock Incentive Compensation Plan due to an administrative error. The transaction was subsequently reported on Form 4 within two business days of the deadline.

Newmont Mining Corporation 2016 Proxy Statement   •  79

Proposal No. 2 — Ratify Appointment of

Auditors

The Audit Committee of the Board of Directors (the “Audit Committee”) of Newmont Mining Corporation and its subsidiaries (“Newmont” or the “Company”) evaluates the selection of independent auditors each year and has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm retained to audit the Company’s consolidated financial statements. In accordance with its commitment to sound corporate governance practices, the Audit Committee reviews whether it is in the Company’s best interests to rotate the Company’s independent registered public accounting firm (“independent auditor”).

In 2014, following over ten years of continuous service by PricewaterhouseCoopers LLP (“PwC”), the Audit Committee engaged in a competitive review process in connection with the selection of the Company’s independent auditor for the fiscal year ending December 31, 2015. The Audit Committee and its Chair were also directly involved with the selection of the new lead engagement partner and the negotiation of audit fees. As a result of this process, the Audit Committee determined that EY would be appointed as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2015. As such, in June 2014, the Company informed EY and PwC of the Audit Committee’s decision. Following completion of independence and certain approval procedures, EY was formally engaged in September 2014 as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, which was ratified by the Company’s stockholders at the 2015 Annual Meeting. Upon issuing their audit opinion, PwC has completed their audit work as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The report of PwC on the Company’s consolidated financial statements for the years ended December 31, 2014 and 2013, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified. During the years ended December 31, 2014, and 2013, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in its report on the consolidated financial statements for such year.

As a matter of good corporate governance, the Board and the Audit Committee submit the selection of the independent audit firm to our stockholders for ratification in connection with the 2016 Annual Meeting. If the selection of EY is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm in light of that vote result.

We expect that a representative of EY will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF EY AS NEWMONT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016.

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INDEPENDENT AUDITORS FEES

EY billed the following fees in 2015 and PwC billed the following fees in 2014 for professional services rendered to Newmont:

	2015	2014

Audit Fees(1)	$5,269,315	$5,477,000

Audit-Related Fees(2)	—	$67,709

Tax Fees(3)	$300,649	—

All Other Fees(4)	—	$18,720

Total(5)	$5,569,964	$5,563,429

(1)

Audit Fees were primarily for professional services rendered for the audits of the consolidated financial statements and internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of documents filed with the SEC, consents, comfort letters and financial accounting and reporting consultations.

(2)	Primarily relates to fees paid to PwC in 2014 for annual agreed-upon procedures at our subsidiaries pursuant to local statutory requirements.

(3)	Tax Fees were for professional services related to general tax consultation, tax advisory, tax compliance and international tax matters.

(4)	For 2014, represents training and software licensing fees paid to PwC.

(5)

The audit committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accounting firm. For 2014, the above fees do not include fees paid to PwC by Newmont’s minority shareholders for work performed on their behalf of $142,500 for 2014 in Peru and Indonesia.

The Audit Committee has established procedures for engagement of the Company’s independent registered public accounting firm to perform services other than audit, review and attest services.

In order to safeguard the independence of the Company’s independent registered public accounting firm, for each engagement to perform such non-audit service, (a) management and EY affirm to the Audit Committee that the proposed non-audit service is not prohibited by applicable laws, rules or regulations; (b) management describes the reasons for hiring EY to perform the services; and (c) EY affirms to the Audit Committee that it is qualified to perform the services.

The Audit Committee pre-approves and reviews audit and non-audit services performed by EY as well as the fees charged by EY for such services. The Audit Committee has delegated to its Chair its authority to pre-approve such services in limited circumstances, and any such pre-approvals are reported to the Audit Committee at its next regular meeting and ratified. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. All services provided by EY in 2015 were permissible under applicable laws, rules and regulations and were pre-approved by the Audit Committee in accordance with its procedures. The Audit Committee considered the amount of non-audit services provided by EY in assessing its independence.

For additional information concerning the Audit Committee and its activities with EY, see “Corporate Governance” and “Report of the Audit Committee” in this Proxy Statement.

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Report of the Audit Committee

The Audit Committee of the Board of Directors is composed entirely of Directors who are not officers or employees of the Company or any of its subsidiaries, and are independent, as defined in the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. The Committee has adopted a Charter that describes its responsibilities in detail. The Charter is available on the Company’s website at http://www.newmont.com/about-us/governance-and-ethics/board-and-committee-governance/.

The primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations, and ethics rests with the management of the Company. The Committee’s primary purpose is to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, the independent auditor’s selection, retention, qualifications, objectivity and independence, and the performance of the Company’s internal audit function. The Committee reviews the financial information that will be provided to the stockholders and others, the systems of internal controls that management and the Board have established, and the audit process. Additional information about the Committee’s role in corporate governance can be found in the Committee’s Charter.

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP (“EY”), the Company’s independent auditors, the audited financial statements of the Company for the fiscal year ended December 31, 2015. Management has affirmed to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has also reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with EY the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has received the disclosure and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed EY’s independence with them.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Submitted by the following members of the Audit Committee of the Board of Directors:

Noreen Doyle, Chair

Bruce R. Brook

J. Kofi Bucknor

Julio M. Quintana

82  •  Newmont Mining Corporation 2016 Proxy Statement

Proposal No. 3 — To Approve, on an

Advisory Basis, the Compensation of the Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010, an advisory vote on the frequency of stockholders votes on executive compensation was conducted in connection with the 2011 Annual Meeting of Stockholders. The Board recommended, and our stockholders agreed, that the advisory vote on executive compensation be held on an annual basis. Accordingly, we are asking stockholders to approve on an advisory basis, the compensation of our Named Executive Officers as described in the “Compensation Discussion and Analysis,” the compensation tables and related narrative discussion included in this Proxy Statement. This Proposal No. 3, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2015 executive compensation programs and policies and the compensation paid to the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this Proxy Statement.

This proposal allows our stockholders to express their opinions regarding the decisions of the Leadership Development and Compensation Committee (the “LDCC”) on the prior year’s annual compensation to the Named Executive Officers. Because your vote on this proposal is advisory, it will not be binding on us, the Board or the LDCC. However, your advisory vote will serve as an additional tool to guide the Board and the LDCC in continuing to improve the alignment of the Company’s executive compensation programs with the interests of the Company and its stockholders, and is consistent with our commitment to high standards of corporate governance.

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Act of 1933, as amended, including the “Compensation Discussion and Analysis,” compensation tables and related-narrative discussion in this 2015 Proxy Statement, is hereby APPROVED.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION FOR THE REASONS OUTLINED BELOW.

The Company has historically received strong support from stockholders in favor of Say-on-Pay. For the past four years, our “vote in favor” results have been 93% or greater (excluding abstentions).

While our historical results indicate strong support for Newmont’s Officer compensation, the LDCC continues to review our executive compensation structure to increase its effectiveness and further align with stockholder interests in light of changing industry dynamics. To further ensure alignment with stockholder interests, over the last year we have engaged with our largest investors with the intent of clarifying our programs, governance and performance, obtaining feedback to be considered in designing our compensation programs, and continuing open dialogue to foster regular communication in support of aligning with their interests. We will continue this practice as a critical component of our annual governance review process.

Based upon this process and the leadership of the LDCC, executive compensation is highly aligned to company performance and shareholder experience. See the Executive Summary of the “Compensation Discussion and Analysis” for a review of 2015 Company performance and its correlation to CEO compensation.

Before you vote, we urge you to read the “Compensation Discussion and Analysis” section found on pages 28 to 61 of this Proxy Statement for additional details on our executive compensation.

Newmont Mining Corporation 2016 Proxy Statement   •  83

Company results on operational, financial and relative stockholder return measures (the “incentive measures”) have a direct link to our incentive compensation plans, which comprise the majority of executive compensation. We believe our incentive measures are key drivers for business results, support sustained long-term performance, and promote stockholder alignment as shown in our executive compensation structure below.

Newmont’s Executive Compensation Structure—

Portfolio of Leadership Measures

(percentages reflect mix of target compensation for the CEO)

•	Pay for performance. Our structure emphasizes compensation elements that reward performance on measures that align closely with business success, underscoring our pay-for-performance philosophy;

•

Long-term equity compensation. Long-term equity compensation is designed to align the interests of our executive officers with those of our stockholders by rewarding management for financial, share price and relative share price performance — with restricted stock units and performance-leverage stock units vesting over multi-year periods. These stock-based long-term incentives represent the largest component of pay, in order to encourage sustained long-term performance and ensure alignment with stockholders’ interests;

•

Total cash compensation tied to performance. Cash awards for the corporate performance bonus based upon defined performance metrics of safety, profitability, cash sustaining costs, project cost and execution, and reserves and resource mineralization additions, in order to support annual operating and financial performance. Cash awards for the personal bonus are based upon measures and objectives approved in advance by the LDCC, which are designed to reward achievement of individual objectives to support current initiatives, long-term sustainability and Company performance;

•

At-risk compensation. A significant portion of our executive compensation is performance-based or “at-risk.” We believe that the proportion of at-risk, performance-based compensation should rise as an employee’s level of responsibility increases. As such, our Chief Executive Officer and other executive officers have a higher percentage of at-risk compensation relative to other employees, because our officers have the greatest influence on Company performance. For our Named Executive Officers, all compensation components (excluding base salary) are at-risk, meaning designed to drive performance within the control of management, and/or align management with long-term performance and stockholder interest; and

•	Balanced approach. We believe that the mix and structure of compensation strikes the appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking.

84  •  Newmont Mining Corporation 2016 Proxy Statement

We encourage you to read the “Compensation Discussion and Analysis – Executive Summary” for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our Named Executive Officers, and our 2015 Annual Report on Form 10-K under the heading “Management’s Discussion and Analysis” for additional information regarding the Company’s financial performance.

For the reasons outlined above, we believe that our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking you to endorse our executive compensation program by voting for the above resolution.

Newmont Mining Corporation 2016 Proxy Statement   •  85

Other Matters

The Board of Directors does not intend to bring other matters before the Annual Meeting, except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment. Additional information about Newmont, including its Annual Report on Form 10-K, is available through the Company’s website, at www.newmont.com.

86  •  Newmont Mining Corporation 2016 Proxy Statement

ANNEX A

NON-GAAP COMPENSATION MEASURES

2015 Corporate Performance Bonus EBITDA

Management of the Company uses Corporate Performance Bonus Adjusted Earnings before interest, taxes and depreciation and amortization (CPB EBITDA) to evaluate the Company’s performance for compensation purposes in connection with the calculation of the Corporate Performance Bonus results. Under the program, CPB EBITDA may be adjusted for one-time accounting items such as asset sales and impairments and for certain commodity and currency impacts as compared to the previously approved annual budget plan which are not in management’s control. CPB EBITDA differs from what is reported under accounting principles generally accepted in the U.S. Further to the discussion of this metric in the Company’s 2016 Proxy Statement, a reconciliation of CPB EBITDA for the year-ended December 31, 2015 appears below.

Year Ended December 31, 2015(1)
Net income (loss) attributable to Newmont stockholders	$ 220
Net income (loss) attributable to noncontrolling interests	84
Loss (income) from discontinued operations	(27)
Equity loss (income) of affiliates	45
Income and mining tax expense (benefit)	644
Depreciation and amortization	1,239
Interest expense, net of capitalized interest	325
EBITDA	$2,530
CPB Related Adjustments[2]:	107
SSU ADJUSTED EBITDA	$2,637

(1)	Dollars in table above are represented in millions.

(2)	CPB related adjustments include exclusion of gain/loss from acquisitions and divestitures, marketable security impairments, unplanned reclamation accrual, and impairments for workers participation.

Investors are cautioned that CPB EBITDA is considered a compensation-related measure by management and should not be confused with the Company’s EBITDA or Adjusted EBITDA reported and reconciled in the Company’s Form 10-K under the heading “Part II – Item 7 – MD&A – Non-GAAP Financial Measures” and which are also set forth below in this Annex A. Management of the Company uses EBITDA and EBITDA adjusted for non-core or unusual items (Adjusted EBITDA) as non-GAAP measures to evaluate the Company’s operating performance. EBITDA and Adjusted EBITDA are non-U.S. GAAP measures. EBITDA, Adjusted EBITDA or CPB EBITDA do not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by GAAP, and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by GAAP. These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Newmont Mining Corporation 2016 Proxy Statement   •  A-1

2014 SSU ADJUSTED EBITDA

In 2014, management of the Company used SSU Adjusted Earnings before interest, taxes and depreciation and amortization (“2014 SSU Adjusted EBITDA”) to evaluate the Company’s performance for compensation purposes in connection with the calculation of Strategic Stock Unit awards. Under the program, 2014 SSU Adjusted EBITDA was adjusted for one-time accounting items such as asset sales and impairments and for certain commodity and currency impacts as compared to the previously approved annual budget plan which are not in management’s control. 2014 SSU Adjusted EBITDA differed from what is reported under accounting principles generally accepted in the U.S. The reconciliation of SSU Adjusted EBITDA for the year-ended December 31, 2014 appears below.

Year Ended December 31, 2014(1)
Net income (loss) attributable to Newmont stockholders	$ 508
Net income (loss) attributable to noncontrolling interests	(179)
Loss (income) from discontinued operations	40
Equity loss (income) of affiliates	4
Income and mining tax expense (benefit)	133
Depreciation and amortization	1,229
Interest expense, net of capitalized interest	361
EBITDA	$2,096
2014 Budget Plan Related Adjustments:
Metal prices, diesel costs and foreign currency assumptions(2)	$194
Asset sales(3)	(48)
SSU ADJUSTED EBITDA Plan Target	$2,242
(1)	Dollars in table above are represented in millions.

(2)	Assumption adjustments relate to gold and copper price, diesel costs and foreign currency impacts that are not within management’s control.

(3)	Asset sales reflect changes as compared to budget plans due to the impact of the Midas, Jundee and La Herradura divestures.

As reported in the Company’s 2015 Proxy Statement, the 2014 SSU Adjusted EBITDA performance was 95.8% of target resulting in a 91.5% SSU award. The chart below shows the results for the SSU award for 2014.

2014 SSU EBITDA Plan Target[1] (A)	2014 SSU Adj. EBITDA Performance[1] (B)	Percent of Target Achievement[3] (C) = (B/A)	Percent Above (Below) Target[3] (D) = (C)—100%	SSU Performance Multiplier[2] (E)	SSU Payout Percentage[3] (F) = 100%+(D*E)
$2,242	$2,147	95.8%	-4.2%	2	91.5%

(1)	In millions; adjusted for various factors including gold and copper prices.

(2)	For performance from threshold up to and including target, the multiplier is 2. For performance from target to the cap, the multiplier is 4.

(3)	Percentages are rounded to the nearest one-tenth of a percent.

Like with CPB EBITDA, investors are reminded that 2014 SSU Adjusted EBITDA was considered a compensation-related measure by management and should not be confused with the Company’s EBITDA or Adjusted EBITDA reported and reconciled in the Company’s Form 10-K for the period.

NON-GAAP FINANCIAL MEASURES

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by GAAP. These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

For additional information, see Company’s Form 10-K under the heading “Part II – Item 7 – MD&A – Non-GAAP Financial Measures.”

A-2  •  Newmont Mining Corporation 2016 Proxy Statement

Adjusted net income (loss)

Management of the Company uses Adjusted net income (loss) to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of Adjusted net income (loss) allows investors and analysts to understand the results of the continuing operations of the Company and its direct and indirect subsidiaries relating to the production and sale of minerals, by excluding certain items that have a disproportionate impact on our results for a particular period. The net income (loss) adjustments are presented net of tax generally at the Company’s statutory effective tax rate of 35% and net of our partners’ noncontrolling interests when applicable. The corollary impact of the adjustments through the Company’s Valuation allowance is shown separately. The tax valuation allowance adjustment includes items such as foreign tax credits, alternative minimum tax credits, capital losses and disallowed foreign losses. Management’s determination of the components of Adjusted net income (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Newmont stockholders is reconciled to Adjusted net income (loss) as follows:

	Years Ended December 31,
	2015	2014
Net income (loss) attributable to Newmont stockholders	$220	$508
Loss (income) from discontinued operations(1)	(27)	40
Impairment of investments(2)	74	15
Impairment of long-lived assets(3)	22	11
Restructuring and other(4)	17	21
Acquisition costs(5)	12	—
Loss (gain) on asset and investment sales(6)	(69)	(54)
Gain on deconsolidation of TMAC(7)	(49)	—
Reclamation charges(8)	94	10
Ghana Investment Agreement(9)	18	—
Abnormal production costs at Batu Hijau(10)	—	28
Tax adjustments(11)	195	(34)
Adjusted net income (loss)	$507	$545

(1)	Loss (income) from discontinued operations is presented net of tax $11 and $(18) expense (benefit), respectively.

(2)	Impairment of investments is presented net of tax $(41) and $(6) expense (benefit), respectively.

(3)

Impairment of long-lived assets is presented net of tax $(20) and $(6) expense (benefit), respectively and amounts attributed to noncontrolling interest income (expense) of $(14) and $(9), respectively.

(4)	Restructuring and other is presented net of tax $(12) and $(13) expense (benefit), respectively and amounts attributed to noncontrolling interest income (expense) of $(5) and $(6), respectively.

(5)	Acquisition costs are presented net of tax $(7) and $- expense (benefit), respectively.

(6)	Loss (gain) on asset and investment sales are presented net of tax $49 and $72 expense (benefit), respectively.

(7)	Gain on deconsolidation of TMAC is presented net of tax $27, and $- expense (benefit), respectively.

(8)	Reclamation charges are presented net of tax $(51) and $(5) expense (benefit), respectively.

(9)	Ghana investment agreement is presented net of tax $(9) and $- expense (benefit), respectively.

(10)

Abnormal production cost at Batu Hijau is presented net of tax $- and $32 expense (benefit), respectively and amounts attributed to noncontrolling interest income (expense) of $- and $30, respectively.

(11)	Tax adjustments include movements in tax valuation allowance and tax adjustments not related to current period earnings.

Newmont Mining Corporation 2016 Proxy Statement   •  A-3

Earnings Before Interest, Taxes, Depreciation and Amortization, and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

Management uses Earnings before interest, taxes and depreciation and amortization (“EBITDA”) and EBITDA adjusted for non-core or certain items that have a disproportionate impact on our results for a particular period (“Adjusted EBITDA”) as non-GAAP measures to evaluate the Company’s operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be considered an alternative to, net earnings (loss), operating earnings (loss), or cash flow from operations as those terms are defined by GAAP, and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Although Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements by other companies, our calculation of Adjusted EBITDA is not necessarily comparable to such other similarly titled captions of other companies. The Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. Management’s determination of the components of Adjusted EBITDA are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Newmont stockholders is reconciled to EBITDA and Adjusted EBITDA as follows:

	Years Ended December 31,
	2015	2014
Net income (loss) attributable to Newmont stockholders	$220	$508
Net income (loss) attributable to noncontrolling interests	84	(179)
Loss (income) from discontinued operations	(27)	40
Equity loss (income) of affiliates	45	4
Income and mining tax expense (benefit)	644	133
Depreciation and amortization	1,239	1,229
Interest expense, net of capitalized interest	325	361
EBITDA	$2,530	$2,096
Adjustments:
Impairment of investments	$115	$21
Impairment of long-lived assets	56	26
Restructuring and other	34	40
Acquisitions costs	19	—
Gain on deconsolidation of TMAC	(76)	—
Loss (gain) on asset and investment sales	(118)	(126)
Abnormal production costs at Batu Hijau	—	53
Ghana Investment Agreement	27	—
Reclamation charges	145	15
Adjusted EBITDA	$2,732	$2,125

A-4  •  Newmont Mining Corporation 2016 Proxy Statement

Free Cash Flow

Management uses Free Cash Flow as a non-GAAP measure to analyze cash flows generated from operations. Free Cash Flow is Net cash provided from operations plus Net cash used for discontinued operations less Additions to property, plant and mine development as presented on the Statement of Cash Flows. The Company believes Free Cash Flow is also useful as one of the bases for comparing the Company’s performance with its competitors. Although Free Cash Flow and similar measures are frequently used as measures of cash flows generated from operations by other companies, the Company’s calculation of Free Cash Flow is not necessarily comparable to such other similarly titled captions of other companies.

The presentation of non-GAAP Free Cash Flow is not meant to be considered in isolation or as an alternative to net income as an indicator of the Company’s performance, or as an alternative to cash flows from operating activities as a measure of liquidity as those terms are defined by GAAP, and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. The Company’s definition of Free Cash Flow is limited in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, the Company believes it is important to view Free Cash Flow as a measure that provides supplemental information to the Company’s Statements of Consolidated Cash Flows.

The following table sets forth a reconciliation of Free Cash Flow, a non-GAAP financial measure, to net cash provided from operations, which the Company believes to be the GAAP financial measure most directly comparable to Free Cash Flow, as well as information regarding net cash used in investing activities and net cash used in financing activities.

	Years Ended December 31,
	2015	2014
Net cash provided by operating activities	$2,145	$1,438
Plus: Net cash used in discontinued operations	12	13
Net cash provided by continuing operating activities	2,157	1,451
Less: Additions to property, plant and mine development	(1,401)	(1,110)
Free Cash Flow	$756	$341
Net cash provided by (used in) investing activities(1)	$(2,041)	$(507)
Net cash provided by (used in) financing activities	$296	$(65)

(1)	Net cash provided by (used in) investing activities includes Additions to property, plant and mine development, which is included in the Company’s computation of Free Cash Flow.

All-In Sustaining Costs

Newmont has worked to develop a metric that expands on GAAP measures such as cost of goods sold and non-GAAP measures, such as costs applicable to sales per ounce, to provide visibility into the economics of our mining operations related to expenditures, operating performance and the ability to generate cash flow from operations.

Current GAAP-measures used in the mining industry, such as cost of goods sold, do not capture all of the expenditures incurred to discover, develop, and sustain gold production. Therefore, we believe that all-in sustaining costs is a non-GAAP measure that provides additional information to management, investors, and analysts that aid in the understanding of the economics of our operations and performance compared to other producers and in the investor’s visibility by better defining the total costs associated with production.

All-in sustaining cost (AISC) amounts are intended to provide additional information only and do not have any standardized meaning prescribed by GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP. Other companies may calculate these measures differently as a result of differences in the underlying accounting principles, policies applied and in accounting frameworks such as in International Financial Reporting Standards (IFRS), or by reflecting the benefit from selling non-gold metals as a reduction to AISC. Differences may also arise related to definitional differences of sustaining versus development capital activities based upon each company’s internal policies.

Newmont Mining Corporation 2016 Proxy Statement   •  A-5

The following disclosure provides information regarding the adjustments made in determining the all-in sustaining costs measure:

Cost Applicable to Sales—Includes all direct and indirect costs related to current gold production incurred to execute the current mine plan. Costs Applicable to Sales (CAS) includes by-product credits from certain metals obtained during the process of extracting and processing the primary ore-body. CAS is accounted for on an accrual basis and excludes Amortization and Reclamation and remediation, which is consistent with our presentation of CAS on the Statement of Consolidated Income. In determining AISC, only the CAS associated with producing and selling an ounce of gold is included in the measure. Therefore, the amount of gold CAS included in AISC is derived from the CAS presented in the Company’s Statement of Consolidated Income less the amount of CAS attributable to the production of copper at our Phoenix, Boddington and Batu Hijau mines. The copper CAS at those mine sites is disclosed in Note 3 – Segments that accompanies the Consolidated Financial Statements. The allocation of CAS between gold and copper at the Phoenix, Boddington and Batu Hijau mines is based upon the relative sales percentage of copper and gold sold during the period.

Remediation Costs—Includes accretion expense related to asset retirement obligations (ARO) and the amortization of the related Asset Retirement Cost (ARC) for the Company’s operating properties recorded as an ARC asset. Accretion related to ARO and the amortization of the ARC assets for reclamation and remediation do not reflect annual cash outflows but are calculated in accordance with GAAP. The accretion and amortization reflect the periodic costs of reclamation and remediation associated with current gold production and are therefore included in the measure. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix, Boddington and Batu Hijau mines.

Advanced Projects and Exploration—Includes incurred expenses related to projects that are designed to increase or enhance current gold production and gold exploration. We note that as current resources are depleted, exploration and advance projects are necessary for us to replace the depleting reserves or enhance the recovery and processing of the current reserves. As this relates to sustaining our gold production, and is considered a continuing cost of a mining company, these costs are included in the AISC measure. These costs are derived from the Advanced projects, research and development and Exploration amounts presented in the Company’s Statement of Consolidated Income less the amount attributable to the production of copper at our Phoenix, Boddington and Batu Hijau mines. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Batu Hijau, Boddington and Phoenix mines.

General and Administrative—Includes cost related to administrative tasks not directly related to current gold production, but rather related to support our corporate structure and fulfilling our obligations to operate as a public company. Including these expenses in the AISC metric provides visibility of the impact that general and administrative activities have on current operations and profitability on a per ounce basis.

Other Expense, net—Includes costs related to regional administration and community development to support current gold production. We exclude certain exceptional or unusual expenses from Other expense, net, such as restructuring, as these are not indicative to sustaining our current gold operations. Furthermore, this adjustment to Other expense, net is also consistent with the nature of the adjustments made to Net income (loss) as disclosed in the Company’s non-GAAP financial measure Adjusted net income (loss). The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Phoenix, Boddington and Batu Hijau mines.

Treatment and Refining Costs—Includes costs paid to smelters for treatment and refining of our concentrates to produce the salable metal. These costs are presented net as a reduction of Sales.

A-6  •  Newmont Mining Corporation 2016 Proxy Statement

Sustaining Capital—We determined sustaining capital as those capital expenditures that are necessary to maintain current gold production and execute the current mine plan. Capital expenditures to develop new operations, or related to projects at existing operations where these projects will enhance gold production or reserves, are considered development. We determined the breakout of sustaining and development capital costs based on a systematic review of our project portfolio in light of the nature of each project. Sustaining capital costs are relevant to the AISC metric as these are needed to maintain the Company’s current gold operations and provide improved transparency related to our ability to finance these expenditures from current operations. The allocation of these costs to gold and copper is determined using the same allocation used in the allocation of CAS between gold and copper at the Batu Hijau, Boddington and Phoenix mines.

Year Ended December 31, 2015	Costs Applicable to Sales(1)(2)(3)	Remediation Costs(4)	Advanced Projects and Exploration	General and Administrative	Other Expense, Net(5)	Treatment and Refining Costs	Sustaining Capital(6)	All-In Sustaining Costs	Ounces (000)/ Pounds (millions) Sold	All-In Sustaining Costs per oz/lb
GOLD
Carlin	$788	$4	$16	$—	$9	$—	$188	$1,005	886	$1,134
Phoenix	163	4	2	—	3	8	15	195	199	980
Twin Creeks	246	4	8	—	4	—	47	309	473	653
CC&V(7)	44	2	3	—	—	—	7	56	82	683
Other North America	—	—	30	—	3	—	8	41	—	—
North America	1,241	14	59	—	19	8	265	1,606	1,640	979
Yanacocha	555	97	37	—	27	—	97	813	924	880
Other South America	—	—	46	—	6	—	—	52	—	—
South America	555	97	83	—	33	—	97	865	924	936
Boddington	569	9	2	—	1	24	47	652	816	799
Tanami	223	3	7	—	3	—	78	314	434	724
Waihi(8)	54	2	3	—	1	—	3	63	116	543
Kalgoorlie	272	5	3	—	1	5	21	307	318	965
Batu Hijau	274	9	3	1	12	39	48	386	625	618
Other Asia Pacific	—	—	5	2	29	—	6	42	—	—
Asia Pacific	1,392	28	23	3	47	68	203	1,764	2,309	764
Ahafo	204	7	24	—	4	—	57	296	332	892
Akyem	205	6	8	—	7	—	44	270	472	572
Other Africa	—	—	2	—	9	—	—	11	—	—
Africa	409	13	34	—	20	—	101	577	804	718
Corporate and Other	—	—	84	179	12	—	10	285	—	—
Total Gold	$3,597	$152	$283	$182	$131	$76	$676	$5,097	5,677	$898
COPPER
Phoenix	$91	$3	$1	$—	$1	$3	$9	$108	47	$2.30
Boddington	140	2	1	—	—	15	11	169	82	2.06
Batu Hijau	484	18	4	1	9	92	50	658	460	1.43
Asia Pacific	624	20	5	1	9	107	61	827	542	1.53
Total Copper	$715	$23	$6	$1	$10	$110	$70	$935	589	$1.59
Consolidated	$4,312	$175	$289	$183	$141	$186	$746	$6,032

(1)	Excludes Depreciation and amortization and Reclamation and remediation.

(2)	Includes by-product credits of $73.

(3)	Includes stockpile and leach pad inventory adjustments of $116 at Carlin, $14 at Twin Creeks, $77 at Yanacocha and $19 at Boddington.

(4)	Remediation costs include operating accretion of $76 and amortization of asset retirement costs of $88.

(5)	Other expense, net is adjusted for restructuring and other costs of $34, the Ghana investment agreement payment of $27 and acquisition costs of $19.

(6)

Excludes development capital expenditures, capitalized interest, and the increase in accrued capital of $655. The following are major development projects: Merian, Turf Vent Shaft, Long Canyon and the CC&V expansion project.

Newmont Mining Corporation 2016 Proxy Statement   •  A-7

(7)	The Company acquired the CC&V gold mining business on August 3, 2015

(8)	On October 29, 2015, The Company sold the Waihi mine.

Year Ended December 31, 2014	Costs Applicable to Sales(1)(2)(3)	Remediation Costs(4)	Advanced Projects and Exploration	General and Administrative	Other Expense, Net (5)	Treatment and Refining Costs	Sustaining Capital (6)	All-In Sustaining Costs	Ounces (000)/ Pounds (millions) Sold	All-In Sustaining Costs per oz/lb
GOLD
Carlin	$795	$4	$22	$—	$8	$—	$141	$970	905	$1,072
Phoenix	160	3	4	—	3	9	17	196	222	883
Twin Creeks	207	2	5	—	3	—	111	328	400	820
La Herradura (7)	89	2	12	—	—	—	21	124	119	1,042
Other North America	—	—	25	—	6	—	9	40	—	—
North America	1,251	11	68	—	20	9	299	1,658	1,646	1,007
Yanacocha	663	101	32	—	35	—	80	911	966	943
Other South America	—	—	41	—	2	—	—	43	—	—
South America	663	101	73	—	37	—	80	954	966	988
Boddington	585	11	—	—	2	4	69	671	690	972
Tanami	251	4	10	—	2	—	91	358	345	1,038
Jundee (7)	85	5	1	—	2	—	15	108	140	771
Waihi (7)	76	3	7	—	2	—	2	90	131	687
Kalgoorlie	284	4	5	—	1	4	32	330	327	1,009
Batu Hijau	81	3	—	—	4	9	8	105	72	1,458
Other Asia Pacific	—	—	5	3	21	—	6	35	—	—
Asia Pacific	1,362	30	28	3	34	17	223	1,697	1,705	995
Ahafo	249	8	27	—	6	—	92	382	450	849
Akyem	172	3	—	—	8	—	17	200	473	423
Other Africa	—	—	8	—	7	—	—	15	—	—
Africa	421	11	35	—	21	—	109	597	923	647
Corporate and Other	—	—	116	182	31	—	17	346	—	—
Total Gold	$3,697	$153	$320	$185	$143	$26	$728	$5,252	5,240	$1,002
COPPER
Phoenix	$108	$1	$2	$—	$1	$5	$13	$130	46	$2.83
Boddington	158	2	—	—	1	25	18	204	66	3.09
Batu Hijau	494	15	3	1	20	45	51	629	152	4.14
Asia Pacific	652	17	3	1	21	70	69	833	218	3.82
Total Copper	$760	$18	$5	$1	$22	$75	$82	$963	264	$3.65
Consolidated	$4,457	$171	$325	$186	$165	$101	$810	$6,215

(1)	Excludes Depreciation and amortization and Reclamation and remediation.

(2)	Includes by-product credits of $85.

(3)	Includes stockpile and leach pad inventory adjustments of $127 at Carlin, $13 at Phoenix, $15 at Twin Creeks, $75 at Yanacocha, $69 at Boddington and $191 at Batu Hijau.

(4)	Remediation costs include operating accretion of $76 and amortization of asset retirement costs of $95.

(5)	Other expense, net is adjusted for restructuring costs of $40.

(6)

Excludes development capital expenditures, capitalized interest, and the decrease in accrued capital, totaling $300. The following are major development projects: Turf Vent Shaft, Merian, Correnso and Conga.

(7)	On July 1, 2014, the Company sold the Jundee mine. On October 6, 2014, the Company sold its 44% interest in La Herradura. On October 29, 2015, the Company sold the Waihi mine.

A-8  •  Newmont Mining Corporation 2016 Proxy Statement

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on April 20, 2016.
Vote by Internet
• Go to www.envisionreports.com/NEM
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.												+
1.	Election of Directors:	For	Withhold	Abstain		For	Withhold	Abstain		For	Withhold	Abstain

	01 - G.H. Boyce	☐	☐	☐	02 - B.R. Brook	☐	☐	☐	03 - J.K. Bucknor	☐	☐	☐

	04 - V.A. Calarco	☐	☐	☐	05 - J.A. Carrabba	☐	☐	☐	06 - N. Doyle	☐	☐	☐

	07 - G.J. Goldberg	☐	☐	☐	08 - V.M. Hagen	☐	☐	☐	09 - J. Nelson	☐	☐	☐

	10 - J.M. Quintana	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratify Appointment of Independent Registered Public Accounting Firm for 2016.	☐	☐	☐	3.	Approve, on an Advisory Basis, Named Executive Officer Compensation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The Proxy Statement and the 2015 Annual Report to Stockholders are available at:

www.envisionreports.com/NEM

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Newmont Mining Corporation

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 20, 2016.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF NEWMONT MINING CORPORATION

The undersigned, a holder of record shares of common stock, par value $1.60 per share, of Newmont Mining Corporation (the “Corporation”) at the close of business on February 23, 2016 (the “Record Date”), hereby appoints Stephen P. Gottesfeld and Logan Hennessey, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the common stock of the Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at 11:00 a.m. local time on Wednesday, April 20, 2016 at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware, USA, and any adjournment thereof, upon the matters listed on the reverse side hereof.

The proxies cannot vote your shares unless you vote by mail, Internet or telephone. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. To vote by Internet or telephone, please follow the instructions on the reverse side hereof. Your Internet or telephone vote authorizes the proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

THE PROXIES WILL VOTE: (1) AS YOU SPECIFY ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR CHOICE ON A MATTER LISTED ON THE REVERSE SIDE HEREOF, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE UNDERSIGNED HEREBY AUTHORIZES THE PROXIES, IN THEIR DISCRETION, TO VOTE ON ANY OTHER BUSINESS WHICH MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PROXIES CAN ONLY BE GIVEN BY THE CORPORATION’S COMMON STOCKHOLDERS OF RECORD ON THE RECORD DATE. PLEASE SIGN YOUR NAME BELOW EXACTLY AS IT APPEARS ON YOUR STOCK CERTIFICATE(S) ON THE RECORD DATE OR ON THE LABEL AFFIXED HERETO. WHEN THE SHARES OF THE CORPORATION’S COMMON STOCK ARE HELD OF RECORD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT AND THE 2015 ANNUAL REPORT TO STOCKHOLDERS.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)